UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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311 ENTERPRISE DRIVE

PLAINSBORO, NEW JERSEY, 08536

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2017

To the Stockholders of Integra LifeSciences Holdings Corporation:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	5:00 p.m. local time on Tuesday, May 23, 2017

PLACE	Integra LifeSciences Holdings Corporation, 11101 Metric Boulevard, Austin, Texas 78758

ITEMS OF BUSINESS	1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.

3. To approve the Company’s 2018 Performance Incentive Compensation Plan.

4. To approve the Company’s Fourth Amended and Restated 2003 Equity Incentive Plan.

5. To vote on a non-binding resolution to approve the compensation of our named executive officers.

6. To vote on a non-binding Proposal on the frequency of the advisory vote on the compensation of our named executive officers.

7. To act upon any other matters properly coming before the Meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 31, 2017 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 311 Enterprise Drive, Plainsboro, New Jersey.

ANNUAL REPORT	The 2016 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors,

/s/ RICHARD D. GORELICK

Richard D. Gorelick
Corporate Vice President, General Counsel,
Administration and Secretary

Plainsboro, New Jersey

April 17, 2017

If you do not vote your shares on the Election of Directors, your brokerage firm may not vote them for you; your shares will remain unvoted.

Therefore, it is very important that you vote your shares for all proposals, including the Election of Directors (Proposal 1), the approval of the Company’s 2018 Performance Incentive Plan (Proposal 3), the approval of the Company’s Fourth Amended and Restated 2003 Equity Incentive Plan (Proposal 4), the non-binding resolution to approve the compensation of our named executive officers (Proposal 5), and the non-binding proposal on the frequency of the advisory vote on the compensation of our named executive officers (Proposal 6), each of which are viewed as “non-routine” matters for which brokerage firms may not vote for you without your instructions.

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INTEGRA LIFESCIENCES HOLDINGS CORPORATION

311 ENTERPRISE DRIVE

PLAINSBORO, NEW JERSEY 08536

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2017. The proxy statement and annual report to security holders are available on our internet site at

http://investor.integralife.com/financials.cfm

PURPOSE OF MEETING

We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2017 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 5:00 p.m. local time on Tuesday, May 23, 2017 at the Company’s Austin Facility, 11101 Metric Boulevard, Austin, Texas 78758. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 17, 2017.

At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”);

(ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017 (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”);

(iii) the approval of the 2018 performance incentive compensation plan (see “Proposal 3. Approval of 2018 Performance Incentive Compensation Plan”);

(iv) the approval of the fourth amended and restated 2003 equity incentive plan (see “Proposal 4. Approval of The Fourth Amended and Restated 2003 Equity Incentive Plan”);

(v) a non-binding resolution to approve the compensation of our named executive officers (see “Proposal 5. Advisory Vote on Named Executive Officer Compensation”); and

(vi) a non-binding proposal of the frequency of an advisory vote on the compensation of our named executive officers (see “Proposal 6. Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

As of March 31, 2017, the record date for the Meeting, 75,256,383 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our annual meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2017 fiscal year (Proposal 2). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, 3, 4, and 5 you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 4, you may vote to indicate whether you would prefer an advisory vote on executive compensation once every “ONE YEAR”, “TWO YEARS” or “THREE YEARS” or “ABSTAIN”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $8,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors has nominated the following nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Peter J. Arduini, Keith Bradley, Ph.D., Stuart M. Essig, Ph.D., Barbara B. Hill, Lloyd W. Howell, Jr., Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, Christian S. Schade and James M. Sullivan, each of whom are currently directors of the Company.

If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

PETER J. ARDUINI is Integra’s President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses, culminating in leading the global functional imaging business. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. Mr. Arduini serves on the Board of Directors and a member of the audit committee of Bristol-Myers Squibb Company. He serves on the Board of Directors of ADVAMED, the Advanced Medical Technology Association, the Medical Device Innovation Consortium, and the National Italian American Foundation. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management. Mr. Arduini is 52 years old.

KEITH BRADLEY, PH.D., has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley is an adviser to RPH Capital, Canada. He currently serves as a director and member of the compensation committee of SeaSpine Holdings Corporation. In addition, he previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 72 years old.

STUART M. ESSIG, PH.D., is Integra’s Chairman of the Board of Directors. He has been our Chairman since January 2012 and a director since he joined Integra in December 1997. He also served as our Chief Executive Officer from December 1997 until January 2012. In addition, he served as our President from December 1997 until November 2010. He currently serves as Managing Director of Prettybrook Partners LLC. Before joining Integra, Dr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a Managing Director. Dr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired Audit, Compensation and Nominating and Governance Committees and served on the boards of several NASDAQ and NYSE listed companies ranging in size from several hundred million dollars to $20 billion in market capitalization. Dr. Essig currently serves on the Board of Directors of SeaSpine Holdings Corporation, and Owens & Minor, Inc., and as Chairman of the Board of Directors of Breg, Inc. He previously served on the Board of St. Jude Medical Corporation prior to its sale to Abbott Laboratories. He is a founding investor member of Tigerlabs, a Princeton-based business accelerator. He is an Executive in Residence at Cardinal Partners and a Venture Partner at Wellington Partners Advisory AG, both venture capital firms and serves as a Senior Advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. From March 2005 until August 2008, he served on the Board of Directors of Zimmer

Holdings, Inc., and from 1998 to 2002 he served on the Board of Directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED, the Advanced Medical Technology Association. Dr. Essig is also involved in several non-profit charitable organizations, including from time to time having served on the boards of such organizations. Dr. Essig also serves on the Leadership Council, School of Engineering and Applied Sciences, Princeton University, and as a member of the Compensation Committee Chain Advisory Council of the National Association of Corporate Directors (NACD). Dr. Essig received an A.B. degree, and graduated with magna cum laude honors, from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Dr. Essig is 55 years old.

BARBARA B. HILL has been a director of the Company since May 2013. Ms. Hill is currently an Operating Partner of NexPhase Capital, a private equity firm, where she focuses on healthcare related investments and providing strategic operating support for its healthcare portfolio companies. Ms. Hill has served as an Operating Partner of NexPhase Capital since January 2016. Prior to that, Ms. Hill served as an Operating Partner of Moelis Capital Partners, a private equity firm, where she focused on healthcare-related investments and providing strategic operating support for its healthcare portfolio companies. She served as an Operating Partner of Moelis Capital Partners from March 2011 to January 2016. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member as well as a member of the compensation committee of Owens and Minor, a healthcare product distribution company. In addition, Ms. Hill serves as a board member and a member of the compensation committee of Omega Healthcare Investors, Inc., a Maryland real estate investment trust. Until 2017, Ms. Hill also served as a board member of Revera Inc., a Canadian company operating seniors’ facilities throughout Canada, Great Britain, and the United States, and as a board member of St. Jude Medical Corporation, a medical device company. Ms. Hill received B.A and M.S. degrees from the Johns Hopkins University. She is 64 years old.

LLOYD W. HOWELL, JR. has been a director of the Company since March 2013. Mr. Howell is an Executive Vice President at Booz Allen Hamilton, where he has held a variety of leadership positions since originally joining the firm in 1988 as a consultant. He currently serves as the Chief Financial Officer and Treasurer of Booz Allen Hamilton. From April 2009 to April 2013, Mr. Howell served as the Client Service Officer of the Financial Services Account in the Civil Market at Booz Allen Hamilton where he led the business in delivering the firm’s strategic, technology and analytics capabilities and service offerings to both the federal and private sectors. From April 2005 to April 2009, he served as the Strategy and Organization’s Capability Leader at Booz Allen Hamilton, a group that he has been a member of since 1995. Prior to that, from 1993 to 1995, he worked at Goldman Sachs as an Associate in their Investment Banking Division. Currently, Mr. Howell is a board member of the Partnership for Public Service, Capital Partners for Education, the University of Pennsylvania’s Engineering School, and a member of the Executive Leadership Council. Mr. Howell received a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from Harvard University. Mr. Howell is 50 years old.

DONALD E. MOREL, JR., PH.D., has been a director of the Company since August 2013. Dr. Morel, until April 2015, was the Chief Executive Officer and, until June 2015, was Chairman of the Board of Directors of West Pharmaceutical Services, Inc., a manufacturer of components and systems for the packaging and delivery of injectable drugs as well as delivery system components for the pharmaceutical, healthcare and consumer products industries. Dr. Morel served as the Chief Executive Officer of West Pharmaceutical Services, Inc. from April 2002 to April 2015, Chairman of the Board of Directors of West Pharmaceutical Services, Inc. from March 2003 to June 2015 and a director of West Pharmaceutical Services, Inc. from March 2002 to June 2015. In addition, he served as President of West Pharmaceutical Services, Inc. from April 2002 to June 2005. Dr. Morel served as a director of Kensey Nash Corporation, a medical device product development and manufacturing company, from March 2010 to June 2012 as well as a member of its audit and compensation committees. He serves on the Board of Directors of Catalent, Inc. He serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center and as Chairman of the Board of Trustees of The Franklin Institute and a Trustee of Lafayette College. Dr. Morel received a B.S. in Engineering from Lafayette College and an M.S. and Ph.D. in Materials Science from Cornell University. Dr. Morel is 59 years old.

RAYMOND G. MURPHY has been a director of the Company since April 2009. Between 2004 and 2008, he was Senior Vice President & Treasurer of Time Warner, Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financings, and relationships with rating agencies, as well as corporate wide real estate activities and the property/casualty risk management program. Between 2001 and 2004, he was Vice President & Treasurer of Time Warner Inc. From 1999 until 2001, he was Senior Vice President & Treasurer of America Online, Inc. Between 1993 and 1999, he was Senior Vice President, Finance & Treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and W R Grace & Company. Since 2005, he has been a member of the Finance Committee of The Advertising Council Inc. and from 2007 until 2009, he served as Chair of such committee. Between 2004 and 2009, he served on the Board of Directors of The Advertising Council, Inc. and between 2007 and 2009, he served on its Executive Committee. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 69 years old.

CHRISTIAN S. SCHADE has been a director of the Company since 2006. He currently serves as the President and Chief Executive Officer of Aprea Therapeutics AB, a privately held, clinical-stage biopharmaceutical company developing novel anticancer therapies targeting the tumor suppressor protein p53 position he has held since April 2016. Prior to that, Mr. Schade was the Chief Executive Officer of Novira Therapeutics, Inc., an antiviral drug discovery company focused on first-in-class therapeutics for chronic HBV infection from March 2014 to December 2015 until it was acquired by Johnson & Johnson. Before joining Novira Therapeutics, Inc., he served as Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc. from September 2011 to July 2013. Omthera was an emerging specialty pharmaceuticals company focused on the clinical development of therapies for dyslipidemia until it was purchased by AstraZeneca Plc in July 2013. From April 2010 to September 2011, Mr. Schade served as Executive Vice President and Chief Financial Officer at NRG Energy, a NYSE listed, S&P 500 wholesale power generation company based in Princeton, NJ. While there, he was responsible for corporate financial functions, including Treasury, Accounting, Tax, Risk, Credit Management and Insurance. Prior to joining NRG, he was Senior Vice President Administration and Chief Financial Officer at Medarex Inc., a NASDAQ listed, Princeton-based biopharmaceutical company. He also helped Medarex to grow to become a leading pharmaceutical development company, raising capital through a series of public capital market and asset monetization transactions. While there, he also oversaw the manufacturing of multiple development/clinical programs and was responsible for the business development team. Before joining Medarex in 2000, Mr. Schade served as Managing Director at Merrill Lynch in London, where he was head of the European Corporate Funding Group and was responsible for certain capital markets activities of Merrill Lynch’s European corporate clients. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the Board of Directors of Indivior, a UK listed spinoff of the pharmaceutical division of the consumer products conglomerate, Reckitt Benckiser. Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schade is 56 years old.

JAMES M. SULLIVAN has been a director of the Company since 1992. He is a Co-Founder of, and currently the Principal Advisor to, the Clover Investment Group. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan currently serves as a member of the Board of Directors of SeaSpine Holdings Corporation. He serves as a member of SeaSpine Holdings Corporation’s audit committee and nominating and corporate governance committee. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 73 years old.

Required Vote for Approval and Recommendation of the Board of Directors

Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.

INFORMATION CONCERNING MEETINGS, EXECUTIVE SESSIONS AND CERTAIN COMMITTEES

The Board of Directors held five regularly scheduled meetings during 2016. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Arduini, are independent, as defined by the applicable NASDAQ Stock Market listing standards and the rules of the Securities and Exchange Commission. In making this decision with respect to Dr. Caruso, the Board of Directors considered that the Company leases certain production equipment from an entity controlled by Dr. Caruso and leases a manufacturing facility that is 50% owned by a subsidiary of Provco Industries. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Caruso. Dr. Caruso is the President of Provco.

The Company has standing Audit, Nominating and Corporate Governance, Compensation and Finance Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the “Investors Relations” link under the heading “Corporate Governance.” During 2016, each incumbent director, other than Mr. Howell, attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served. Mr. Howell did not attend at least 75% of the total meetings because of his promotion to Chief Financial Officer of Booz Allen Hamilton, Inc. and his preparation for that role. Mr. Howell attended 71% of the meetings.

COMMITTEE COMPOSITION

	Audit	Nominating and Corporate Governance	Compensation	Finance

Stuart M. Essig, Ph.D.

Peter J. Arduini

Keith Bradley, Ph.D.

Richard E. Caruso, Ph.D.

Barbara B. Hill

Lloyd W. Howell, Jr.

Donald E. Morel, Jr., Ph.D.

Raymond G. Murphy

Christian S. Schade

James M. Sullivan ,#

= Chairman of the Board = Chair = Member = Independent Under NASDAQ Listing Standards #=Presiding Director

Audit Committee. The members of the Audit Committee are Mr. Murphy (chair), Mr. Howell, Mr. Schade and Mr. Sullivan. The Committee met six times in 2016. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Mr. Murphy, Mr. Howell, Mr. Schade and Mr. Sullivan are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them is “financially sophisticated” in accordance with NASDAQ Stock Market listing standards.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Mr. Sullivan (chair), Dr. Bradley and Ms. Hill. The Committee met five times in

2016. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees. In addition, for candidates who are currently serving as directors, the Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee does not have a formal policy on diversity. However, both the Nominating and Corporate Governance Committee and the Board of Directors evaluate each individual candidate for nomination as a director in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. The Nominating and Corporate Governance Committee and the Board consider a broad range of experience and attributes for this purpose.

The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder identifies the candidate’s principal occupation or employment, the number of shares of the Company’s common stock that such candidate beneficially owns, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our Bylaws.

A stockholder’s recommendation must also set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company’s common stock that the stockholder beneficially owns and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our Bylaws, in its capacity as a proponent of a stockholder proposal, a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary.

Compensation Committee. The members of the Compensation Committee are Dr. Bradley (chair), Ms. Hill and Dr. Morel. The Committee met six times in 2016. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2000 Equity Incentive Plan, the Company’s 2001 Equity Incentive Plan, the Company’s 2003 Equity Incentive Plan, and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as

amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Compensation Committee may delegate any or all of its responsibilities, except that it shall not delegate its responsibilities regarding (i) the annual review and approval of all elements of compensation of executive officers, (ii) the management, review and approval of annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans, (iii) any matters that involve executive officer compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer. The authority to grant equity to executive officers, employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code or employees whose grants would result in their receiving more than 5,000 shares of common stock during the previous 12 months, however, remains with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 300,000 shares of awards during the one-year period beginning May 24, 2016.

The Company’s Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in “Executive Compensation — Compensation Discussion and Analysis — Oversight and Authority Over Executive Compensation — Role of Chief Executive Officer and Management in Executive Compensation,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.

During 2017, the Compensation Committee of the Board of Directors engaged Willis Towers Watson (formerly Towers Watson) to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay Proposal, and the Say on Pay frequency Proposal (ii) shareholder advisory matters, (iii) 2018 Performance Incentive Compensation Plan and the Fourth Amended & Restated 2003 Equity Incentive Plan and (iv) compensation arrangements for the Chief Executive Officer, Chief Financial Officer and other executive officers for 2016. During 2016, the Compensation Committee of the Board of Directors engaged Willis Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay (ii) shareholder advisory matters, and (iii) compensation arrangements for the Chief Executive Officer, Chief Financial Officer and other executives officers for 2015. During 2015, the Compensation Committee of the Board of Directors engaged Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis, Say on Pay Proposal, and Third Amended and Restated 2003 Equity Incentive Plan Proposal, (ii) shareholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer for 2014, and (iv) compensation analysis of the Company’s spin-off spine business’ Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and non-employee directors, (v) analysis of the equity treatment of the Company in relation to the spin-off of its spine business, and (vi) non-employee director compensation in 2015. During 2014, the Compensation Committee of the Board of Directors engaged Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and the Say on Pay proposal, (ii) shareholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer and Chief Financial Officer for 2013, and (iv) the design of the Company’s annual and long-term incentive plans.

Finance Committee. The members of the Finance Committee are Mr. Schade (chair), Mr. Howell and Mr. Murphy. The Committee met six times in 2016. The purpose of the Finance Committee is to advise management on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives. The Board of Directors has determined that each of the members of the Finance Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

DIRECTOR QUALIFICATIONS

As indicated above under “Information Concerning Meetings, Executive Sessions and Certain Committees — Nominating and Corporate Governance Committee,” the Board of Directors has an objective, for its Board membership composition, to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity for this purpose.

In identifying appropriate candidates to serve as directors, the Board believes that individuals with experience as chief executive officers, chief financial officers or senior executives have demonstrated leadership skills and experience to provide sound business judgment and insights to assist the Company in addressing the issues that the Company faces. In addition, the Board considers public company experience when evaluating director candidates. While the Board values experience in the medical device or life sciences industries, it also seeks to include a broad range of experiences such as academic, financial and international experience. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.

Mr. Arduini has served as our President and Chief Executive Officer and as a director since January 2012. He joined the Company in November 2010 as President and Chief Operating Officer. He has experience as a director of Bristol Myers Squibb, a company listed on the NASDAQ. Before joining the Company, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. The Board greatly values his significant experience and knowledge of the medical device and life sciences industries with a public company, leadership skills, operating skills, international and human resources experience and business acumen.

Dr. Bradley has been a director of the Company since 1992. He has experience as a director of SeaSpine Holdings Corporation, a medical device company listed on the NASDAQ and Highway Insurance plc, a company listed on the London Stock Exchange, and as a consultant to a number of business, government and international organizations and significant international academic experience and outside board and chair experience. Dr. Bradley’s experience and knowledge of the Company, his international business, accounting and executive compensation experience, consulting and teaching background in management and management strategy, as well as outside board experience, enable him to make significant contributions to the Board.

As indicated below under “Board Leadership Structure,” Dr. Essig has served as Chairman of the Board of Directors since January 2012 and has been a director since 1997. He served as both President and CEO of the Company from 1997 until 2010 and then as CEO from 2010 to 2012. Prior to joining the Company, he was a managing director at Goldman, Sachs & Co. where he supervised the medical technology practice. In addition, he serves as a board member of Owens & Minor, Inc., an NYSE-listed company as well as SeaSpine Holdings Corporation, a NASDAQ listed company. Previously he served on the board of directors of St. Jude Medical, prior to its acquisition by Abbott Laboratories, Zimmer Holdings, Inc., a NYSE-listed medical device company, and ADVAMED, a trade association that represents the medical device industry. Dr. Essig’s significant experience in serving as an investment banker for numerous medical device companies, his finance, business development, management, leadership and risk assessment skills, his knowledge of the Company, and his broad knowledge of, and strategic perspective in, the medical device industry, as well as his manufacturing, compliance, public company and outside board experience, make him a highly valued Chairman of the Board.

Ms. Hill is an Operating Partner of NexPhase Capital, a private equity firm. She previously served as an Operating Partner of Moelis Capital Partners, a private equity firm. In addition, she previously served as Chief Executive Officer and a director of ValueOptions, Inc., as Chief Executive Officer and Chairman of the Board of Woodhaven Health Services, and as President and a director of Express Scripts. She also serves as a board member of Omega Healthcare Investors, Inc., a NYSE-listed real estate investment trust. Her experience in the healthcare and medical device industry, in leadership and management and her outside board experience provides valuable contributions to the Board.

Mr. Howell is an Executive Vice President as well as the Chief Financial Officer at Booz Allen Hamilton, where he has held a variety of leadership positions since joining the firm in 1988. At Booz Allen Hamilton, Mr. Howell has led the business in delivering the firm’s capabilities and service offerings to both the federal and private sectors. The Board believes that it benefits greatly by having a director who is a seasoned senior executive with extensive business expertise. His management and leadership experience provide valuable contributions to the Board.

Dr. Morel was the Chief Executive Officer of West Pharmaceutical Services, Inc., a manufacturer of components and systems for the packaging and delivery of injectable drugs as well as delivery system components for the pharmaceutical, healthcare and consumer products industries between April 2002 and April 2015. He has significant biomedical and pharmaceutical experience with over 20 years of experience developing and managing programs involving advanced materials for aerospace, biomedical and pharmaceutical applications. In addition, having served in a variety of increasingly responsible roles at West Pharmaceutical Services, Inc., including Chief Operating Officer, head of the drug delivery division and Vice President of Research and Development, Dr. Morel has considerable experience identifying and implementing strategic priorities. Dr. Morel’s experience as the Chief Executive Officer of a publicly held life sciences company and as a director of public companies as well as his leadership and management experience make him well qualified to serve on the Board.

Mr. Murphy was Senior Vice President & Treasurer of Time Warner Inc. between 2004 and 2008. He also served in various other leadership positions at Time Warner and at America Online, Inc., Marriott International, Inc., Manor Care, Inc., Ryder System Inc. and WR Grace & Company. His financial, accounting, treasury, business development and risk management expertise, public company experience, leadership skills and outside board experience enable him to make valuable contributions to the Board.

Mr. Schade currently serves as the President and Chief Executive Officer of Aprea AB, a privately held, clinical-stage biopharmaceutical company developing novel anticancer therapies targeting the tumor suppressor protein p53, positions he has held since June 2016. Prior to that he was the Chief Executive Officer of Novira Therapeutics, Inc., an antiviral drug discovery company, from March 2014 to December 2015 until it was acquired by Johnson & Johnson. In addition, he served as Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc., a former public company that is an emerging specialty pharmaceuticals company from September 2011 to July 2013. Prior to that time, he served as Executive Vice President and Chief Financial Officer of NRG Energy, Inc., a NYSE-listed company, since May 2010. He was formerly the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc., a NASDAQ-listed life sciences company prior to its acquisition by Bristol-Myers Squibb Company. He also served in various other leadership positions at Medarex and Merrill Lynch. The Board greatly values his expertise in corporate management, finance, manufacturing, accounting and human resources, his management, leadership, business development and risk management skills, as well as his international experience and significant knowledge and experience in the life sciences industry with a public company.

Mr. Sullivan has been a director since 1992. He is the Senior Advisor to the Clover Investment Group. He has held several top leadership positions with Marriott International, Inc., Tenly Enterprises, Inc., Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heubein, Inc. and was a senior auditor for Arthur Andersen & Co. He has experience as a director of SeaSpine Holdings Corporation, a medical device company listed on the NASDAQ. His experience and knowledge of the Company, financial expertise and experience in corporate management, business development, risk assessment and international business, his background in accounting and auditing, his public company experience with global companies, as well as his outside board experience, are highly valued qualifications.

For additional information on the background and experience of each of our directors, see “Proposal 1. Election of Directors.”

BOARD LEADERSHIP STRUCTURE

The Company currently has ten members of the Board of Directors, who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The current directors are Peter J. Arduini, Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Ph.D., Barbara B. Hill, Lloyd W. Howell, Jr., Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, Christian S. Schade and James M. Sullivan. All current members of the Board are nominees for election to the Board at the 2017 annual meeting of stockholders except for Dr. Caruso, who will become Chairman Emeritus and Director Emeritus.

As indicated above, Mr. Arduini has served as both President and Chief Executive Officer and as a director of the Company since January 2012 and as both President and Chief Operating Officer from November 2010 until January 2012. His position is separate from that of the Executive Chairman of the Board. We view having the Chairman position separate from the CEO as putting the Company in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose. This separation of roles, in turn, leads to a more effective board of directors. As a result, we believe that it is a good corporate governance practice to have separate Chairman and Chief Executive Officer positions.

Stuart M. Essig, Ph.D. has served as Non-Executive Chairman of the Board of Directors since June 2012 and has been a director since 1997. He served as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. As a result, he has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe that we benefit greatly by having a Chairman with significant experience and knowledge of the Company and whose interests are strongly aligned with those of our stockholders.

The Board of Directors appointed Mr. Sullivan Presiding Director, effective as of May 17, 2012. He has been a director since 1992. Accordingly, he has significant experience with, and knowledge of, the Company, its operations, products and history. We believe that we benefit greatly by having a Presiding Director with significant experience and knowledge of the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board of Directors and its responsibilities. Further, we believe that having a separate Presiding Director to, among other things, serve as the primary liaison between the independent directors and the CEO, counsel the CEO on key board governance issues and preside over board meetings if the Chairman of the Board is absent leads to a more effective board of directors.

We believe that the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director nominee’s biographical information.

In addition, we believe that the size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company.

Accordingly, we believe that our Board leadership structure is appropriate at this time.

THE BOARD’S ROLE IN RISK OVERSIGHT

In general, the Board of Directors has overall responsibility for the oversight of risk management at the Company. The Board of Directors has delegated responsibility for the oversight of certain areas of risk management to various Committees of the Board, as described below. Each Board Committee reports to the full Board following each Committee meeting.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of our financial statements. Management meets regularly with the Audit Committee to discuss and review the financial risk management processes. These discussions address compliance with Sarbanes-Oxley (including discussions regarding internal controls and procedures), disclosure controls and procedures and accounting and reporting compliance, as well as tax, treasury and compliance matters. Our internal audit team’s responsibilities include providing an annual audit assessment of the Company’s processes and controls, developing an annual audit plan using risk-based methodology, implementing the annual audit plan, coordinating with other control and monitoring functions, issuing periodic reports to the Audit Committee and management summarizing the results of audit activities, assisting with investigations of significant suspected fraudulent activities within the organization and notifying management and the Audit Committee of the results. Management also regularly discusses with the Audit Committee liquidity, capital, funding needs and other financial matters.

The Compensation Committee oversees risk relating to executive compensation programs. The Compensation Committee considers compensation risk during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors. Management recently conducted a review and risk assessment of the Company’s 2017 incentive compensation programs (which cover the executive officers and certain other employees in the United States, Australia, Canada, Europe, New Zealand, Asia Pacific and Latin America regions, Mexico and Puerto Rico) and presented a report to the Board on this subject at its February 2017 meeting. The Compensation Committee reviewed this report and approved the conclusions that (i) our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior and (ii) we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. See “Risk Assessment Regarding Compensation Policies and Practices” below.

The Nominating and Corporate Governance Committee has oversight of corporate governance matters. These matters include evaluation of the performance of the Board, its Committees and members, as well as establishing policies and procedures for good corporate governance.

The Finance Committee has oversight on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives.

Each year management presents a detailed report to the Board on the Company’s processes in place for assessing and addressing risks, providing periodic reports on compliance regimens and reporting material information to the Board. This report assists the Board in its evaluation of the Company’s risk management practices.

Our President and Chief Executive Officer, who functions as our chief risk officer, has responsibility for ensuring that management provides periodic updates to the Board or Board Committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, corporate development, operations and sales and marketing. Both formal reports and less formal communications derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe that our Board and senior management team promote a culture that actively identifies and manages risk, including effective communication throughout the entire organization and to the Board and Committees.

Our Finance Department and the internal audit team meet with our senior leadership annually to determine whether there is a need to conduct a formal enterprise risk assessment for the Company. This assessment involves many members of management and obtains management’s views of all the business risks facing the Company. Management reports to, and discusses with, the Board the results of this enterprise risk assessment. This annual discussion, along with our annual processes for creating and reviewing with the Board our strategic plan, our budget and our internal audit plans, as well as regular processes and communications throughout the Company and periodic updates to the Board and Committees on a broad range of risks, combine to ensure that the Company continually addresses its business risks in a disciplined fashion.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

We recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual bonus opportunities and long-term equity compensation;

•	Balance between annual and long-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;

•	Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;

•

Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that as executives accumulate awards over a period of time, they are encouraged to take actions that promote the long-term sustainability of our business;

•

Stock ownership guidelines, with holding periods until guidelines are achieved, that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for long-term consequences; and

•	Effective systems and processes in place to identify and assess risk.

Our Compensation Committee considered the risk implications of our compensation practices during its deliberations on the design of our 2017 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER

COMMUNICATIONS WITH DIRECTORS

It is our policy to encourage our directors to attend the annual meeting of stockholders. Seven of our incumbent nominee directors attended the 2016 Annual Meeting of Stockholders, two of our directors, Barbara B. Hill and Lloyd W. Howell, Jr., were unable to attend.

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary.

INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of our current executive officers:

Name	Age	Position
Peter J. Arduini	52	President and Chief Executive Officer and Director
Kenneth Burhop, Ph.D.	63	Corporate Vice President, Chief Scientific Officer
Glenn G. Coleman	49	Corporate Vice President and Chief Financial Officer
Robert T. Davis, Jr.	58	Corporate Vice President, President — Specialty Surgical Solutions
Lisa Evoli	47	Corporate Vice President, Chief Human Resources Officer
Richard D. Gorelick	56	Corporate Vice President, General Counsel, Administration and Secretary
John Mooradian	61	Corporate Vice President, Global Operations and Supply Chain
Judith E. O’Grady	66	Corporate Vice President, Global Regulatory Affairs
Dan Reuvers	54	Corporate Vice President, President — International
Joseph Vinhais	49	Corporate Vice President, Global Quality Assurance

PETER J. ARDUINI is Integra’s President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses, culminating in leading the global functional imaging business. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. Mr. Arduini serves on the Board of Directors of Bristol-Myers Squibb Company. He serves on the Board of Directors of ADVAMED, the Advanced Medical Technology Association, the Medical Device Innovation Consortium and the National Italian American Foundation. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management.

KENNETH BURHOP, PH.D. is Integra’s Corporate Vice President, Chief Scientific Officer. Dr. Burhop is responsible for setting Integra’s strategic scientific vision and roadmap, as well as leading the Company’s portfolio prioritization and management and the scientific evaluation of corporate development and new product opportunities. He joined Integra in February 2014 as Senior Vice President, Chief Scientific Officer and was appointed Corporate Vice President in March 2014. Prior to joining Integra, Dr. Burhop served as Chief Scientific Officer at Sangart, Inc., from January 2011 to October 2013. Prior to joining Sangart, Inc., he spent 24 years with Baxter Healthcare Corporation, from 1986 through 2010, in a series of leadership roles such as Vice President, R&D, Baxter Pharmaceutical Technologies and Vice President, Global Scientific Lead for Baxter’s Medication Delivery Division, a business with over $4 billion in annual sales. Dr. Burhop received his Ph.D. and M.S. in Veterinary Science from the University of Wisconsin-Madison, and his B.A. in Zoology from the University of Wisconsin-Milwaukee.

GLENN G. COLEMAN is Integra’s Corporate Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Coleman is responsible for the Company’s finance department, including accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations, and information technology. Mr. Coleman is also responsible for running the commercial operations of the international business. He joined Integra in May 2014 as Corporate Vice President, Chief Financial Officer and Principal Accounting Officer, and has 25 years of experience in financial management positions with leading global businesses. Prior to joining the Company, from 2008 to May 2014, Mr. Coleman served as Vice President Finance, Corporate Controller at Curtiss-Wright Corporation, a $2.5 billion global company headquartered in Charlotte, North Carolina that delivers highly-engineered, critical function products and services to the commercial, industrial, defense and energy markets. Prior to joining Curtiss-Wright in 2008, Mr. Coleman worked at Alcatel-Lucent from 1997 to

2007, in various finance executive leadership positions, including Vice President for the Wireless and Wireline Business Groups, Controller for the Americas region, Vice President of Internal Audit and Finance Director of External and Internal Reporting. Mr. Coleman was also instrumental in several significant corporate strategic projects at Alcatel-Lucent, including a multi-billion dollar restructuring program, spin-off of an $8 billion publicly traded entity, and numerous acquisitions. Prior to that, Mr. Coleman began his career at PricewaterhouseCoopers LLP where he spent 8 years. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 20 years.

ROBERT T. DAVIS, JR. is Integra’s Corporate Vice President, President, Orthopedics and Tissue Technologies. Mr. Davis is responsible for the management of the Orthopedics and Tissue Technologies global division, which includes the orthopedic extremity implants, and regenerative tissue products. His responsibilities include leadership of sales, commercial operations, marketing and strategy, product development, regulatory affairs, quality assurance, manufacturing, and business development, worldwide. Mr. Davis joined Integra in July 2012 as President of the Global Neurosurgery business and was appointed Integra’s Corporate Vice President in December 2012 and President — Specialty Surgical Solutions in 2014. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the General Manager for the Global Anesthesia & Critical Care business at Baxter Healthcare, from 2009 to 2012, and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound from 1997 to 2009. Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master’s degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

LISA EVOLI is Integra’s Corporate Vice President, Chief Human Resources Officer. Ms. Evoli is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. She joined Integra as Corporate Vice President, Chief Human Resources Officer in January 2016. Ms. Evoli brings significant global Human Resources leadership experience. Prior to joining Integra, she served as Vice President, Human Resources for the Data & Devices division of TE Connectivity (formerly Tyco Electronics) from September 2012 through December 2015. Prior to working for TE Connectivity, Ms. Evoli held senior global human resources leadership positions with Johnson & Johnson from 2004 through December 2011 in both the Pharmaceutical and Consumer sectors. She held various global human resources leadership roles at Motorola specifically in their Broadband Communications and Automotive groups from 1997 through 2004, and again in April 2011 through August 2012 serving in a Talent Management & Organizational Development leadership role. Ms. Evoli received her B.S. in Business Administration from California University of Pennsylvania and an M.S. in Human Resources / Organizational Development from Villanova University.

RICHARD D. GORELICK is Integra’s Corporate Vice President, General Counsel, Administration and Secretary. Mr. Gorelick was appointed Integra’s Corporate Vice President in December 2012. He joined Integra as Vice President and General Counsel in 2000, and was appointed Senior Vice President and Corporate Secretary in 2006. Mr. Gorelick also chaired the Human Resources Department from 2008 to 2011. In September 2011, Mr. Gorelick was given the additional responsibilities of Corporate Communications, Environmental, Health and Safety, Government Relations and Public Policy, and Risk Management, and the Integra Foundation. Prior to joining Integra, he spent four and a half years at Aventis Behring LLC, a global leader in biologics (plasma proteins) as Associate General Counsel, where his practice focused on technology licensing, strategic alliances, acquisitions and managing commercial litigation. Prior to that, Mr. Gorelick worked in the Business and Finance Section of Morgan, Lewis & Bockius LLP, in Philadelphia, where his practice concentrated on transactions, corporate reorganizations, creditors’ rights and secured transactions. Mr. Gorelick received his A.B. degree from Princeton University and a J.D. degree from the University of California at Berkeley School of Law.

JOHN MOORADIAN is Integra’s Corporate Vice President, Global Operations and Supply Chain. His responsibilities include global manufacturing and supply chain. Mr. Mooradian was appointed Integra’s Corporate Vice President in December 2012. He joined Integra in September 2012 as Senior Vice President, Global Operations and Supply Chain. Before coming to Integra, Mr. Mooradian spent 24 years at Abbott Laboratories in a series of leadership roles, including managing the Hematology and Point of Care businesses and, more recently, worldwide operations at Abbott Diagnostics Division, a $4 billion business with over 11,000 employees. Prior to Abbott, Mr. Mooradian held several positions at General Motors. Mr. Mooradian received a B.B.A. degree in Management from the University of Texas, Arlington.

JUDITH E. O’GRADY is Integra’s Corporate Vice President, Global Regulatory Affairs. She was appointed Integra’s Corporate Vice President in December 2012. In addition, Ms. O’Grady was Corporate Vice President, Global Regulatory Affairs and Corporate Compliance Officer from December 2012 to June 2014, Senior Vice President of Regulatory Affairs, and Corporate Compliance Officer from September 2012 to December 2012, and Senior Vice President, Regulatory Affairs, Quality Assurance, and Corporate Compliance Officer from 2007 to September 2012. Previously, she was Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs. Ms. O’Grady has worked in the areas of medical technology and collagen technology for over 25 years. Prior to joining Integra, Ms. O’Grady worked for Colla-Tec, Inc., a Marion Merrell Dow Company. During her career she has held positions with Surgikos, a Johnson & Johnson Company, and was on the faculty of Boston University College of Nursing and Medical School. Ms. O’Grady led the team that obtained the approval of the Food and Drug Administration (“FDA”) for INTEGRA® Dermal Regeneration Template, the first regenerative product approved by the FDA, and has led teams responsible for approvals of the Company’s other regenerative product lines as well as more than 600 FDA and international submissions. Ms. O’Grady received a B.S. degree from Marquette University and M.S.N. in Nursing from Boston University.

DAN REUVERS is Integra’s Corporate Vice President, President, Specialty Surgical Solutions. His responsibilities within Specialty Surgical Solutions include leadership of sales, marketing, product development, regulatory affairs, quality assurance, Global Services and Repair and manufacturing worldwide He joined Integra in 2008 as Vice President of Marketing and Product Development for Integra’s surgical instruments business and was promoted to President of the acute surgical instruments business in June 2010. He was appointed President, Instruments in 2011, Corporate Vice President in December 2012, and President, International in November 2013. Mr. Reuvers was President of Omni-Tract Surgical from September 2005 until December 2008, when the company was acquired by Integra. Mr. Reuvers has over 25 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management. He serves on the board of directors of Respirtech, Inc.

JOSEPH VINHAIS is Integra’s Corporate Vice President, Global Quality Assurance. His responsibilities include strategic direction for corporate compliance and quality systems. Mr. Vinhais was appointed Integra’s Corporate Vice President in December 2012. Mr. Vinhais joined Integra in September 2012 as Senior Vice President, Global Quality Assurance, and was appointed Corporate Vice President in December 2012. Mr. Vinhais has over 25 years of global quality experience in quality assurance, regulatory affairs, compliance, and operations execution. Prior to joining Integra, Mr. Vinhais was head of Quality Assurance, Regulatory Affairs, and Sustainability at Philips Healthcare Imaging Systems, from 2009 to September 2012, where he was responsible for quality assurance and regulatory affairs for the Computed Tomography and Nuclear Medicine business. Prior to Philips, Mr. Vinhais was General Manager of Quality Assurance & Regulatory Affairs at General Electric Healthcare, from 2007 to 2009. Mr. Vinhais received a B.S. in Information Sciences and Systems from Central Connecticut State University, a certificate in Medical Device Management from Worcester Polytechnic Institute, and a certificate in Regulatory Affairs and Compliance from Northeastern University.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2016 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2017. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our Bylaws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During fiscal year 2016, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2016	2015
	(In thousands)
Audit Fees	$2,914	$4,030
Audit-Related Fees	$363	$1,923
Total Audit and Audit-Related Fees	$3,277	$5,953
Tax Fees	$426	$143
All Other Fees	$14	$1,099
Total Fees	$3,717	$7,195

The nature of the services provided in each of the categories listed above is described below:

Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees — Consists of services related to the spine business carve out audit and accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

All Other Fees — Consists of advisory services and the licensing of accounting research software.

No other fees were incurred to PricewaterhouseCoopers LLP during 2015 or 2016.

The Audit Committee approved all services and fees described above.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

PROPOSAL 3. APPROVAL OF THE COMPANY’S 2018 PERFORMANCE INCENTIVE COMPENSATION PLAN

The Board of Directors is submitting for stockholder approval, in order to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the Company’s 2018 Performance Incentive Compensation Plan (the “Bonus Plan”) under which participating employees of the Company will be eligible to earn cash incentive payments based on the achievement of specified performance goals. On March 29, 2017, the Board of Directors adopted the Bonus Plan, subject to and conditioned upon stockholder approval, as recommended by the Compensation Committee.

The principal purpose of the Bonus Plan is to support the Company’s ability to offer incentive compensation to eligible employees by rewarding the achievement of corporate goals, division and major corporate functional goals and individual performance, all of which is consistent with and supportive of the overall corporate objectives of the Company.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) (“covered employees”). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Bonus Plan is discussed below, and stockholder approval of this Proposal 3 will be deemed to constitute approval of the material terms of the performance goals under the Bonus Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals under the Bonus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Bonus Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Bonus Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Bonus Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment that is not intended to qualify for tax deductibility under Section 162(m).

If our stockholders approve the Bonus Plan pursuant to this Proposal 3, the first performance period for which employees will be eligible to earn awards under the Bonus Plan will begin on January 1, 2018. If our stockholders do not approve the Bonus Plan pursuant to this Proposal 3, then the Bonus Plan will not become effective.

The following is a summary of the material terms of the Bonus Plan. The summary does not purport to be a complete description of all the provisions of the Bonus Plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Bonus Plan

Plan Administration. The Bonus Plan will be administered by a committee (the “Committee”) designated by the Board, consisting of at least two members, each of whom is an “outside director” within the meaning of Section 162(m). The Compensation Committee currently is expected to administer the Bonus Plan. The Committee may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend bonuses or bonus opportunities, or to take other administrative actions, provided that in no event will an officer of the Company be delegated the authority to grant bonuses to, or amend bonus opportunities held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Section 162(m) covered employees with respect to bonuses intended to constitute “qualified performance based compensation” under Section 162(m), or (c) officers of the Company to whom authority has been delegated under the Bonus Plan.

Eligibility. The Company or, solely with respect to Section 162(m) covered employees, the Compensation Committee, will determine which employees will participate in the Bonus Plan. As of March 31, 2017, we had approximately 1,876 United States employees and 215 non-United States employees eligible to participate in the Bonus Plan (assuming that each such employee remained employed on January 1, 2018, the effective date of the Bonus Plan). Generally, all employees of the Company as of January 1 of a performance period will be eligible to be selected to participate in the Bonus Plan for the applicable performance period. In addition, employees who are newly hired after January 1 of a performance period, but prior to October 1 of such performance period, will be eligible to be selected to participate in the Bonus Plan for such performance period. Any participant in the Bonus Plan who is promoted to a higher position may be assigned an increased target bonus if such promotion becomes effective on or prior to October 1 of a performance period (subject to the terms of the Bonus Plan). Except as otherwise provided in the Bonus Plan, any individual participating in the Bonus Plan during a performance period who ceases to be an employee during such performance period will cease to participate in the Bonus Plan.

Amendment or Termination. The Board or the Compensation Committee may amend, modify, or terminate the Bonus Plan, provided that no amendment of the Bonus Plan or with respect to a bonus opportunity may be made that would constitute a modification of the material terms of a “performance goal” (as described in Treasury Regulation section 1.162-27(e)(2) or any successor thereto).

Performance Period. The first performance period for the Bonus Plan will be the period between January 1, 2018 and December 31, 2018.

Performance Goals. Bonus awards will be subject to such terms and conditions as the Committee will establish, which will include the amount of the bonus to be paid based upon the attainment of one or more performance goals, including threshold, target and maximum amounts. For any bonus that is intended to be “qualified performance based compensation” under Section 162(m), the Committee will establish the specific performance goals within 90 days of the beginning of the performance period and the performance goal will be based on one or more of the following business criteria with respect to (i) Integra, (ii) Integra’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Integra’s brands, groups of brands or specific brands:

•	Asset turnover;

•	Capacity utilization;

•	Cash flow;

•	Cost improvements;

•	Costs or expenses;

•	Customer retention;

•	Customer satisfaction and/or growth;

•	Diversity;

•	Earnings before interest, taxes, depreciation and amortization;

•	Adjusted earnings before interest, taxes, depreciation and amortization;

•	Earnings per share;

•	Adjusted earnings per share;

•	Economic value or economic value added;

•	Employee engagement;

•	Environmental health and safety;

•	Financial and other capital-raising transactions;

•	Free cash flow;

•	Gross or net profit;

•	Gross or net sales;

•	Implementation or completion of critical projects;

•	Increase in customer base;

•	Inventory turnover;

•	Market price appreciation of Shares;

•	Market share;

•	Mergers and acquisition integration;

•	Net income margin;

•	Net income or adjusted net income;

•	Operating cash flow;

•	Operating earnings;

•	Operating profit margin;

•	Operating profit;

•	Pre-tax income;

•	Price per Share;

•	Profitability growth;

•	Profitability;

•	Quality;

•	Recruiting and maintaining personnel;

•	Regulatory body approval for commercialization of a product;

•	Research and development achievements;

•	Return on assets;

•	Return on capital;

•	Return on equity;

•	Return on investment before or after the cost of capital;

•	Return on net assets;

•	Return on sales;

•	Revenue growth;

•	Revenue (including gross revenue or net revenue);

•	Sales growth;

•	Sales margin;

•	Sales-related goals;

•	Stock price appreciation;

•	Total stockholder return;

•	Working capital; and

•	Year-end cash.

The business criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

The Committee, in its discretion, may determine whether any bonus is intended to be “qualified performance based compensation” under Section 162(m) (“QPBC”), and may take such actions which it may deem necessary to ensure that such bonus will so qualify. The Committee, in its sole discretion, may grant bonus awards to eligible employees that are based on the business criteria described above but that are not intended to be QPBC.

Target Award. The amount that a participant could earn if the targeted level of performance is achieved is expressed as a percentage of the participant’s base salary or a fixed value. In no event will the target award for any participant exceed 165% of the participant’s base salary. Bonuses for executive officers intended to qualify under Section 162(m) will be determined by a pre-established, objective formula, subject to negative discretion only for the final award amount.

Earning a Cash Award. Under the Bonus Plan, a participant may earn an award for a performance period up to 200% of the participant’s target award based on the level of achievement of the performance cash goals established for that period and must be employed at the Company at the time of the award payment. An award may also be increased by up to 100% of the amount that would otherwise be paid (subject to Chief Executive Officer’s or designee approval) for a participant who is not an executive officer or a Section 162(m) covered employee or decreased by an amount equal to or less than the bonus that would have otherwise been paid in the case of any participant, based on the assessment of the individual participant’s performance for the applicable performance period. No award to an executive officer may exceed 200% of the individual’s target award or may be increased above the level of actual performance. Participants hired between February 1 and September 30 will be eligible for a pro-rated target award.

Maximum Cash Award. The maximum cash bonus award payable to any participant under the Bonus Plan with respect to any calendar year is $3,000,000.

Payment of QPBC. Unless otherwise provided by the Committee and only to the extent otherwise permitted by Code Section 162(m), with respect to each Bonus that is intended to qualify as QPBC, (a) participant must be employed by the Company throughout the performance period and (b) the participant will be eligible to receive payment of a bonus for the performance period only if and to the extent that the performance goals for such period are achieved, contingent on funding.

Limited Discretion. The Committee will not have any discretion to increase a bonus opportunity intended to be QPBC-based upon the established terms of the bonus opportunity or to modify the applicable performance goals (other than pursuant to automatic objectively determinable adjustments established at the time the performance goals were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any bonus that is intended to be QPBC, the Committee will have the right to reduce (but not to increase) the amount of the bonus that is derived solely based on the attainment of the applicable performance goals, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

Stockholder Approval. No bonuses intended to be QPBC will be paid under the Bonus Plan unless and until the stockholders approve the Bonus Plan and the business criteria. So long as the Bonus Plan will not have been previously terminated by the Company, to the extent the Company determines that a bonus under the Bonus Plan more than five years after the stockholders’ initial approval of the Bonus Plan will continue to be intended to be QPBC, the Bonus Plan and the business criteria will be resubmitted for approval of the stockholders no later than the fifth year after it will have first been approved by the stockholders and every fifth year thereafter.

Cancellation/Recovery. All bonuses granted under the Bonus Plan will be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company.

New Plan Benefits

Participation in the Bonus Plan will be determined by the Company or our Compensation Committee, as applicable, in the future and any future cash awards under the Bonus Plan that may be paid to an individual or group will be determined upon the satisfaction of performance goals established by the Compensation Committee for the relevant fiscal year. At this time we cannot predict participation in the Bonus Plan (as the first performance period under the Bonus Plan is expected to begin on January 1, 2018), actual performance or the extent to which performance goals will be achieved. In addition, we cannot predict the extent, if any, to which (i) the Compensation Committee will use its discretionary authority to reduce the amount of awards otherwise payable to a covered employee under the Bonus Plan or (ii) the administrator appointed to administer awards for other participants will use his or her discretionary authority to increase or decrease awards otherwise payable to such participants.

The stockholders’ vote on the new Bonus Plan will have no effect on our employees’ cash annual bonus opportunities for 2017, which have been put in place under our Performance Incentive Compensation Plan, as discussed with respect to our named executive officers in the Compensation Discussion and Analysis beginning at page 38. Please also refer to the Compensation Discussion and Analysis for information regarding the 2016 cash annual bonuses actually paid to our named executive officers with respect to 2016.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for approval of the Company’s 2018 Performance Incentive Compensation Plan. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the approval of the Company’s 2018 Performance Incentive Compensation Plan and the material terms of its performance goals as set forth in this Proposal 3, as disclosed in this proxy statement.

PROPOSAL 4. APPROVAL OF THE FOURTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

The Board of Directors is submitting for stockholder approval our Fourth Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). On March 29, 2017, the Compensation Committee recommended that the Board of Directors adopt the Amended Plan, subject to stockholder approval and on that same date, the Board of Directors adopted the Amended Plan, subject to stockholder approval.

The Amended Plan restates in its entirety our Third Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”). In particular, the Amended Plan makes the following material changes to the original Plan:

•	Increases the maximum number of shares of common stock which may be issued under the Plan by 1,700,000 shares to a total of 14,700,000 shares.

•	Limits the number of shares of common stock which may be granted as incentive stock options (“ISOs”) under the Amended Plan at 14,700,000 shares.

•

Requires that the exercise price of a stock appreciation right granted under the Amended Plan must be not less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).

•	Prohibits the payment of dividends or dividend equivalents with respect to awards granted under the Amended Plan until the applicable vesting conditions are satisfied and the award vests.

•	Permits net share tax withholding with respect to awards granted pursuant to the Amended Plan up to the maximum statutory withholding rates in the applicable jurisdiction.

•	Extends the term for ten years through March 29, 2027.

We are asking our stockholders to approve the Amended Plan because we believe it is integral to our continued growth and success. The purpose of the Amended Plan is to provide a means whereby we may grant equity awards in order to attract and retain key employees and associates, and to motivate those people to exercise their best efforts on behalf of our Company and our affiliates. We believe that the equity-based awards to be issued under the Amended Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders.

In determining the number of shares to request for approval under the Amended Plan, our management team worked with Willis Towers Watson (the Compensation Committee’s independent compensation consultant) and the Compensation Committee to evaluate a number of factors including our recent share usage, anticipated share usage, and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended Plan.

If the Amended Plan is approved, we intend to utilize the shares authorized under the Amended Plan to continue our practice of incentivizing key employees and associates through the use of annual equity grants. We anticipate that the shares requested in connection with the approval of the Amended Plan combined with the shares currently available for future awards under the Plan (which will be available for future awards under the Amended Plan) will last for approximately five years, based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our stock price changes materially.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years and we recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practice, and we believe that grants of equity incentive awards are necessary to enable us to continue to attract and retain top talent. If the Amended Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.

As of December 31, 2016 awards covering 1,512,831 shares of our common stock were outstanding under the Plan, and only 1,076,548 shares remained available for future issuance or the grant of awards under the Plan.

The weighted average price of options outstanding as of December 31, 2016 was $41.4693 and the weighted average remaining term was 3.4 years.1

In addition to the above, we are asking stockholders to approve the Amended Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code (“Section 162(m)”), and to ensure we have the ability to grant “incentive stock options” under the Amended Plan.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Plan is discussed below, and stockholder approval of this Proposal 4 will be deemed to constitute approval of the material terms of the Amended Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals of the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission for stockholder approval of the material terms of the performance goals of the Amended Plan should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Stockholder Approval. If stockholders do not approve the proposal in this Proposal 4, the Plan (not as amended and restated) will, however, remain in effect with respect to eligible individuals, including covered employees, and we may continue to grant awards under the Plan (and not the Amended Plan) to such individuals, subject to the terms and conditions of the Plan. In addition, all previously granted awards will continue to be subject to the Plan.

The principal features of the Amended Plan are summarized below. That said, the summary is qualified in its entirety by reference to the actual plan document, a copy of which is included as Appendix B.

1. Shares Subject To Awards. The total number of shares of common stock that may be issued or awarded under the Plan is 13,000,000 shares. If this Proposal 4 is approved by our stockholders, then an additional 1,700,000 shares will be available for issuance under the Amended Plan (for a total of 14,700,000 shares), and the maximum number of shares of common stock that may be granted as ISOs will be 14,700,000 shares. If any award is forfeited, expires or otherwise terminates without having been exercised in full, or if any award payable in cash or shares of common stock is paid in cash rather than shares, or if any shares are withheld for the payment of taxes with respect to an award, the number of shares of common stock as to which such award was not exercised or for which cash was paid or which were withheld, as applicable, will continue to be available for future awards under the Amended Plan. In addition, the aggregate fair market value (determined at the time of grant) of shares of common stock with respect to which any ISOs are exercisable for the first time by any participant during a calendar year (under the Amended Plan and under any other stock option plan of the Company or a Related Corporation (as defined in the Amended Plan)) may not exceed $100,000.

[1]	On a post-split basis, as of December 31, 2016 awards covering 3,024,038 shares of our common stock were outstanding under the Plan, and only 2,154,696 shares remained available for future issuance or the grant of awards under the Plan. The weighted average price of options outstanding as of December 31, 2016 was $20.7346 and the weighted average remaining term was 3.4 years.

The shares of common stock issued under the Amended Plan may be authorized but unissued shares, treasury shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. The Amended Plan provides that no employee may be granted awards under the Amended Plan for more than 2,000,000 shares in the aggregate during any calendar year.

2. Administration. Our Compensation Committee administers the Amended Plan. The Amended Plan requires that the Compensation Committee consists of not fewer than two directors of our Board of Directors who are appointed by the entire Board of Directors. Under the Amended Plan, the Compensation Committee generally has the authority (i) to select the eligible individuals to be granted awards under the Amended Plan, (ii) to grant awards on behalf of the Company and (iii) to set the terms of such awards. The Amended Plan prohibits the Compensation Committee, without shareholder approval, from reducing the exercise price of any option or stock appreciation right or canceling any option or stock appreciation right in exchange for cash, another award or options or stock appreciation rights with an exercise price per share that is less than the exercise price of the original option or stock appreciation right. The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Company’s equity incentive plans to a Special Award Committee consisting of the Chief Executive Officer, Mr. Arduini.

3. Eligibility. Officers, executives, managerial and non-managerial employees of the Company, a parent or subsidiary corporation (referred to herein as a “Related Corporation”) or an affiliate as well as non-employee directors, consultants and other service providers to the Company, a Related Corporation or an affiliate are eligible to participate in the Amended Plan. Only eligible employees of the Company or a Related Corporation may receive ISOs under the Amended Plan. Other types of awards may be granted to all eligible individuals. As of the date of this Proxy Statement, approximately 1,956 employees and 8 non-employee directors are eligible to receive equity awards under the Amended Plan.

4. Term Of Amended Plan. The Amended Plan will expire on the tenth anniversary of the date on which the Board adopted the Amended Plan.

5. Awards

Stock Options. The Amended Plan permits the Compensation Committee to grant options that qualify as ISOs under the Code and stock options that do not so qualify (“nonqualified stock options” or “NQSOs”). An option gives the holder the right to purchase common stock in the future at an exercise price that is set on the date of grant. The per share exercise price of options granted under the Amended Plan may not be less than the fair market value of a share of common stock on the date of grant (or, if greater, the par value per share). No ISO may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant (or, if greater, 110% of the par value per share). Notwithstanding whether an option is designated as an ISO, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

Payment of the exercise price of an option may be made (i) in cash or by check (acceptable to the Compensation Committee), bank draft or money order payable to the order of the Company, (ii) in shares of common stock previously acquired by the participant, subject to certain limitations under the Amended Plan to avoid negative accounting consequences, (iii) by delivery of a notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option, or (iv) by any combination of the above. In addition to these methods, the Amended Plan provides that, to the extent that the applicable award agreement so provides or the Compensation Committee otherwise determines, payment of the option exercise price may be made in shares of common stock issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO.

Stock options may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant. However, in the case of an ISO granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash, shares of common stock or a combination thereof (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the shares covered by such right. The exercise price of a stock appreciation right granted under the Amended Plan may not be less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).

Stock appreciation rights may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant

Restricted Stock. The Compensation Committee may grant shares of common stock to participants either with or without any required payment by the participant, subject to such restrictions as the Compensation Committee may determine. Any such issuances of restricted stock under the Amended Plan without any required payment by the participant are limited to the extent permitted by applicable law.

Performance Stock. The Compensation Committee may grant awards entitling a participant to receive shares of common stock without payment provided certain performance criteria are met. The business criteria selected by the Compensation Committee may be expressed in absolute terms or relative to the performance of other companies or an index. In determining the performance criteria applicable to a grant of performance stock, the Compensation Committee may use one or more of the following criteria (the “Performance Criteria”). The italicized Performance Criteria are not included in the original Plan:

•	return on assets;

•	return on net assets;

•	asset turnover;

•	return on equity;

•	return on capital;

•	working capital;

•	market price appreciation of shares;

•	price per share;

•	economic value or economic value added;

•	total stockholder return;

•	earnings before interest, taxes, depreciation and amortization;

•	adjusted earnings before interest, taxes, depreciation and amortization;

•	revenue (including gross revenue or net revenue);

•	revenue growth;

•	net income;

•	adjusted net income;

•	pre-tax income;

•	profitability;

•	gross or net profit;

•	profitability growth;

•	operating profit;

•	earnings per share;

•	adjusted earnings per share;

•	operating earnings;

•	operating profit margin;

•	net income margin;

•	gross or net sales;

•	return on sales;

•	sales margin;

•	sales-related goals;

•	cash flow;

•	free cash flow;

•	operating cash flow;

•	year-end cash;

•	market share;

•	asset turnover;

•	inventory turnover;

•	sales growth;

•	cost improvements;

•	costs or expenses;

•	regulatory body approval for commercialization of a product;

•	research and development achievements;

•	implementation of critical projects;

•	capacity utilization;

•	mergers and acquisitions integration;

•	financial and other capital-raising transactions;

•	increase in customer base;

•	customer retention;

•	customer satisfaction and/or growth;

•	employee satisfaction;

•	recruiting and maintaining personnel;

•	environmental health and safety;

•	diversity; and

•	quality.

Contract Stock. The Compensation Committee may grant awards that entitle participants to receive shares of common stock, at a future date specified in the award.

Dividends; Dividend Equivalent Rights. The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of common stock subject to another award granted to the participant had such shares been outstanding. However, under the Amended Plan, dividends or dividend equivalents may not be granted to participants in connection with grants of options or stock appreciation rights, and except to the extent otherwise provided in awards granted on or prior to April 1, 2009, dividends and dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividends and dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.

Stock Payments. The Compensation Committee may grant awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Other Incentive Awards. The Compensation Committee may grant awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

6. Adjustments. If there is any stock split, reverse split, stock dividend, or similar change in the capitalization of the Company, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the maximum number of shares that may be delivered under the Amended Plan, (ii) the maximum number of shares with respect to which awards may be granted to any participant under the Amended Plan and (iii) the number of shares issuable upon the exercise or vesting of outstanding awards under the Amended Plan (as well as the exercise price per share under outstanding options or stock appreciation rights). However, no adjustment can be made to an award that would cause the award to fail to comply with Section 409A of the Code. Nor can an adjustment be made to an award intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code) to the extent that it would cause the award to fail to so qualify as performance-based compensation, unless the Compensation Committee determines that the award should not so qualify.

7. Change in Control. In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Amended Plan provides that each outstanding award will be assumed by the surviving or successor entity, provided that in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award and give each participant the right to exercise such award, or arrange to have such surviving or acquiring entity or affiliate grant a replacement award, subject to certain conditions.

Upon a change in control, all outstanding options and all outstanding equity awards granted under the Plan prior to January 1, 2013 will generally become vested, exercisable and payable, as applicable. With respect to awards granted on or after January 1, 2013, in the event that a change in control occurs and the participant incurs a qualifying termination on or within twelve months following the date of such change in control, each outstanding award held by a participant, other than any award subject to performance vesting, will become fully vested (and, as applicable, exercisable) upon such qualifying termination.

8. Vesting of Options, Stock Appreciation Rights and Restricted Stock in the event of Death or Disability. Except as otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, a participant’s restricted stock granted on or after May 17, 2012, stock options and stock appreciation rights (other than such awards granted to participants in France) will accelerate and vest in full.

9. Transferability, Clawback. With limited exceptions, including the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement.

10. Termination or Amendment. The Board of Directors may from time to time suspend, terminate or amend the Amended Plan at any time. However, stockholder approval will be required for any amendment to change the class of employees eligible to participate in the Amended Plan with respect to ISOs, to increase the maximum number of shares with respect to which ISOs may be granted under the Amended Plan (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization), to increase the maximum number of shares that may be issued or transferred under the Amended Plan, to increase the individual employee award limit under the Amended Plan, to extend the term of the Amended Plan with respect to any ISOs granted under the Amended Plan, to reprice or regrant through cancellation or modify (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization) any award, if the effect would be to reduce the exercise price for the shares underlying such award, or to cancel any option or stock appreciation right in exchange for cash or another award under the Amended Plan, when the exercise price per share of such option or stock appreciation right exceeds the fair market value of the underlying share of common stock. In addition, no amendment may be made to the Amended Plan that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Section 162(m) of the Code (to the extent compliance with Section 162(m) of the Code is desired).

11. Tax Withholding. In general, the Compensation Committee, in its discretion, may permit or require the participant to satisfy the Federal, state and/or local withholding tax in whole or in part in cash or by having the Company withhold shares otherwise issuable under an award or by remitting already owned shares; provided, however, that the number of shares withheld will have a fair market value on the date of withholding no greater than the aggregate amount of such withholding tax based on the maximum individual statutory withholding requirements for the applicable jurisdiction. The Amended Plan provides that the Compensation Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award, subject to the requirements of Section 409A of the Code.

12. New Plan Benefits. In 2017, our non-employee directors will each receive a grant of restricted stock valued at $170,000 (or $220,000 for the Chairman). In addition, the $75,000 annual retainer payable to non-employee directors may be paid, at the director’s election, either in cash, restricted stock, or half in cash and half in restricted stock. At this time we cannot determine whether any director will elect to receive all or a portion of his or her annual retainer fee in restricted stock. Therefore, except with respect to the automatic annual grants of restricted stock described above, each of which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our Compensation Committee in the future, and our Compensation Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan, as proposed to be amended, had been in effect in the year ended December 31, 2016.

Name and Position	Dollar Value ($)		Number of Shares/Units Covered by Awards
Peter J. Arduini, President and Chief Executive Officer	—		—
Glenn G. Coleman Corporate Vice President, Chief Financial Officer and Principal Accounting Officer	—		—
Robert T. Davis Corporate Vice President and President, Orthopedics and Tissue Technologies	—		—
Daniel L. Reuvers Corporate Vice President and President, Specialty Surgical Solutions	—		—
Richard D. Gorelick Corporate Vice President, General Counsel, Administration and Secretary	—		—
All current executive officers as a group	—		—
All current directors who are not executive officers as a group	$1,580,000	(1)	—	(2)
All employees, including all current officers who are not executive officers, as a group	—		—

(1)	We cannot determine at this time what elections will be made by the non-employee directors with respect to their annual cash retainer, and therefore this amount is not included in the table above.

(2)	The aggregate number of restricted shares to be granted to non-employee directors as their annual equity award will depend on the value of our common stock on the grant date.

13. Equity Awards Outstanding as of March 31, 2017. The following table sets forth summary information concerning the number of shares of our common stock subject to option grants, restricted stock grants, contract stock grants and performance share grants made under the Plan to our named executive officers, directors and employees as of March 31, 2017. The price per share of our common stock as of such date is $42.09.

Name/Category of Individuals	Number of Shares Underlying Option Grants	Number of Restricted Shares	Number of Shares of Contract Stock	Number of Performance Shares
Named Executive Officers
Peter Arduini	903,633	—	466,892	218,639
Glenn Coleman	154,814	16,564	—	51,583
Robert Davis	48,524	6,488	—	19,785
Richard Gorelick	34,390	3,575	—	10,526
Daniel Reuvers	24,990	3,480	—	10,362
Directors
Keith Bradley	15,658	1,428	—	—
Richard E. Caruso	92,542	1,170	—	—
Stuart M. Essig	678,536	2,030	—	—
Barbara B. Hill	—	1,686	—	—
Lloyd W. Howell, Jr.	—	1,686	—	—
Donald E. Morel, Jr.	—	1,170	—	—
Raymond G. Murphy	—	1,686	—	—
Christian S. Schade	31,316	1,170	—	—
James M. Sullivan	31,316	1,170	—	—
All current executive officers as a group	1,214,684	41,912	466,892	340,982
All non-employee directors as a group	849,368	13,196	—	—
All employees, including current officers who are not executive officers, as a group	158,693	456,283	16,873	116,265

14. Material U.S. Federal Income Tax Consequences. The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as NQSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); performance stock awards, contract stock awards, dividend equivalents, stock payments, and other incentive awards are generally subject to tax at the time of payment.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and stock appreciation rights which provides that stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a compensation committee comprised of “outside directors”, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Amended Plan has been designed to permit our Compensation Committee to grant stock options, stock appreciation rights and other awards which will qualify as “qualified performance-based compensation.”

If the Amended Plan is approved by our stockholders, our Compensation Committee may, but is not obligated to, grant awards under the Amended Plan that constitute “qualified performance-based compensation” under Section 162(m).

Section 409A of the Code. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to approve and adopt the proposed Amended Plan. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

If our stockholders do not approve this proposal, the Plan will remain in full force without giving effect to the proposed changes as contemplated by the Amended Plan, and the Company may continue to grant awards under the Plan.

The Board of Directors has adopted a resolution approving the Fourth Amended and Restated 2003 Equity Incentive Plan and hereby recommends that the stockholders of the Company vote “FOR” the Fourth Amended and Restated 2003 Equity Incentive Plan.

PROPOSAL 5. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking our stockholders’ vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as described in the “Executive Compensation” section of this proxy statement beginning on page 34. In deciding how to vote on this proposal, the Board and the Compensation Committee (the “Committee”) invite you to consider the recent actions that we implemented to our executive compensation programs as stated below. In addition, we summarize our compensation programs more fully in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”).

At our annual meeting of stockholders held in May 2016, we submitted a non-binding advisory vote to our stockholders to approve our executive compensation (“Say on Pay”). Approximately 99% of the stockholders who voted on our Say on Pay proposal voted in favor of it. We attribute that broad support in part to our continued efforts to understand and address the feedback that we received from our stockholders. Specifically, we have continued our investor outreach program that includes (i) engaging a third-party firm to interview institutional investors to understand how investors perceive our management team and strategy, including our executive compensation program; (ii) regular meetings with investors to discuss the Company’s strategic plan and growth prospects; and (iii) individual, detailed meetings with stockholders to obtain feedback. We have used the results of this program to help guide our thinking about our compensation programs. We will continue our outreach to stockholders and proxy advisors to sustain and, where appropriate, refine alignment on executive compensation practices.

The compensation awarded to our Chief Executive Officer (“CEO”) and other NEOs for 2016 recognizes the positive financial, operational and shareholder return performance of the Company. The Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2016 pay decisions made by the Committee and the correlation to Company performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are crucial to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. In 2016, we implemented the following compensation actions:

•

Long-Term Equity Incentive Plan: The Company continued its practice of granting 50% of its annual equity awards to the CEO, CFO, and the other NEOs in the form of performance stock units, 30% in the form of non-qualified stock options, and 20% in the form of restricted shares.

•

Peer Group: As a result of continued consolidation in the medical device industry, the Company amended its peer group to remove several peers who have been acquired and added new companies to the group in order to align itself with companies that are similar in size (revenue and market capitalization) and in the same industry as Integra and with whom Integra may compete for executive talent.

In addition to the actions stated above, we maintain and continuously review our existing compensation practices through strong corporate governance practices, which feature the following:

•	Separation of the Chairman of the Board and the Chief Executive Officer;

•	Appointment of a Presiding Director;

•	An independent compensation consultant reporting directly to the Committee;

•	An annual risk assessment of our compensation practices;

•	Significant stock ownership guidelines that align director and executive officer interests with those of our stockholders;

•	An annual stockholder advisory vote on executive compensation; and

•	An Insider Trading Policy that prohibits hedging and pledging of our securities.

We believe that all of these features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value. Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at our 2017 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement is hereby APPROVED by the stockholders of Integra.”

Because the Say on Pay vote is advisory, it will not bind the Company, the Committee or our Board. That said, because we value the opinions of our stockholders, the Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

With regard to the frequency of future votes on Say on Pay, the Board determined that it would submit a Say on Pay proposal to our stockholders annually. Therefore, we expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company’s 2018 annual meeting of stockholders.

Required Vote for Advisory Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for advisory approval and will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends a vote “FOR” the advisory resolution set forth in this Proposal 5, approving the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 6 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal No. 5, the Company’s shareholders are being provided the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers, that is, the Say on Pay vote. Section 14A of the Securities Exchange Act of 1934 also affords stockholders the opportunity to cast an advisory vote on how often the Company should include the Say on Pay vote in its proxy materials for future annual stockholder meetings (or other meetings of stockholders at which directors will be elected). Under this Proposal No. 6, stockholders may vote to have the Say on Pay vote every year, two years, or three years, or abstain from the vote.

Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the Say on Pay vote.

The Board has determined that an annual Say on Pay vote is the best approach for the Company and its stockholders because the Board believes that a one-year frequency provides the highest level of accountability and communication by and between the Board and the shareholders. An annual Say on Pay vote enables stockholders to approve the compensation of the named executive officers with the most recent executive compensation information presented in the proxy statement for the annual meeting of stockholders. In addition, the Board recognizes the importance of receiving regular, direct input from stockholders on important issues such as the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. An annual vote is consistent with Company policies of annually seeking input from, and engaging in discussions with, the stockholders on corporate governance matters and executive compensation philosophy, policies and practices.

For the reasons stated above, the Board recommends a vote for a “one year” frequency for the Say on Pay vote. Please note that stockholders are not voting to approve or disapprove the best approach determined by the Board with respect to this proposal noted above. Rather, stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from the vote.

This proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” any frequency choice and will have no effect on the outcome of this proposal. If none of the options receive a majority vote, the option that receives the highest number of votes cast will be considered to be the frequency selected by stockholders. However, because this is only an advisory vote, the Board may decide that it is in the best interests of the stockholders and the Company to hold the Say on Pay vote more or less frequently than the option selected by the stockholders.

The Board recommends a vote for the frequency of “ONE YEAR” for the advisory vote on executive compensation beginning with the 2017 Annual Meeting of Stockholders. Proxies solicited by the Board will be voted for the frequency of “ONE YEAR” unless a contrary vote is specified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for 2016, which we have continued to refine through feedback from stockholders, continuing assessments of competitive practices, and alignment with our performance. We use this program to attract, motivate and retain our named executive officers (“NEOs”) and other executives. In particular, we will explain how the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) made 2016 compensation decisions for our 2016 NEOs:

•	Peter J. Arduini, our President and Chief Executive Officer (“CEO”);

•	Glenn G. Coleman, our Corporate Vice President and Chief Financial Officer (“CFO”);

•	Robert T. Davis, Jr., our Corporate Vice President, President — Orthopedics and Tissue Technologies;

•	Richard D. Gorelick, our Corporate Vice President, General Counsel, Administration and Secretary; and

•	Daniel L. Reuvers, our Corporate Vice President, Specialty Surgical Solutions.

The Committee establishes the philosophy, approves the design of, and administers our executive compensation programs. The report of the Committee appears at the end of this section. In addition to the Company continuing its investor outreach program, the Committee has continued to evolve the core elements of its executive compensation programs, as follows:

•	Utilized a Performance Incentive Compensation Plan (the “Bonus Plan”) containing a formulaic funding mechanism (based on quantitative metrics) for annual cash bonuses;

•	The Company continued its practice of granting 50% of its annual equity awards to the NEOs in the form of performance stock units and 30% in the form of non-qualified stock options;

•	Granted equity pursuant to the Long-Term Equity Incentive Plan that includes a double-trigger change in control provision and a clawback provision; and

•	Continued to implement stock retention requirements for executive officers and directors.

Listening to Our Stockholders

At our 2016 Annual Meeting, approximately 99% of the stockholders who voted on our 2016 Say on Pay proposal voted in favor of the proposal. We believe that this support resulted largely from the continuous improvements that we have made and continue to make in our executive compensation programs and the effect that they have had on the performance of the Company. The Company has achieved strong results over the past few years, and we believe that investors support our pay-for-performance philosophy in growing the Company. The Company makes its directors available to institutional investors who wish to discuss the Company’s policies and practices, including with respect to executive compensation. Continuing our investor outreach efforts, we gained feedback with respect to our executive compensation programs over the course of the year in a number of different settings. Integra’s management team participated in twelve institutional investor conferences where we discussed our strategic plans and growth prospects, and met with approximately 400 institutional investors. In December 2016, we held a Regenerative Technology Day to discuss our strategy, technology platform, and investment in regenerative medicine. These discussions often included Integra’s executive compensation program. The Committee considered the feedback obtained from our investor outreach program when making decisions relating to executive compensation for 2016.

As a result of the stockholder outreach conducted during the past several years and the Committee’s own deliberations with the assistance of third-party advisers, we continue to evolve the executive compensation programs. We continue these practices in 2017 in order to reinforce a pay-for-performance culture. The table below provides a summary of (i) the program elements from 2016 and (ii) how we applied those elements in 2017 for performance in 2017 and beyond.

Element	2016	2017+
Link between performance and compensation

•    All compensation decisions made in 2016 for 2015 performance reflect company-wide performance against pre-established metrics and goals and an assessment of each NEO’s performance against goals established at the beginning of 2015.

•    Specific financial objectives for funding the pool for cash incentives, and for each NEO’s division or function, were established within the first 90 days of 2016.

•    The Company continued its practice of granting 50% of its annual equity awards to its NEOs in the form of performance stock units (PSUs), and 30% of such annual equity awards was in the form of non-qualified stock options.

•    The restricted stock units granted to the CEO in 2016 are deferred and will not be delivered until after the CEO’s departure from the Company.

•    Because the Company met its 2015 financial metrics provided in the Performance Incentive Compensation Plan (the “Bonus Plan”), the Company paid cash bonuses to the NEOs in 2016 for 2015 performance under the Bonus Plan.

• Continuing current practices. • Because the Company met its 2016 financial metrics provided in the Bonus Plan, the Company paid cash bonuses to the NEOs in 2017 for 2016 performance.

Element	2016	2017+
Use of discretion

•    The Bonus Plan approved at the 2013 Annual Meeting provides the Committee with only negative discretion to reduce (but not increase) cash incentive payments intended to constitute “qualified performance-based compensation.”

•    The Bonus Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to allow tax deductibility for payments intended to qualify as performance-based compensation.

•    Includes a clawback provision.

•    The Company funded the overall annual cash incentive pool for 2015 performance pursuant to the Bonus Plan at 147% of target.

•    Based on strong financial and other qualitative measures in 2015, the Company’s NEOs earned cash bonuses for 2015 performance paid in March 2016 up to 150% of each NEO’s respective target. The Committee determined such cash bonuses based upon the strong individual performance of each of the NEOs, achievement of several critical business priorities ahead of expectations, successfully meeting or exceeding strategic objectives, optimizing the Company’s organizational structure, systems and processes, and meeting the objectives to enhance overall commitment to quality and regulatory compliance.

•    Continuing current practices.

•    The Company funded the overall annual cash incentive pool for 2016 performance pursuant to the Bonus Plan at 117% of target.

•    Based on strong financial and other qualitative measures of performance in 2016, the Company’s NEOs earned cash bonuses for 2016 performance paid in March 2017 up to 144% of each NEO’s respective target. The Committee determined such cash bonuses based upon the strong individual performance of each of the NEOs, achievement of several critical business priorities ahead of expectations, successfully meeting or exceeding strategic objectives, optimizing the Company’s organizational structure, systems and processes, and meeting the objectives to enhance overall commitment to quality and regulatory compliance.

•    Based on competitive practices, the Compensation Committee amended the Bonus Plan in February 2017 to fund cash bonuses for NEOs up to a maximum of 200% of target to more closely align pay and performance. This Bonus Plan Amendment commences with 2017 performance, with such bonuses to be paid in March 2018.

Element	2016	2017+
Performance-based stock grants

•     50% of each NEO’s 2016 equity grant (including the CEO and CFO) was in the form of PSUs with annual vesting over three years contingent on achieving three-year cumulative revenue growth performance goals, measured during each fiscal year of the performance period; 30% of each NEO’s 2016 equity grant (including the CEO and CFO) was in the form of non-qualified stock options, which the Committee, Board and management view as performance-based equity.

•     Each grant considered:

•  2015 performance;

•  Future potential and retention needs; and

•  Competitive market data.

•     The (i) third installment of the PSUs granted to the NEOs in 2013, (ii) second installment of the PSUs granted to the NEOs in 2014, and (iii) first installment of the PSUs granted to the NEOs in 2015, all vested 2016 at target because the 2015 performance goal, based on revenue growth, was met In addition, the first installment of the PSUs granted to the NEOs in 2013 that failed to vest in 2014 also vested at target based on the achievement of the “catch-up” revenue performance goal measured over the entire performance period.

•     Continuing current practices.

•     The third installment of the PSUs granted to the NEOs in 2014 and the second installment of the PSUs granted to the NEOs in 2015 both vested at target in 2017 because the 2016 performance goal, based on revenue growth, was met. In addition, the first installment of the PSUs granted to the NEOs in 2016 vested in 2017 at 150% of the target number of shares of performance stock eligible to vest because the 2016 performance goal, based on revenue growth, was achieved at the maximum level.

Element	2016	2017+
Peer group	Integra’s peer group focuses on the medical technology industry and considers the complexity of Integra’s business, competitors for executive talent, as well as relative size (revenue and market cap). The Committee reviewed compensation of our NEOs relative to our peers, and as a result of our review, we made the following changes to our peer group in October 2016: (i) we removed Thoratec Corporation (acquired by St. Jude Medical), and Alere Inc. (acquired Abbott Laboratories), and (ii) added Steris, Cantel Medical Inc, and Align Technologies, Inc.	Will continue to focus on the medical technology industry, Integra’s complexity, competition for executive talent and relative size (revenue and market cap), making adjustments to the peer group as necessary given the aforementioned criteria. We will review compensation of our NEOs relative to our peers on an annual basis.
Change In Control provisions for equity awards	Continue to utilize “double trigger” provisions implemented in 2013 for acceleration of equity awards.	Continuing current practice.
Compensation recoupment (“clawback”) policy	Continue to utilize clawback policy implemented in 2013 that pertains to both the equity plans and Bonus Plan.	Continuing current practice.
Pre-clearance, Anti-hedging/pledging policy	Continue to mandate pre-clearance requirements to a broader group of executives. Continue to follow the anti-hedging/pledging policy that was implemented in 2013.	Continuing current practice.

The Company will continue its outreach to stockholders on an on-going basis to sustain and, where appropriate, refine alignment on executive compensation practices.

Philosophy

The Committee determines our executive compensation philosophy, which is to align each executive’s compensation with Integra’s short- and long-term performance. Accordingly, we have designed our executive compensation programs to enhance Integra’s ability to attract, retain and engage executives who are essential to Integra’s continued growth and success, and reward them when they deliver strong performance.

•

We linked our 2016 annual cash incentive program to financial metrics — including revenue, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), and operating cash flow —which we believe drive the profitability and growth of the Company and long-term shareholder return. Cash incentive awards for NEOs are linked to the achievement of these financial metrics as well as performance of other objectives to advance the long-term strategy of the Company.

•

Our long-term equity incentive awards are aligned with stockholder interests because they focus on performance — for grants and vesting — as well as retention, and to facilitate long-term stock ownership.

•	In addition to stock ownership requirements for executive officers, our CEO holds certain equity grants whose payment is deferred until after he leaves the Company.

•	All compensation actions also are considered in the context of appropriately managing risk.

Overall, we design our compensation programs to attract and retain executives capable of (i) leading our Company, which is more complex and diversified in its business than other medical technology companies of comparable revenues, and (ii) growing our Company more rapidly than industry peers, consistent with our long-term objective to become a multi-billion dollar global, diversified, medical technology company.

In determining compensation for our NEOs for 2016, the Company made some decisions, such as targets, in advance, while the Company made others, such as the determination of annual cash bonus awards for 2016 under the Bonus Plan and the long-term equity incentive awards, after the performance period concluded and could be evaluated. As a result, the Committee considered elements of compensation for our NEOs at various times beginning in late 2015 and ending in early 2017.

2016 Performance

Integra made considerable changes and progress toward transforming the Company during 2016, as it advanced toward becoming a multi-billion dollar, global medical technology company. We outlined our strategy in 2012 to optimize our structure, execute consistently and accelerate growth. Since then, we have made significant progress in each of these areas. We have addressed substantial challenges over the past three years, and we are now at an exciting and pivotal point to accelerate growth. The following represent our key accomplishments in 2016:

•

One-year total return to stockholders for 2016 was 26.6% (compared to 13.0% for our peer group), and the three-year total return to stockholders for 2014, 2015 and 2016 was 98.9% (compared to 68.4% for our peer group);

•

Demonstrated the strength of our underlying businesses and the success of our new product launches by improving our organic revenue growth profile during 2016 and achieving full-year organic revenue growth of 9.0%, an increase from 6.7% in 2015;

•

Integrated TEI Biosciences Inc., and TEI Medical Inc., broadening our current advanced wound care portfolio and expanding a dedicated wound care channel focused on the outpatient clinic. This acquisition also enhanced our regenerative product pipeline with four new products from the PriMatrix® and SurgiMend® platforms that are planned for introduction during 2017;

•

Integrated the Salto Talaris® ankle and the Futura™ toe that the Company had acquired from Tornier. These products further diversify our lower extremity portfolio, and, when combined with the launch of our internally developed Cadence total ankle replacement product, drove growth and captured market share in the fast-growing ankle arthroplasty market;

•

Integrated Tekmed, allowing us to build a direct presence in Italy and expand our European infrastructure, increasing our growth in Italy for both our specialty surgical solutions and orthopedics and tissue technologies product lines;

•

Received FDA approval and began the U.S. market commercialization of Omnigraft™, the only FDA-approved product that regenerates dermal tissue used in the treatment of diabetic foot ulcers. Omnigraft heals in fewer applications than other technologies — a unique value proposition that results in lower costs to the payer and patient;

•	Increased international sales double digits, resulting primarily from strength in our neurosurgery business and the contribution from the TEI and Tekmed acquisitions; and,

•	Increased our borrowing capacity from $1.1 billion to $1.5 billion through an amendment to our credit facility and extended the term through 2021.

Stock Performance

Our stock generated a three-year total return for stockholders of 98.9% from 2014 through 2016, compared to 68.4% for our peer group of companies and 28.9% for the NASDAQ Composite Index. For the year ended December 31, 2016, we ranked in the 71st percentile of total returns for the three-year period of our peer group.

*	For the full roster of members of our Peer Group, please refer to the section below entitled “Our Peer Group and the Markets in Which We Compete.”

2016 Performance Versus Financial Metrics

In 2016, we exceeded our revenue, operating cash flow and EBITDA targets and essentially met our adjusted EBITDA target. These results reflect significant progress made during 2016 on a series of strategic initiatives designed to help the Company grow. Our financial performance versus our targets is reflected below.

2016 Financial Performance Targets

	2016 Target	2016 Results	Result as % of Target
Revenue	$985 Million	$992.1 Million	101%
Adjusted EBITDA	$233.1 Million	$231.7 Million	99%
Operating Cash Flow	$125 Million	$159.2 Million	127%
EBITDA	$97.2 Million	$188.0 Million	193%

See “Appendix C — Reconciliations of Non-GAAP Financial Measures” for a more detailed explanation of “Adjusted EBITDA” and “EBITDA.”

In February 2016, the Committee established the threshold objective 162(m) goal (70% of prior year EBITDA) as well as the 2016 performance targets under the Bonus Plan, as illustrated in the chart above.

The Company used these metrics again for 2017 because they provide a sound basis to measure profitability and growth and because many stockholders rely upon some or all of these metrics to evaluate the Company. Our strategy is to increase our profit margins over the long term by (i) growing in size, including by acquisition and new product introductions, (ii) optimizing the business by consolidating manufacturing into centers of excellence, leveraging our new two-division global structure, and implementing common quality and information systems, and (iii) developing and recruiting leaders who effectively execute our most important programs and who can manage important functions in a complex global medical technology company.

Linking Financial Performance to Pay in 2016

Our strong financial performance against our metrics determined how we funded the 2016 pool for cash incentive payments for NEOs. The following is a brief discussion on our performance against these metrics:

•	Revenues: We increased reported revenues 12.4% to $992.1 million last year, exceeding our 2016 goal of $985 million;

•

Adjusted EBITDA: Our adjusted EBITDA (see “Appendix C — Reconciliations of Non-GAAP Financial Measures”), increased 18.5% during 2016 to $231.7 million, which essentially met our target of $233.1 million;

•	Operating Cash Flow: We increased operating cash flow 36.0% during 2016 to $159.2 million, which exceeded our target of $125 million*;

•

EBITDA: Our 2016 EBITDA (see “Appendix C — Reconciliations of Non-GAAP Financial Measures”), was $188.0 million, which increased from $138.8 million EBITDA in the prior year and exceeded our target of 70% of prior year EBITDA, or $97.2 million. The Company established this goal for purposes of tax deductibility under Section 162(m) and establishing the minimum amount of profitability necessary to warrant payment of any bonuses to NEOs, such that if the Company did not meet or exceed this objective, the pool for cash incentive payments for NEOs would not be funded.

To demonstrate our efforts to link pay for performance, it is important to note that the third installment of the PSUs granted to the NEO’s in 2014 and the second installment of the PSUs granted to the NEOs in 2015 vested at target in 2017 because the Company achieved its 2016 performance goal based on 3% revenue growth. In addition, the first installment of the of the PSUs granted to the NEOs in 2016 vested in 2017 at 150% of the target number of shares of performance stock eligible to vest because the Company achieved the 2016 performance goal, based on revenue growth, at the maximum level. Specifically, revenues increased from $882.7 million in 2015 to $992.1 million in 2016, an increase of 12.4%. For more information, please refer to the section below entitled “Refined Long-Term Equity Incentive Plan.”

*For periods prior to 2016, operating cash flow has been adjusted for FASB 2016-09. Accordingly, when comparing operating cash flow to last years’ proxy, without the adjustment, we increased operating cash flow 49.2% during 2016.

Once the Committee determined the funding of the 2016 pool for cash incentive payments, the Committee considered several additional factors in finalizing the awards to NEOs. The Company successfully met or exceeded its strategic objectives for 2016. Integra achieved its financial objectives (or essentially met them) and reported significant improvement on all of its key financial metrics, including organic revenue growth, reported revenue growth, adjusted gross margin, adjusted EBITDA margin, operating cash flow and free cash flow conversion. Integra also met its goals of launching Omnigraft™ with a comprehensive strategy to enter the outpatient advanced wound care market. The Company also met its objective to develop and launch new products across all areas of the business, with new products such as Omnigraft, the MAYFIELD® 2 surgical headrest for neurosurgery, Cadence™, and the Finlock™ glenoid, generating revenue growth during 2016. In addition to accomplishing the outlined the objectives for 2016, the Company also met several critical priorities ahead of expectations. Overall, the Committee determined that the Company’s performance exceeded its objectives for 2016 and awarded the NEO pool with cash incentive payments for 2016 that were funded above a 100% target payout.

Executive Compensation for 2016

In 2016, we continued to follow and implement our approach to executive compensation that we have evolved since 2012 based upon feedback from our stockholders in our enhanced investor outreach program. Specifically, starting in 2013, we transitioned to a new executive compensation program that improved the alignment of Integra’s executive compensation with metrics that drive total stockholder return and holds management accountable for the Company’s financial performance and progress towards the Company’s strategic objectives and goals.

Performance Incentive Compensation Plan (the “Bonus Plan”)

The Committee approved the Bonus Plan in January 2013, which the full Board then approved in February 2013, and the stockholders then approved in May 2013, which remains in effect. The following are the highlights of the Bonus Plan:

•	Under the Bonus Plan, cash bonuses may be paid based on the Company’s achievement of performance goals that the Committee determined within the first 90 days of the year.

•	Weighting of metrics to fund the incentive pool for 2016 performance pursuant to a formula that includes percentage weightings for revenue (40%), adjusted EBITDA (30%), and operating cash flow (30%).

•	For 2016 performance, the 2016 NEOs were eligible for cash incentive payments only if the Company achieved its EBITDA goal of at least 70% of its prior year EBITDA.

•	The Committee has only negative discretion to reduce (and not increase) the amount of the bonus pool funded, and subsequently the awards to NEOs, which are intended to comply with Section 162(m).

•

Each NEO in the Bonus Plan has an established target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 150% of his or her target (cap of 182% for the CEO, which is 200% of the CEO’s base salary). In February 2017, the Committee approved an amendment to the Bonus Plan, commencing in performance year 2017, to increase the maximum payout percentage to 200% of target (up from 150%) for NEOs, to better align pay and performance.

•	The Bonus Plan is designed to allow awarding compensation that is intended to meet the requirements of Section 162(m) to allow tax deductibility.

•	Includes a clawback provision.

Determining Awards for 2016 Performance under the Bonus Plan

The Committee established the following target awards for 2016 performance for our NEOs:

Named Executive Officer	Title	Cash Incentive Plan Target as a % of Base Salary
Peter J. Arduini	CEO	110%
Glenn G. Coleman	CFO	60%
Robert T. Davis, Jr.	CVP	50%
Richard D. Gorelick	CVP	45%
Daniel L. Reuvers	CVP	40%

None of our NEOs has a cash incentive guarantee. In 2016, no NEO may earn an award in excess of 150% of his/her target, other than the CEO who may earn an award up to 182% of his target, which is 200% of his base salary. For performance year 2017, each NEO can earn a cash bonus award up to 200% of his/her target.

The Bonus Plan provides a clear process for determining bonuses for NEOs.

Threshold Objective for NEOs for 2016 Performance

The Committee established a threshold objective for 2016 performance (70% of prior year EBITDA from continuing operations) for the 2016 NEOs based on the prior year’s EBITDA, for the purposes of tax deductibility under Section 162(m), because the Committee believes that this is the most complete single metric to assess the Company’s performance. The Company achieved this goal in 2016 resulting in funding of the Bonus Plan as stated below.

Upon achievement of the EBITDA goal, the bonus for such NEOs is funded at the maximum (150% of their targets in 2016). Thereafter, the Committee has the ability to exercise only negative discretion in order to determine the actual cash incentive payment for such NEOs based on the funding of the Company’s annual cash incentive pool pursuant to the metrics set forth in the table below and such NEO’s performance.

Cash Incentive Pool Funding Model for 2016 Performance

The Bonus Plan was designed to fund an overall pool based on financial metrics for all participants. The aggregate amount of the final payments to all participants, including such NEOs, may not exceed the overall funded pool. The Company’s pool funding model for 2016 performance was as follows:

		Performance Goals as a Percent of Target
2016 Performance Metric	Weight	Below Threshold	THRESHOLD GOAL	TARGET GOAL	MAX GOAL
REVENUE	40%	95.9%	96%	100%	104%
ADJUSTED EBITDA	30%	92.9%	93%	100%	107%
OPERATING CASH FLOW	30%	84.9%	85%	100%	115%
Cash Incentive Pool Funding as % of Target		0%	20%	100%	150%

The Committee approved these metrics for 2016 performance because they are key indicators as to the strength of the business, and we believe that they drive stockholder returns over the long term. Because the Company’s results exceeded the threshold goals for the performance metrics consisting of revenue, adjusted EBITDA and operating cash flow, the cash incentive pool was funded for all eligible participants.

Negative Discretion to Determine Final Payout for 2016 Performance

The Committee has negative discretion to reduce awards for each NEO for 2016 performance based on the following metrics:

•	65% weight on financial and quantitative measures including revenue, operating cash flow and adjusted EBITDA, in addition to other division-specific financial metrics.

•	35% weight on qualitative measures including leadership objectives and strategic initiatives.

Determining Awards for 2017 Performance under the Bonus Plan

The Committee established the following target awards for 2017 performance for the following NEOs:

Named Executive Officer	Title	Cash Incentive Plan Target as a % of Base Salary
Peter J. Arduini	CEO	110%
Glenn G. Coleman*	CFO	75%
Robert T. Davis, Jr.*	CVP	60%
Richard D. Gorelick	CVP	45%
Daniel L. Reuvers*	CVP	50%

*The	NEO’s target award for 2017 performance increased from the prior year to reflect their promotions on December 1, 2016.

None of our NEOs has a cash incentive guarantee. None may earn an award in excess of 200% of his/her target for the 2017 performance year.

The Bonus Plan provides a clear process for determining bonuses for NEOs.

Threshold Objective for NEOs for 2017 Performance

The Committee has established a threshold objective for 2017 performance of 70% of prior year Adjusted EBITDA for the NEOs. This threshold objective was modified to be based on Adjusted EBITDA as opposed to the previous threshold objective of EBITDA for NEOs for 2017 performance. The definition of Adjusted EBITDA for bonus purposes is GAAP net (loss)/income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, and (v) those operating expenses also excluded from adjusted net income. If the goal is achieved, the bonus for each NEO will be funded at the maximum (200% of his or her target). Thereafter, the Committee may exercise only negative discretion in determining the actual cash incentive payment for each NEO, using only the funding of the Company’s annual cash incentive pool pursuant to the metrics set forth in the table below and each NEO’s performance.

Cash Incentive Pool Funding Model for 2017 Performance

The Bonus Plan funds an overall pool based on financial metrics for all participants. The aggregate amount of the final payments to all participants, including the NEOs, may not exceed the overall funded pool. The Company’s pool funding model for 2017 performance is shown below. The Committee approved these metrics for 2017 performance because they are key indicators as to the strength of the business, and we believe they drive stockholder returns over the long term.

		Performance Goals as a Percent of Target
2017 Performance Metric	Weight	Below Threshold	THRESHOLD GOAL	TARGET GOAL	MAX GOAL
REVENUE	40%	95.9%	96%	100%	104%
ADJUSTED EBITDA	30%	92.9%	93%	100%	107%
OPERATING CASH FLOW	30%	84.9%	85%	100%	115%
Cash Incentive Pool Funding as % of Target		0%	20%	100%	150%

In addition, the Committee approved a potential modifier on the funding of the pool for 2017 based on the achievement of milestones related to the integration of certain acquisitions.

Negative Discretion to Determine Final Payout for 2017 Performance

The Committee has negative discretion to reduce awards for each NEO for 2017 performance based on the following metrics:

•	65% weight on financial and quantitative measures, including revenue, operating cash flow and adjusted EBITDA, and other division-specific financial metrics.

•	35% weight on qualitative measures, including leadership objectives and strategic initiatives.

Long-Term Equity Incentive Plan

2016 Equity Grants

•

We amended our equity plan effective January 1, 2013 (applicable to awards granted on or after that date) (i) to revise the trigger for accelerated vesting after a change in control from a “single trigger” (meaning that the accelerated vesting shall occur in connection with the change in control) to a “double trigger” (meaning that the accelerated vesting occurs upon both the change in control and a qualifying termination of employment), and (ii) to add a “clawback” provision that requires under certain circumstances the return of compensation received on the basis of financial statements that are subsequently restated.

•

The 2016 annual equity grant to each of our NEOs was based on their performance over the long term and, during 2015, each NEO’s long-term potential, retention considerations and information about the market for comparable executives.

•

In March 2016, Messrs. Coleman, Davis, Gorelick, and Reuvers received an annual equity grant consisting of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock. The restricted stock awarded to the NEOs vests annually over three years. The PSUs vest annually over three years, contingent on achieving our revenue growth goal. The non-qualified stock options vest annually over four years (other than for Mr. Coleman, whose non-qualified stock options vest annually over three years).

•

In March 2016 Mr. Arduini received an annual equity grant of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock unit. For more information on Mr. Arduini’s 2016 annual equity grant, please refer to section entitled Annual Review of Compensation.

•

In December 2016, Messrs. Coleman, Davis, and Reuvers were awarded additional equity compensation in the form of non-qualified stock options to reflect their respective promotions and additional responsibilities. These non-qualified stock option grants vest in full after three years.

•

The PSUs granted in March 2016 will vest in annual installments (assuming the annual revenue growth performance goal is achieved each year) with a three-year performance period beginning January 1, 2016 and ending December 31, 2018. The target revenue levels also increased for the 2016 PSU cycle from previous cycles to increase the rigor of the program and align with the company’s long-term business strategy and growth targets. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from zero percent (0%) to one-hundred and fifty percent (150%) of the target number of shares of performance stock granted based on the Company’s achievement of goals relating to the increase in the Company’s annual revenue over the initial revenue target, defined as the Company’s revenue for the fiscal year ended December 31, 2015, during each fiscal year of the performance period running from January 1, 2016 through December 31, 2018 as detailed below:

	Increase in Annual Revenue over the Baseline (Fiscal 2015) Revenue Level	Performance Vesting Percentage
2016 PERFORMANCE YEAR
	< 3%	0%
Threshold Level	3%	50%
Target Level	7%	100%
Maximum Level	≥ 11%	150%
2017 PERFORMANCE YEAR
	< 6%	0%
Threshold Level	6%	50%
Target Level	14%	100%
Maximum Level	≥ 22%	150%
2018 PERFORMANCE YEAR
	< 9%	0%
Threshold Level	9%	50%
Target Level	21%	100%
Maximum Level	≥ 33%	150%

•

If the increase in annual revenue over the initial revenue target for any performance year falls between the threshold level and the target level, then the performance vesting percentage shall be determined by means of linear interpolation between the threshold level’s and target level’s performance vesting percentages specified above. If the increase in annual revenue over the initial revenue target for any performance year falls between the target level and the maximum level, then the performance vesting percentage shall be determined by means of linear interpolation between the target level’s and maximum level’s performance vesting percentages specified above.

•

If the performance goal with respect to a given fiscal year is not achieved at the target level or higher, and the Company achieves the “catch-up” goal defined as a target cumulative revenue growth rate goal over the three-year performance period, then additional shares of performance stock will vest on the third anniversary of the grant date, as though the performance goal for such fiscal year was achieved at the target level.

2017 Equity Grants

•

Our annual equity grants are intended to provide long-term incentive and performance-based compensation to our NEOs. Accordingly, the amount of the 2017 annual equity grant made to each of our NEOs is based on their performance over the long term and during 2016, each NEO’s long-term potential and retention considerations, and information about market practices for comparable executives.

•

In March 2017, Messrs. Coleman, Davis, Gorelick, and Reuvers each received an annual equity grant consisting of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock. The restricted stock vests annually over three years. The PSUs vest annually over three years contingent on achieving our revenue growth goal. The non-qualified stock options vest annually over four years (other than for Mr. Coleman whose non-qualified stock options vest annually over three years). For information on the CEO’s 2017 annual equity award (50% PSUs, 30% non-qualified stock options, and 20% restricted stock units), please refer to the section below entitled “Annual Review of Compensation.”

•

The PSUs granted in March 2017 will vest in annual installments (assuming the annual revenue growth performance goal is achieved each year) with a three-year performance period beginning January 1, 2017 and ending December 31, 2019. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from fifty percent (50%) at threshold to one-hundred and fifty percent (150%) of the target number of shares of performance stock granted based on the Company’s achievement of goals relating to the increase in the Company’s annual revenue over the initial revenue target, defined as the Company’s revenue for the fiscal year ended December 31, 2016 during each fiscal year of the performance period running from January 1, 2017 through December 31, 2019 as detailed below:

	Increase in Annual Revenue over the Baseline (Fiscal 2016) Revenue Level(%)	Performance Vesting Percentage
2017 PERFORMANCE YEAR
	< 3%	0%
Threshold Level	3%	50%
Target Level	7%	100%
Maximum Level	> 11%	150%
2018 PERFORMANCE YEAR
	< 6%	0%
Threshold Level	6%	50%
Target Level	14%	100%
Maximum Level	> 22%	150%
2019 PERFORMANCE YEAR
	< 9%	0%
Threshold Level	9%	50%
Target Level	21%	100%
Maximum Level	> 33%	150%

•

If the increase in annual revenue over the initial revenue target for any performance year falls between the threshold level and the target level, then the performance vesting percentage shall be determined by means of linear interpolation between the threshold level’s and target level’s performance vesting percentages specified above. If the increase in annual revenue over the initial revenue target for any performance year falls between the target level and the maximum level, then the performance vesting percentage shall be determined by means of linear interpolation between the target level’s and maximum level’s performance vesting percentages specified above.

•

If the performance goal with respect to a given fiscal year is not achieved at the target level or higher, and the Company achieves the “catch-up” goal defined as a target cumulative revenue growth rate goal over the three-year performance period, then additional shares of performance stock will vest on the third anniversary of the grant date, as though the performance goal for such fiscal year was achieved at the target level.

PSUs Metric and Goal Setting Considerations

Revenue and revenue growth is a critical focus for the Company, and is therefore a metric used in our awards of PSUs (revenue growth) as well as the metric used in the Bonus Plan (revenue). Profitable growth is a core component of our strategy. In our industry, the increasingly competitive and complex landscape, increasing global regulation, and overall pricing pressure have driven an even stronger correlation between scale and profitability, as measured by revenue. These considerations drive our strategy and annual objectives. As a result, we believe that linking our equity grants to revenues creates an appropriate way to measure and reward performance and drive profitable growth.

We annually review the metrics (and related goal targets) used in our annual and long-term incentive programs to ensure that they remain aligned with Integra’s strategic plan. The three-year annual revenue growth goal derives from a rigorous process that involves input and discussions among the President and CEO, internal human resources and finance personnel, the Company’s compensation consultants, the Committee, and the Committee’s compensation consultants and legal advisors.

Key Governance Features Relating to Executive Compensation

The Committee has a number of corporate governance features related to executive compensation, which we summarize below. We believe that these mechanisms assure the alignment of our executive compensation with the interests of stockholders.

Element	Purpose	Key Characteristics
Stock ownership guidelines and retention requirements	To align the long-term interests of NEOs with stockholders.	The CEO is required to own shares equal to 6x his annual salary; the CFO is required to own 2x his annual salary; other NEOs are required to own 1x their annual salaries. All of our NEOs have met these requirements or are still within the initial five-year period from the commencement date of employment to still comply with these requirements. The NEOs are required to hold stock received from the Company pursuant to the stock ownership guidelines.
Compensation recoupment (“clawback”) policy	To ensure that compensation is paid only upon proven results.	If a restatement of our financial statements is required to correct a material error or inaccuracy due to the fraud or intentional misconduct of an NEO, the Committee can recoup from that NEO bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding bonus or equity award opportunities.
Anti-hedging/pledging policy	To ensure that equity compensation is an effective method to align the interests of NEOs and stockholders.	No NEO may hedge or pledge our securities. Also, all NEOs must pre-clear trades involving Company stock with our Law Department.
No “gross-ups”	To reflect sound executive compensation governance practices, manage the cost of compensation to the Company, and recognize that the burden for payment of taxes on income falls on employees.	No NEO is eligible to receive any tax gross-ups on perquisites or excise taxes, such as Section 280G taxes in the event of a change of control.

Element	Purpose	Key Characteristics
“Double trigger” change in control arrangements	To prevent undue gains in the event of a change in control.	Our equity plans and equity grant agreements require a qualifying termination of employment in addition to a change-in-control in order to accelerate vesting of equity awards granted on or after January 1, 2013. In addition, all change in control provisions in our employment and change-in-control severance agreements for NEOs require a qualifying termination of employment in addition to a change in control before triggering change-in-control benefits.
Annual equity awards	To retain and attract highly qualified NEOs and tie their performance to the performance of our stock, thus aligning their interests with the interests of our stockholders.	We include annual equity as a primary component of the long-term compensation of our NEOs. In 2016 and 2017, the grant value of the annual equity awards was determined based on each NEO’s performance, potential, and competitive market data. In March 2016, the CEO received an annual equity award of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock units. In March 2016, Messers. Coleman, Davis, Gorelick and Reuvers received an annual equity award of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock. In March 2017, the CEO received an annual equity award of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock units. In March 2017, Messers. Coleman, Davis, Gorelick and Reuvers received an annual equity award of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock.
Bonus Plan	To provide annual cash incentive opportunities based on the achievement of performance goals and satisfy Section 162(m) requirements for awards intended to qualify as performance-based compensation.	In 2013, we adopted (and stockholders approved) a performance-based cash incentive plan designed to allow the Committee to grant bonuses intended to be “qualified performance-based compensation” under Section 162(m).

Element	Purpose	Key Characteristics
Cap on annual cash incentives	To achieve the appropriate balance between fixed and variable compensation.	For performance year 2016, we limit the amount of any annual bonus awarded to any NEO to a maximum of 150%, other than the CEO who has a maximum of 182% of his related target award. For performance year 2017, we limit the amount of any annual bonus awarded to any NEO to a maximum of 200% of the related target award.
No minimums or guarantees	To motivate our NEOs to perform under all circumstances.	Our NEOs have no guarantees or minimums related to base salary increases, bonuses or equity awards.
Few perquisites	To focus NEOs on performance elements of compensation.	Our NEOs participate in broad-based Company-sponsored benefits programs on the same basis as other full-time employees, except for the Executive Physical Medical Exam Program noted below.
No SERP	To focus NEOs on performance elements of compensation and long-term value creation.	Our NEOs participate in the same defined contribution retirement plan as other employees.
Risk Management	To conform to Integra’s brand promise to limit uncertainty.	We have a strong risk management approach involving a broad spectrum of departments with specific responsibilities assigned to management, the Board and the Board’s committees. We review how the Company assesses, addresses, and reports risk annually with the Board.
Independent Compensation Consultant	To obtain objective input to decision making.	Our Committee uses the services of an independent compensation consultant.
Executive Physical Medical Exam Program	To strengthen a culture of health and ensure a holistic approach to our executive remuneration program.	The program, implemented in October 2013, provides payment for annual executive physical medical exams for NEOs.

Process for Determining Compensation and its Components

At the beginning of 2016, we established performance objectives for each NEO along with variable pay target opportunities for cash incentives and long-term equity incentives. In the first quarter of 2017, the Committee completed a formal performance review for performance year 2016 for the CEO and each other NEO. The Committee reviewed the performance of the CEO, and the CEO’s assessment of the NEOs, along with market data that the Company’s compensation consultants compiled, to determine each element of compensation for performance year 2016. As a result of this work, the Company determined the following: (i) base salary merit increases for 2017, (ii) annual cash incentives based on the cash bonus pool for 2016, paid in March 2017, (iii) long-term equity incentives (annual equity grants) as summarized above, and (iv) the CEO’s compensation in 2016 and 2017.

Components of Integra’s Executive Compensation

Integra’s executive compensation consists of fixed pay and variable pay, each of which includes cash and non-cash components. The chart below summarizes the various elements of Integra’s executive compensation, and the narrative that follows describes the most important elements and their purposes in greater detail.

Total Compensation: We consider total compensation for comparable roles at companies in medical technology, healthcare and general industry, based on the data obtained from published salary surveys that we review, the proxy statements of the companies mentioned below and other materials that the Committee’s compensation consultant prepared relying upon such data. We use this data primarily to ensure that our executive compensation program as a whole is competitive.

We continue to emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance.

The following charts are designed to demonstrate the various components of our NEOs’ 2016 compensation which place a particular emphasis on variable pay. We believe that these charts are helpful in demonstrating the components of our NEOs’ compensation aligned with our philosophy.

Base Salaries: We establish salaries for NEOs that reflect each executive’s experience, expertise, and compensation history as well as current competitive compensation data and internal comparisons. The Committee reviews base salaries of our NEOs annually, and considers approving increases as warranted by performance, market competitiveness and affordability.

Cash Incentives: As discussed above, the cash bonus pool for 2016 performance, paid in March 2017, was funded at 117% overall based on the Company’s performance against 2016 financial targets. Individual payment recommendations were based on performance (65% weighting on quantitative and 35% weighting on qualitative objectives) and the relevant NEO’s target opportunity.

Long-Term Equity Incentives: Our equity grants align NEOs with stockholder interests as we increasingly focus on performance as well as retention, and facilitate long-term stock ownership. The main terms and features of our equity grants include the following:

•	Restricted Stock Awards: Annual vesting over three years.

•	Restricted Stock Units: Granted to the CEO with three-year vesting and deferral of payments until after departure.

•

Non-Qualified Stock Options: The CEO’s non-qualified stock options vest as to one-third of the shares on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. In addition, all NEOs who received non-qualified stock options as part of their respective annual equity grants will vest annually over four years, except for the CFO, whose non-qualified stock options will vest annually over three years. Also, the non-qualified stock options granted to Messrs. Coleman, Davis, and Reuvers in in December 2016 vest in full after three years.

2016 CEO Compensation Summary2016 Other NEOs Average Compensation Summary

•	PSUs: Annual vesting over three years contingent on achieving revenue growth goals, as detailed in the discussion above.

Equity Grant Practices

In addition to describing the types of grants the Company provides, we believe that a discussion of our practices surrounding our grants is useful to underscore the procedures behind the grants. The Committee considers the performance of the Company, potential performance of individuals over the short- and long-term and market considerations in determining the value and equity-type for annual equity awards.

The following is a summary of our practices:

•

The Committee approves equity awards after it completes its annual review process for the individuals eligible to receive equity grants and bases its decisions, at its discretion, on their short- and long-term performance, the Company’s performance in the prior year, and the need to stay competitive in the market for executives.

•

The Special Award Committee, consisting of our CEO, has authority (within specified limits) to approve equity-based awards to other managers, and typically approves annual awards during the first quarter, and throughout the year for strategic new hires, selected promotions, and key retention needs. We expect these practices to continue.

•	We expect PSU grants intended to constitute “qualified performance-based compensation” to be made within the first 90 days of the year consistent with the requirements of Section 162(m).

•	We make decisions to grant equity awards without regard to anticipated earnings or other major announcements by the Company.

•

We require all NEOs and substantially all U.S. based employees to have signed a non-competition agreement or, where applicable law does not support non-competition agreements, a confidentiality agreement that includes provisions regarding non-solicitation and assignment of inventions or an employment or severance agreement with non-competition provisions, as a condition to, among other things, employment and, for those eligible, receiving an equity award.

•

The exercise price of our non-qualified stock options is equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. This practice with respect to setting stock option exercise prices is consistent with the terms of our equity incentive plans.

•	Our 2003 Equity Incentive Plan provides that, without stockholder approval, no amendment may be made that would reprice outstanding awards.

Other Components of Integra’s Executive Compensation

Stock Ownership Guidelines and Retention Requirements: All of our NEOs have met their stock ownership guidelines and retention requirements or are still within the initial five-year period from the commencement date of employment to still comply with such guidelines and retention requirements.

Benefits: Our NEOs participate in our benefits offerings on the same basis as all other employees except for the Executive Physical Medical Exam Program that was established in October 2013 and was formed in order to strengthen a culture of health and foster a holistic approach to our executive remuneration program. The program provides payment for annual physical medical exams for our NEOs. Each NEO is encouraged to complete an exam in 2017.

Perquisites: We provide our NEOs with very few perquisites and other benefits not generally available to other employees.

See “Annual Review of Compensation” for additional information, including a description of the goals and each executive’s achievements.

Our Peer Group and the Markets in Which We Compete

As one of several factors in considering approval of Integra’s compensation programs, the Committee compares Integra’s compensation programs and performance against those maintained by an approved peer group of companies. The compensation peer group, which is periodically reviewed and updated by the Committee, consists of companies that are similar in size (revenue and market capitalization) and in the same industry as Integra and with whom Integra may compete for executive talent.

In selecting peer companies, the Committee evaluates the comparability of those companies’ in terms of complexity of products and manufacturing processes, number and variety of product lines, technical complexity, and global reach as well as considering where Integra competes for executive talent and the size of the organizations in terms of revenue and market capitalization. In 2016, after reviewing all of the relevant criteria with Willis Towers Watson, the Committee’s compensation consultant, the Committee made the following changes to the Company’s peer group from 2015: (i) removed Thoratec Corporation (acquired by St. Jude Medical) and Alere Inc. (acquired by Abbott Laboratories Inc.) and (ii) added Steris, Cantel Medical Inc., and Align Technologies, Inc. The revised peer group consists of the following companies:

Integra’s Peer Group
Abiomed, Inc.	Invacare Corporation
Align Technologies, Inc.	Masimo Corporation
Cantel Medical, Inc.	NuVasive, Inc.
C.R. Bard, Inc.	Orthofix International
CONMED Corporation	ResMed Inc.
Edwards Lifesciences Corporation	Steris
Haemonetics Corporation	Teleflex Inc
Hill-Rom Holdings, Inc.	The Cooper Companies, Inc.
Hologic, Inc.	Varian Medical Systems, Inc.
Integer Holdings Corporation	Wright Medical Group, Inc.
Intuitive Surgical, Inc.

Annual Review of Compensation

We make decisions regarding NEO compensation (salary increases, bonus payments and equity grants) in connection with our annual performance review process. The 2017 annual equity grants are based on the performance of the Company in 2016, the performance of individuals over the short and long term, market considerations, each respective executive’s long-term potential, and the Committee’s desire to provide adequate incentive to motivate the executive’s continued performance.

For fiscal year 2016, we completed our review process for our NEOs in February 2017 and made the equity awards in March 2017. Thus, pursuant to the SEC rules, the equity grants awarded to the NEOs in 2017 for 2016 performance do not appear in the Summary Compensation Table for 2016. The Company accounts for equity in accordance with FASB ASC Topic 718. We anticipate that we will adhere to a similar timetable for the annual reviews of performance and compensation for our NEOs in future years.

The following discussion sets forth the Committee’s actions for 2016 and, to the extent already taken, for certain 2017 items. See “Compensation of Executive Officers” and the tables and footnotes in that section for complete information.

Peter J. Arduini, President and Chief Executive Officer

At the beginning of 2017, the Committee conducted a formal review of Integra’s performance and Mr. Arduini’s 2016 performance with a focus on key financial and other quantitative metrics as well as important qualitative objectives. This assessment of performance in 2016 and over the long term, along with a review of competitive compensation as well as his specific accomplishments as described below, served as the basis for decisions regarding Mr. Arduini’s compensation.

Performance Highlights Include the Following:

In 2016, under Mr. Arduini’s leadership as President and CEO, Integra executed and delivered on key strategic, operational, and talent management priorities. Mr. Arduini managed the business well, increased value for stockholders, improved the overall infrastructure of the Company, focused the Company’s portfolio and resources on select markets, and defined plans for and showed early results of an accelerating growth portfolio. The Committee considered the following accomplishments in rendering its assessment:

•

One-year total return to stockholders for 2016 was 26.6% (compared to 13.0% for our peer group), and three-year total return to stockholders for 2014, 2015 and 2016 was 98.9% (compared to 68.4% for our peer group);

•

Demonstrated the strength of our underlying businesses and the success of our new product launches by improving our organic revenue growth profile during 2016 and achieving full-year organic revenue growth of 9.0%, an acceleration from 6.7% in 2015;

•

Integrated TEI Biosciences Inc., and TEI Medical Inc., broadening our current Advanced Wound Care portfolio and expanding a dedicated wound care channel focused on the outpatient clinic. TEI also enhanced our regenerative product pipeline with four new products from the PriMatrix® and SurgiMend® platforms that are planned for introduction during 2017;

•

Integrated the Salto Talaris® ankle and the Futura™ toe that the Company acquired from Tornier. The products further diversify our lower extremity portfolio, and, when combined with the launch of our internally developed Cadence total ankle replacement, drove growth and captured market share in the fast-growing ankle arthroplasty market;

•

Integrated Tekmed, allowing us to build a direct presence in Italy and expand our European infrastructure, increasing our growth in Italy for both our specialty surgical solutions and orthopedics and tissue technologies product lines;

•

Received FDA approval and began the U.S. market commercialization of Omnigraft™, the only FDA-approved product that regenerates dermal tissue used in the treatment of diabetic foot ulcers. Omnigraft heals in fewer applications than other technologies — a unique value proposition that results in lower costs to the payer and patient;

•	Increased international sales double-digits primarily from strength in our neurosurgery business and contribution from the TEI and Tekmed acquisitions; and,

•	Increased our borrowing capacity from $1.1 billion to $1.5 billion through an amended credit facility and extended the term through 2021.

The Committee also considered his leadership and key talent hires made during 2016, including the role changes for Messrs. Davis, Reuvers and Coleman, as well as his key achievements relating to strategy, employee development, and process improvement.

Based on all of the above achievements, which enabled the Company to exceed (or essentially meet) its financial targets and position the Company for growth, the Committee approved compensation actions for Mr. Arduini as follows:

Base Salary

•	2016: An increase in base salary of $25,780 or 3% to $885,109 effective April 1, 2016 (Integra’s global salary increase effective date) as a result of Mr. Arduini’s accomplishments.

•	2017: An increase in base salary of $26,553 or 3% to $911,662 effective April 1, 2017 (Integra’s global salary increase effective date) as a result of Mr. Arduini’s accomplishments discussed above.

Annual Cash Incentive

•	Mr. Arduini’s employment agreement provides for a target bonus opportunity of 110% of base salary in 2016.

•	For 2015, the Committee determined to award Mr. Arduini a cash bonus of $1,389,535, approximately 147% of target, paid in March 2016 for 2015 performance pursuant to the Bonus Plan.

•	For 2016, the Committee determined to award Mr. Arduini a cash bonus of $1,400,000, approximately 144% of his target, paid in March 2017 for 2016 performance pursuant to the Bonus Plan.

Long-Term Equity Incentive

•

The Company’s philosophy is to tie a significant portion of annual equity awards to performance. The Committee and management consider non-qualified stock options and PSUs as performance-based equity and the Committee granted Mr. Arduini 80% of his annual equity award in performance-based equity (50% PSUs and 30% non-qualified stock options).

•

2016 Annual Grant: Based on Mr. Arduini’s short-and long-term performance taking 2015 into account, retention, and market considerations, the Committee approved a grant of $4,500,000, which was granted in March 2016, allocated as follows: (i) 20% in the form of restricted stock units with annual vesting over three years and a deferral feature that provides the award will be paid following the six-month anniversary of Mr. Arduini’s termination; (ii) 30% in the form of non-qualified stock options; and (iii) 50% in the form of PSUs with annual vesting over a three-year performance period based on achieving revenue growth goals. The value of the March 2016 equity grant and resulting total direct compensation falls between the median and the 75th percentile of the peer group and emphasizes the importance of aligning CEO compensation with stockholder interests and rewards Mr. Arduini for significant accomplishments the Company made under his leadership.

•

2017 Annual Grant: Based on Mr. Arduini’s short and long-term performance taking 2016 into account, retention, and market considerations, the Committee approved a grant of $4,750,000, which was granted in March 2017, allocated as follows: (i) 20% in the form of restricted stock units (21,750 shares of restricted stock units) with annual vesting over three years and a deferral feature that provides the award will be paid following the six-month anniversary of Mr. Arduini’s termination; (ii) 30% in the form of non-qualified stock options (84,071 shares of non-qualified stock options); and (iii) 50% in the form of PSUs (54,373 shares of PSUs at target) with annual vesting over a three-year performance period based on achieving revenue growth goals. The value of the March 2017 equity grant and resulting total direct compensation falls between the median and the 75th percentile of the peer group and emphasizes the importance of aligning CEO compensation with stockholder interests and rewards Mr. Arduini for significant continued accomplishments the Company made under his leadership.

•

The underlying shares for the restricted stock unit grants in 2016 and 2017 will be deferred and will be delivered to Mr. Arduini within the 30-day period immediately following the six-month anniversary of his separation from service.

•

Vesting of the following PSU grants occurred in 2016 and 2017 because the Company achieved the pre-established revenue growth performance goals which covers their respective performance periods in 2015 and 2016:

PSUs VESTING IN 2016

•	March 2013 PSU grant — first performance period vested at target (pursuant to achievement of catch-up performance goal) and third performance period vested at target;

•

Additional March 2013 PSU grant — first performance period vested at target (pursuant to achievement of catch-up performance goal with deferral feature similar to his grants of restricted stock units) and third performance period vested at target (with a deferral feature similar to his grants of restricted stock units);

•	March 2014 PSU grant — second performance period vested at target; and

•	March 2015 PSU grant — first performance period vested at target.

PSUs VESTING IN 2017

•	March 2014 PSU grant — third performance period vested at target;

•	March 2015 PSU grant — second performance period vested at target; and

•	March 2016 PSU grant — first performance period vested at 150% of the target number of shares.

Mr. Arduini’s Compensation for 2016

The Company’s overall approach to Mr. Arduini’s compensation is consistent with the Company’s compensation philosophy in rewarding his strong leadership and individual performance, which is highlighted by his accomplishments as stated above, while, at the same time, providing Mr. Arduini with significant equity incentives so as to further ensure his alignment with the interests of the stockholders (a significant portion of Mr. Arduini’s compensation has a deferral feature pursuant to which Mr. Arduini will not receive the applicable shares of Integra stock until thirty days after the six-month period following his departure from the Company). The Committee determined that the Company exceeded its financial targets and was positioned for future growth under Mr. Arduini’s leadership in 2016. Accordingly, in 2016 the Company awarded Mr. Arduini a market competitive compensation package, substantially in the form of performance-based equity (80% of his annual equity award).

Mr. Arduini’s reported total compensation increased from approximately $6.3 million in 2015 to approximately $6.8 million for 2016 performance, as illustrated in the table below. This increase in total compensation primarily resulted from the Committee’s wanting to ensure that Mr. Arduini’s opportunity for total compensation remained competitive with the market and to recognize his performance and the Company’s performance in 2016. As a result, the Committee awarded him a $4.75 million equity grant, which was granted in March 2017. Also, the Committee approved a cash bonus award of $1.4 million at 144% of Mr. Arduini’s target bonus paid in March 2017, in alignment with the Company’s achievement of its performance metrics. In addition, the Committee approved a 3% base salary increase for 2016. For 2015, 2016 and 2017, a substantial majority of his compensation is at risk and dependent upon future performance (80% of his 2015, 2016 and 2017 equity grants are performance-based). The following chart outlines the breakdown of Mr. Arduini’s compensation for 2015 and 2016 as well as his compensation received in March 2017 for his 2016 performance.

*	Excluding an approximate $1.3 million increase in fair value for his outstanding equity awards in connection with the Company’s spin off.

Glenn G. Coleman, Corporate Vice President and Chief Financial Officer

Mr. Coleman is the Corporate Vice President and Chief Financial Officer of the Company. In assessing his performance, the Committee considered Mr. Coleman’s performance against his objectives and overall contribution. In assessing Mr. Coleman’s performance, the Committee considered his strong performance against his objectives and overall contribution to the success in 2016. Highlights of his contributions include the following: 1) the essential achievement of all key financial metrics for the Company in 2016; 2) guiding the Company to achieve strong revenue growth and organic growth; and 3) leading the information technology function to achieve key milestones; and 4) expanding his responsibilities in December of 2016 to lead the International business. Based on Mr. Coleman’s accomplishments, as outlined above, the Committee’s actions for 2016 include the following:

Base Salary

•

2016: An increase in base salary of $16,000 or 3.5% to $480,000 effective April 1, 2016 (Integra’s global salary increase effective date) to reflect Mr. Coleman’s performance in 2015. In recognition of his added responsibilities — assuming oversight of the Company’s international business — Mr. Coleman received an increase in base salary of $45,000 or 9.0% to $525,000, effective December 1, 2016.

•	2017: An increase in base salary of $15,750 or 2.65% to $540,000 effective April 1, 2017 (Integra’s global salary increase effective date) to reflect Mr. Coleman’s performance in 2016.

Annual Cash Incentive

•	For 2015, the Committee determined to award Mr. Coleman a cash bonus of $348,000, approximately 150% of target, paid in March 2016 for 2015 performance pursuant to the Bonus Plan.

•	For 2016, the Committee determined to award Mr. Coleman a cash bonus of $400,000, approximately 127% of target, paid in March 2017 for 2016 performance pursuant to the Bonus Plan.

Long-Term Equity Incentive

•

2016 Annual Grant: Based on Mr. Coleman’s 2015 performance and market considerations, the Committee approved a grant of $700,000, which was granted in March 2016, allocated as follows: (i) approximately 20% in the form of restricted stock with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options with annual vesting over three years; and (iii) approximately 50% in the form of PSUs with annual vesting over a three-year performance period based on the achievement of revenue growth goals.

•

2016 Promotion Grant: In recognition of his added responsibilities in assuming oversight of the Company’s international business, the Committee approved an equity grant of $350,000, which was made December 1, 2016, and provided in the form of non-qualified stock options, which vest in full after three years.

•

2017 Annual Grant: Based on Mr. Coleman’s 2016 performance and market considerations, the Committee approved a grant of $1,150,000, which was granted in March 2017, allocated as follows: (i) approximately 20% in the form of restricted stock (5,266 shares of restricted stock) with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options (20,354 shares of non-qualified stock options) with annual vesting over three years; and (iii) approximately 50% in the form of PSUs (13,164 shares of PSUs at target) with annual vesting over a three-year performance period based on achieving revenue growth goals.

•

Vesting of the following PSU grants occurred in 2016 and 2017 because the Company achieved the pre-established revenue growth performance goals which covers their respective performance periods in 2015 and 2016:

PSU VESTING IN 2016

•	May 2014 PSU grant — second performance period vested at target.

•	March 2015 PSU grant — first performance period vested at target.

PSU VESTING IN 2017

•	May 2014 PSU grant — third performance period vested at target;

•	March 2015 PSU grant — second performance period vested at target; and

•	March 2016 PSU grant — first performance period vested at 150% of the target number of shares.

Other: Mr. Coleman does not have an employment agreement with the Company.

Richard D. Gorelick, Corporate Vice President, General Counsel, Administration and Secretary

Mr. Gorelick is the Corporate Vice President General Counsel, Administration and Secretary and manages the Law Department and Environmental, Health and Safety functions. In assessing his performance, the Committee considered Mr. Gorelick’s performance against his objectives and overall contribution, including leadership and his expertise in managing the global legal function, managing litigation and employment law matters and continued development of members of the Law Department. Based on his contributions in these areas, the Committee approved the following compensation actions:

Base Salary:

•	2016: An increase in base salary of $10,000 or 2.7% to $387,188 effective April 1, 2016 (Integra’s global salary increase effective date) to reflect Mr. Gorelick’s performance in 2015.

•	2017: An increase in base salary of $10,000 or 2.58% to $397,188 effective April 1, 2017 (Integra’s global salary increase effective date) to reflect Mr. Gorelick’s performance in 2016.

Annual Cash Incentive

•	For 2015, the Committee determined to award Mr. Gorelick a cash bonus of $190,000, 144% of target, paid in March 2016 for 2015 performance pursuant to the Bonus Plan.

•	For 2016, the Committee determined to award Mr. Gorelick a cash bonus of $206,500, 118% of target, paid in March 2017 for 2016 performance pursuant to the Bonus Plan.

Long-Term Equity Incentive:

•

2016 Annual Grant: Based on Mr. Gorelick’s 2015 performance and market considerations, the Committee approved a grant of $264,000, which was granted in March 2016, allocated as follows: (i) approximately 20% in the form of restricted stock with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options with annual vesting over four years; and (iii) approximately 50% in the form of PSUs, with annual vesting over a three-year performance period based on achieving revenue growth goals.

•

2017 Annual Grant: Based on Mr. Gorelick’s 2016 performance and market considerations, the Committee approved a grant of $315,000, which was granted in March 2017, allocated as follows: (i) approximately 20% in the form of restricted stock (1,443 shares of restricted stock) with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options (5,576 shares of non-qualified stock options) with annual vesting over four years; and (iii) approximately 50% in the form of PSUs (3,606 shares of PSUs at target), with annual vesting over a three-year performance period based on the achievement of revenue growth goals.

•	Vesting of the following PSU grants occurred in 2016 and 2017 because the Company achieved the pre-established revenue growth goals which covers their respective performance periods in 2015 and 2016:

PSU VESTING IN 2016

•	March 2013 PSU grant — first performance period vested at target (pursuant to achievement of catch-up performance goal) and third performance period vested at target;

•	March 2014 PSU grant — second performance period vested at target; and

•	March 2015 PSU grant — first performance period vested at target.

PSU VESTING IN 2017

•	March 2014 PSU grant — third performance period vested at target;

•	March 2015 PSU grant — second performance period vested at target; and

•	March 2016 PSU grant — first performance period vested at 150% of the target number of shares.

Robert T. Davis, Jr., Corporate Vice President and President — Orthopedics and Tissue Technologies

Mr. Davis was promoted to Corporate Vice President and President — Orthopedics and Tissue Technologies on December 1, 2016. Previously Mr. Davis was Corporate Vice President and President — Specialty Surgical Solutions. Mr. Davis made strong contributions as President of Specialty Surgical Solutions during the first eleven months of 2016 before moving to his new role as President of Orthopedics and Tissue Technologies in December of 2016. His contributions included the following: 1) achieving strong revenue performance in 2016; 2) volume growth of the portfolio with outstanding performance in instrument and Dural Repair franchises; 3) successfully launched the Mayfield 2 surgical headrest and strong planning for the launch of the next-generation ultrasonic aspirator; and 4) transitioned successfully into new role and made an immediate impact as President, Orthopedics and Tissue Technologies.

Base Salary

•

2016: An increase in base salary of $14,000 or 3.6% to $401,500 effective April 1, 2016 (Integra’s global salary increase effective date) to reflect Mr. Davis’ performance in 2015. In recognition of his added responsibilities in assuming oversight of the Company’s Orthopedics and Tissue Technologies business, Mr. Davis received an increase in base salary of $28,500 or 7.0% to $430,000 effective December 1, 2016.

•	2017: An increase in base salary of $15,000 or 3.49% to $445,000, effective April 1, 2017 (Integra’s global salary increase effective date) to reflect Mr. Davis’ performance in 2016.

Annual Cash Incentive

•	For 2015, the Committee determined to award Mr. Davis a cash bonus of $232,500, 150% of target, paid in March 2016 for 2015 performance pursuant to the Bonus Plan.

•	For 2016, the Committee determined to award Mr. Davis a cash bonus of $300,000, 139% of target, paid in March 2017 for 2016 performance pursuant to the Bonus Plan.

Long-Term Equity Incentive

•

2016 Annual Grant: Based on Mr. Davis’ 2015 performance and market considerations, the Committee approved a grant of $480,000, which was granted in March 2016, allocated as follows: (i) approximately 20% in the form of restricted stock with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options with annual vesting over four years; and (iii) approximately 50% in the form of PSUs with annual vesting over a three-year performance period based on achieving revenue growth goals.

•

2016 Promotion Grant: In recognition of his added responsibilities in assuming oversight of the Company’s Orthopedics and Tissue Technologies business, the Committee approved an equity grant of $250,000, which was made on December 1, 2016, and provided in the form of non-qualified stock options, which vest in full after three years.

•

2017 Annual Grant: Based on Mr. Davis’ 2016 performance and market considerations, the Committee approved a grant of $625,000, which was granted in March 2017, allocated as follows: (i) approximately 20% in the form of restricted stock (2,862 shares of restricted stock) with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options (11,062 shares of non-qualified stock options) with annual vesting over four years; and (iii) approximately 50% in the form of PSUs (7,155 shares of PSUs at target), with annual vesting over a three-year performance period based on the achievement of revenue growth goals.

•	Vesting of the following PSU grants occurred in 2015 and 2016 because the Company achieved the pre-established revenue growth goals which covers their respective performance periods in 2014 and 2015:

PSU VESTING IN 2016

•	March 2013 PSU grant — first performance period vested at target (pursuant to achievement of catch-up performance goal) and third performance period vested at target;

•	March 2014 PSU grant — second performance period vested at target; and

•	March 2015 PSU grant — first performance period vested at target.

PSU VESTING IN 2017

•	March 2014 PSU grant — third performance period vested at target;

•	March 2015 PSU grant — second performance period vested at target; and

•	March 2016 PSU grant — first performance period vested at 150% of the target number of shares.

Daniel L. Reuvers, Corporate Vice President and President — Specialty Surgical Solutions

Mr. Reuvers was promoted to Corporate Vice President and President — Specialty Surgical Solutions on December 1, 2016. Previously Mr. Reuvers was Corporate Vice President and President — International. Mr. Reuvers achieved positive results against his objectives as President, International during the first eleven months of 2016 before moving to his new role as President, Specialty Surgical Solutions in December of 2016. His contributions as President, International include the following: 1) achieved record organic growth for international markets; 2) developed and implemented a strategic plan to address key growth markets through selling directly to customers; 3) achieved revenue metrics and showed improvements in specific markets year over year; and 4) transitioned successfully into his new role leading Specialty Surgical Solutions.

Base Salary

•

2016: An increase in base salary of $10,000 or 3.15% to $327,000 effective April 1, 2016 (Integra’s global salary increase effective date) to reflect Mr. Reuvers’ performance in 2015. In recognition of his added responsibilities in assuming oversight of the Company’s Specialty Surgical Solutions business, Mr. Reuvers received an increase in base salary of $43,000 or 13.1% to $370,000 effective December 1, 2016.

•	2017: An increase in base salary of $8,000 or 2.16% to $378,000 effective April 1, 2017 (Integra’s global salary increase effective date) to reflect Mr. Reuvers’ performance in 2016.

Annual Cash Incentive

•	For 2015, the Committee determined to award Mr. Reuvers a cash bonus of $171,000, 142% of target, paid in March 2016 for 2015 performance pursuant to the Bonus Plan.

•	For 2016, the Committee determined to award Mr. Reuvers a cash bonus of $205,000, 138% of target, paid in March 2017 for 2016 performance pursuant to the Bonus Plan.

Long-Term Equity Incentive

•

2016 Annual Grant: Based on Mr. Reuvers’ 2015 performance and market considerations, the Committee approved a grant of $191,000, which was granted in March 2016, allocated as follows: (i) approximately 20% in the form of restricted stock with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options with annual vesting over four years; and (iii) approximately 50% in the form of PSUs with annual vesting over a three-year performance period based on achieving revenue growth goals.

•

2016 Promotion Grant: In recognition of his added responsibilities in assuming oversight of the Company’s Specialty Surgical Solutions business, the Committee approved an equity grant of $150,000, which was made December 1, 2016, and provided in the form of non-qualified stock options, which vest in full after three years.

•

2017 Annual Grant: Based on Mr. Reuvers’ 2016 performance and market considerations, the Committee approved a grant of $375,000, which was granted in March 2017, allocated as follows: (i) approximately 20% in the form of restricted stock (1,718 shares of restricted stock) with annual vesting over three years; (ii) approximately 30% in the form of non-qualified stock options (6,638 shares of non-qualified stock options) with annual vesting over four years; and (iii) approximately 50% in the form of PSUs (4,293 shares of PSUs at target), with annual vesting over a three-year performance period based on the achievement of revenue growth goals.

•	Vesting of the following PSU grants occurred in 2016 and 2017 because the Company achieved the pre-established revenue growth goals which covers their respective performance periods in 2015 and 2016:

PSU VESTING IN 2016

•	March 2013 PSU grant — first performance period vested at target (pursuant to achievement of catch-up performance goal) and third performance period vested at target;

•	March 2014 PSU grant — second performance period vested at target; and

•	March 2015 PSU grant — first performance period vested at target.

PSU VESTING IN 2017

•	March 2014 PSU grant — third performance period vested at target;

•	March 2015 PSU grant — second performance period vested at target; and

•	March 2016 PSU grant — first performance period vested at 150% of the target number of shares.

Oversight and Authority over Executive Compensation

Role of the Compensation Committee and its Adviser

The Committee oversees and provides strategic direction to management regarding Integra’s compensation for NEOs. It determines the compensation of the CEO, and reviews and approves the compensation of the remaining NEOs.

Each Committee member is an independent non-employee director with experience in executive compensation matters.

The Committee retains Willis Towers Watson PLC as a consultant on executive compensation matters. Willis Towers Watson provides market analyses and recommendations that inform the Committee’s decisions, evaluates market data compiled by management’s consultants, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Committee related to executive compensation, and works with the Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), the Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Committee. In 2016, Willis Towers Watson provided consulting services only to the Committee.

Willis Towers Watson periodically meets with the Committee chair and the Committee in executive session outside the presence of management.

The Committee met six times in 2016; the Committee also meets periodically in executive sessions. The Committee’s independent advisers participated in several of the Committee’s meetings and, when requested by the Committee chair, in the preparatory meetings.

Role of Chief Executive Officer and Management in Executive Compensation

Our CEO provides significant input on the compensation for his direct reports and other NEOs — beginning with an annual review of performance — including merit increases, cash incentive payments, and long-term equity incentive awards. In addition, he attends meetings of the Committee, except when the Committee meets in executive session without the CEO present, to discuss the CEO’s performance and compensation. As discussed under “Annual Review of Compensation,” the Committee approves the compensation of the NEOs, taking into consideration the recommendations of our CEO.

On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating executive compensation. The Chief Human Resources Officer and members of Integra’s human resources organization, together with members of the finance and legal organizations, work with the CEO to assist the Committee in designing and developing compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, to recommend compensation actions for NEOs other than the CEO and, ultimately, to implement the decisions of the Committee.

Tax and Accounting Matters

Tax

Section 162(m) limits the deductibility of compensation paid to the CEO and certain NEOs (other than the CFO) to $1,000,000 per year unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). Although the Company maintains plans that are intended to permit the award of deductible compensation under Section 162(m), the Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts with the intention of preserving the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives.

The Committee also endeavors to structure NEO compensation in a manner that is either compliant with, or exempt from, the application of Section 409A of the Internal Revenue Code, the provisions of which may impose additional taxes to employees.

Accounting

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including non-qualified stock options, restricted stock, restricted stock units, PSUs and other forms of equity compensation). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Although the Committee generally considers the tax and accounting implications of its compensation decisions, the primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.

Post-Employment Arrangements

In February 2016, we entered into change-in-control severance agreements with Messrs. Coleman, Gorelick, Davis, and Reuvers that expired January 31, 2017 (the “Change-in-Control Severance Agreements”). The

Change-in-Control Severance Agreements provided for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company (each, as defined in the Change-in-Control Severance Agreements). Thereafter, the Company entered into new change-in-control severance agreements in February 2017 for Messrs. Coleman, Gorelick, Davis, and Reuvers providing for the same payment of severance and other benefits as stated in the expired Change-in-Control Severance Agreements. These new change-in-control severance agreements do not provide for any excise tax gross-ups and have double-trigger cash payments. These new change-in-control severance agreements will expire in January 2018.

Details of the severance provisions are described in “Potential Payments Upon Termination of Change in Control.” See “Employment Agreements and Severance Agreement Matters” for additional information.

Employment Agreement and Severance Agreement Matters

Peter J. Arduini

The Company initially determined to enter into an employment agreement with Mr. Arduini in order to recruit him from a highly compensated, senior position at Baxter International, a global medical device company with almost $14 billion in annual revenues in 2011, to induce him to relocate his family, to provide some security commensurate with the risks undertaken in such a considerable career and geographic move, and to provide him with appropriate incentives to help the Company grow. The Company amended that agreement upon Mr. Arduini’s promotion to President and Chief Executive Officer to provide him with an appropriate blend of incentives and severance payments to reflect his greater responsibilities and address the risks undertaken with such a position. The Company then amended and restated Mr. Arduini’s employment agreement, as it was set to expire December 31, 2014, for retention purposes as well as the desire to motivate Mr. Arduini to improve the Company’s performance and continue to position Integra for future growth.

The terms of the amended and restated employment agreement, effective June 2014, are described below.

On June 16, 2014, the Company entered into the Second Amended and Restated Employment Agreement with Mr. Arduini (the “Arduini Agreement”). The Arduini Agreement is effective June 16, 2014, and amends and restates the Amended and Restated Employment Agreement between the Company and Mr. Arduini, dated December 20, 2011, that was scheduled to expire on December 31, 2014.

Unless earlier terminated, the term of the Arduini Agreement will terminate on December 31, 2017. If a change in control of the Company were to occur prior to the expiration of the term, the employment period will instead continue through the later of December 31, 2017, or the second anniversary of the consummation of the change in control.

Under the Arduini Agreement, Mr. Arduini is entitled to receive an annual base salary of $834,300, and he remains eligible for an annual bonus opportunity targeted at 110% of his annual base salary. Mr. Arduini’s bonus opportunity will range from 50% of his annual base salary (if threshold performance goals are achieved) to a maximum of 200% of his annual base salary. On February 15, 2017, the Compensation Committee (“Committee”) adopted the First Amendment (the “First Amendment”) to the Company’s Performance Incentive Compensation Plan (the “Plan”) which increases the maximum bonus opportunity for executive officers to 200% of such executive’s target bonus under the Plan. In connection with approving the First Amendment, the Committee also approved a revision to Mr. Arduini’s employment agreement to clarify that his maximum bonus opportunity under the employment agreement is 200% of his target bonus (rather than 200% of his base salary).

Mr. Arduini’s base salary is subject to annual review and may be increased in the discretion of the Company. The Arduini Agreement eliminates the target annual base salary increase that was provided in Mr. Arduini’s prior employment agreement.

The Arduini Agreement provides that Mr. Arduini is eligible to receive a discretionary annual equity award, with the amount, form and mix of such award to be determined by the Committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in the Company’s peer group.

The Arduini Agreement also provides that each current and future equity award held by Mr. Arduini that provides for double trigger accelerated vesting will provide for accelerated vesting upon a qualifying termination that occurs on or within 24 months following a change in control. In addition, Mr. Arduini’s non-qualified stock options will remain exercisable for up to two years following a qualifying termination or such longer period of time provided in the applicable option agreement.

The Arduini Agreement contains non-compete and non-solicitation covenants that extend for 18 months following a termination of Mr. Arduini’s employment (or 12 months in the event of a termination due to the expiration of the employment term). Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of the Arduini Agreement.

Under the Arduini Agreement, if Mr. Arduini’s employment is terminated outside the context of a change in control by the Company other than “cause,” death or “disability,” or by Mr. Arduini for “good reason” (each, as defined in the Arduini Agreement), then, in addition to accrued amounts, Mr. Arduini will be entitled to the following payments and benefits:

•	A lump-sum payment equal to 2.99 times Mr. Arduini’s annual base salary;

•	Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents for up to eighteen months after his termination date; and

•	Company-paid life and disability insurance premiums for Mr. Arduini for up to eighteen months after his termination date.

If Mr. Arduini’s employment is terminated by the Company within twenty-four months following a change in control by the Company other than cause, death or disability, or by Mr. Arduini for good reason, then Mr. Arduini will be entitled to receive the same payments and benefits as in the non-change in control context, except: (i) the lump-sum cash payment will instead equal 2.99 times the sum of Mr. Arduini’s annual base salary and target bonus and (ii) Mr. Arduini will receive a pro-rata portion of his annual bonus for the year of termination, determined based on actual performance.

If Mr. Arduini’s employment is terminated due to his death, then his estate will receive (i) a lump sum cash payment equal to Mr. Arduini’s annual base salary, and (ii) Company-subsidized healthcare continuation coverage for up to twelve months after his termination date.

Mr. Arduini’s right to receive the severance payments pursuant to the Arduini Agreement (other than upon his death) is contingent on Mr. Arduini’s executing a general release of claims against the Company (provided that the Company also executes a general release of claims against Mr. Arduini). In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Arduini than receiving the full amount of such payments.

Change-in-Control Severance Agreements for Other Executive Officers

In February 2016, the Company entered into Change-in-Control Severance Agreements with Messrs. Coleman, Gorelick, Davis, and Reuvers in order to keep such executives engaged both before and during any possible impending deals or transactions, as well as the need for continuity in management after any potential change in control. Each Change-in-Control Severance Agreement provides for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company and so long as such change in control occurred by January 31, 2017 (each, as defined in the Change-in-Control Severance Agreements). In the event of a qualifying termination, the Change-in-Control Severance Agreements provide for

•	a lump sum payment equal to 1.5 times (or 2.0 times in the case of Mr. Coleman) the sum of the executive’s annual base salary and target cash bonus;

•	a lump sum payment equal to a pro rata portion of the executive’s target cash bonus for the partial fiscal year in which the termination occurs;

•	Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and

•	Company-paid outplacement services for up to twelve months following the termination date.

The executive’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company.

The Change-in-Control Severance Agreements clarified that to the extent the executive has not yet received his short-term annual cash bonus for his prior year’s performance with the Company, the executive shall still receive such short-term annual cash bonus for prior year performance at the time non-terminated employees receive such short-term annual cash bonus if such payment is due.

In addition, under the Change-in-Control Severance Agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of (i) the net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax, or and (ii) the net amount of the change in control payments and benefits without such reduction.

The term of each Change-in-Control Severance Agreement expired on January 31, 2017. However, upon the occurrence of a change in control, the term would have automatically been extended until the two-year anniversary of the date on which the change in control occurred. In addition, if the executive incurred a qualifying termination during the term of the Change-in-Control Severance Agreement, the term would automatically have been further extended until each party’s rights and obligations were fully satisfied.

After the Change-in-Control Severance Agreements expired, the Company entered into new change-in-control severance agreements in February 2017 for Messrs. Coleman, Gorelick, Davis, and Reuvers. The terms of these agreements are the same as the prior Change in Control Severance Agreements that expired January 2017. To clarify the new Change in Control Severance Agreements, a “qualifying termination” may occur on or within two years following a “change in control” of the Company and so long as such change in control occurs by January 31, 2018.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2016 Annual Report on Form 10-K.

The Compensation Committee of the Board of Directors

KEITH BRADLEY (CHAIR) BARBARA B. HILL DONALD E. MOREL, JR.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation paid to our President and Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers based on total compensation earned during 2016.

* The information in the following tables and footnotes pertaining to equity and share price have not been adjusted pursuant to the two-for-one stock split, distributed on January 3, 2017, unless otherwise specified.

Name and Principal Position(a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(4) ($) (i)	Total ($) (j)

Peter J. Arduini	2016	878,763	—	3,150,122	1,555,524	1,400,000	—	9,575	6,993,984
President and Chief	2015	885,642	—	3,053,586	2,267,236	1,389,535	—	7,825	7,603,824
Executive Officer and Director	2014	827,758	—	2,450,031	1,050,017	1,126,907	—	23,295	5,478,008

Glenn G. Coleman	2016	481,600	—	490,078	591,986	400,000	—	9,950	1,973,614
Corporate Vice President and	2015	478,077	—	397,049	480,009	348,000	—	7,825	1,710,960
Chief Financial Officer	2014	287,308	250,000	980,051	420,010	190,000	—	—	2,127,369

Robert T. Davis, Jr	2016	400,465	—	336,082	415,946	300,000	—	10,945	1,463,438
Corporate Vice President, President,	2015	391,635	—	297,961	60,505	232,500	—	4,125	986,726
Orthopedics and Tissue Technologies	2014	344,673	—	278,089	—	175,000	—	104,598	902,360

Daniel L. Reuvers	2016	328,177	—	133,794	216,029	205,000	—	19,950	902,950
Corporate Vice President, President, Specialty Surgical Solutions

Richard D. Gorelick	2016	384,727	—	184,887	91,273	206,000	—	9,950	876,837
Corporate Vice President,	2015	388,734	—	188,767	228,066	190,000	—	4,125	999,692
General Counsel, Administration and Secretary	2014	364,236	—	251,264	—	141,000	—	4,125	760,625

(1)	The amount reported for Mr. Coleman represents a one-time sign-on hiring bonus.

(2)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant dates in 2016, 2015, and 2014. In regards to the stock options, for a discussion of assumptions used to estimate fair value, please see Note 15, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Amounts in column (e) and (f) for each NEO include the incremental fair value of certain modifications made to outstanding equity awards in connection with the spin-off of the Company’s orthobiologics and spine fusion hardware business (also referred to as the “spine business”). See “— Compensation Discussion and Analysis — Equity Treatment for NEOs pertaining to the Spin-Off of the Company’s Spine Business” for more information.

(3)	The amounts in column (g) reflect cash awards for 2016 , 2015 and 2014 earned pursuant to the terms of the Performance Incentive Compensation Plan. See “— Compensation Discussion and Analysis — Annual Review of Compensation” for more information.

(4)	The amounts reported in the All Other Compensation column for each NEO represents legal fees, relocation expenses, 401(k) employer matching contributions, and executive physicals. No tax gross-ups were paid on any of these components. The breakout of the components is shown in the following table below:

BREAKDOWN OF ALL OTHER COMPENSATION

	Year	Legal Fees ($)	Relocation Expenses ($)	401(k) Employer Matching Contribution ($)	Executive Physical ($)	Total ($)
Peter J. Arduini	2016	—	—	6,625	2,950	9,575
	2015	—	—	4,125	3,700	7,825
	2014	15,000	—	3,900	4,395	23,295

Glenn G. Coleman	2016	—	—	7,000	2,950	9,950
	2015	—	—	4,125	3,700	7,825
	2014	—	—	—	—	0

Robert T. Davis, Jr	2016	—	—	7,000	3,945	10,945
	2015	—	—	4,125	—	4,125
	2014	—	100,473	4,125	—	104,598

Daniel L. Reuvers	2016	—	10,000	7,000	2,950	19,950

Richard D. Gorelick	2015	—	—	7,000	2,950	9,950
	2014	—	—	4,125	—	4,125
	2013	—	—	4,125	—	4,125

Grants of Plan-Based Awards

The following table presents information on annual incentive opportunities and equity awards granted under the Company’s 2003 Equity Incentive Plan.

Name (a)	Award Type	Grant Date (b)	Date of Board or Comp. Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Peter J. Arduini	PSU	3/14/2016	2/23/2016				17,263	34,526	(5)	51,789				2,250,059
	RSU	3/14/2016	2/23/2016								13,811			900,063
	Stock Option	3/14/2016	2/23/2016									64,625	65.17	1,555,524
	Cash Bonus	1/1/2016	2/23/2016	442,555	973,620	1,771,988

Glenn G. Coleman	PSU	3/14/2016	2/23/2016				2,685	5,371	(5)	8,056				350,028
	RSA	3/14/2016	2/23/2016								2,149			140,050
	Stock Option	3/14/2016	2/23/2016									10,053	65.17	241,976
	Stock Option	12/1/2016	11/16/2016									12,187	76.85	350,011
	Cash Bonus	1/1/2016	2/23/2016	63,000	315,000	472,500

Robert T. Davis, Jr.	PSU	3/14/2016	2/23/2016				1,841	3,683	(5)	5,524				240,021
	RSA	3/14/2016	2/23/2016								1,474			96,061
	Stock Option	3/14/2016	2/23/2016									6,894	65.17	165,939
	Stock Option	12/1/2016	11/16/2016									8,705	76.85	250,008
	Cash Bonus	1/1/2016	2/23/2016	43,000	215,000	322,500

Daniel L. Reuvers	PSU	3/14/2016	2/23/2016				733	1,466	(5)	2,199				95,539
	RSA	3/14/2016	2/23/2016								587			38,255
	Stock Option	3/14/2016	2/23/2016									2,743	65.17	66,024
	Stock Option	12/1/2016	11/16/2016									5,223	76.85	150,005
	Cash Bonus	1/1/2016	2/23/2016	29,600	148,000	222,000

Richard D. Gorelick	PSU	3/14/2016	2/23/2016				1,013	2,026	(5)	3,039				132,034
	RSA	3/14/2016	2/23/2016								811			52,853
	Stock Option	3/14/2016	2/23/2016									3,792	65.17	91,273
	Cash Bonus	1/1/2016	2/23/2016	34,847	174,235	261,352

(1)	Amounts reported in columns (c) through (e) represent potential cash payments pursuant to the Company’s Performance Incentive Compensation Plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage established by the Compensation Committee and, for Mr. Arduini, provided in the applicable employment agreement. See “— Compensation Discussion and Analysis — Annual Review of Compensation” for more information.

(2)	The amount shown in this column represents shares of performance stock granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Annual Review of Compensation” for a description of the material terms of this performance stock award.

(3)	The amounts shown in this column represent shares of restricted stock or contract stock/restricted stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Annual Review of Compensation” for a description of the material terms of these restricted stock and contract stock/restricted unit awards.

(4)

This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted stock units, performance stock and stock options granted to each NEO in 2016. For restricted stock and contract stock/restricted stock units, fair value is calculated using the closing price of the Company’s common stock on the grant date noted. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 8, “Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)	This grant of performance stock was made to the executive for his 2016 performance. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to 150% of the target number of shares of Performance Stock granted based on the Company’s achievement of goals relating to the increase in the Company’s annual revenue over the initial revenue target, defined as the Company’s revenue for the fiscal year ended December 31, 2015, during each fiscal year of the performance period running from January 1, 2016 through December 31, 2018. See “— Compensation Discussion and Analysis — Long-Term Equity Incentive Plan” for a description.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information with respect to outstanding equity awards as of December 31, 2016.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Peter J. Arduini	175,794	—	27.78	03/01/2020	—	—	—	—
	27,138	—	27.78	03/01/2020
	33,893	—	31.58	5/22/2021
	54,282	4,935	41.76	03/06/2022
	40,315	28,799	53.73	03/23/2023
	—	64,625	65.17	03/14/2024
					27,426	2,352,877
							91,553	7,854,332
Glenn G. Coleman	12,664	12,665	38.82	05/02/2022	—	—	—	—
	2,708	5,500	53.73	03/23/2023
	—	11,453	63.37	11/16/2023
	—	10,053	65.17	03/14/2024
	—	12,187	76.85	12/01/2024
					6,942	595,554
							20,036	1,718,888
Robert T. Davis, Jr.	783	2,349	53.73	03/23/2023	—	—	—	—
	—	6,894	65.17	03/14/2024
	—	8,705	76.85	12/01/2024
					4,277	366,924
							8,329	714,545
Daniel. L. Reuvers	302	908	53.73	03/23/2023	—	—	—	—
	—	2,743	65.17	03/14/2024
	—	5,223	76.85	12/01/2024
					2,329	199,805
							3,942	338,184
Richard D. Gorelick	363	1,090	53.73	03/23/2023	—	—	—	—
	—	9,162	63.37	11/16/2023
	—	3,792	65.17	03/14/2024
					2,903	249,048
							5,131	440,188

(1)	Vesting information for each outstanding non-qualified stock option award as of December 31, 2016 for the Named Executive Officers is described in the table below.

Vesting Date	Exercise Price	Peter J. Arduini	Glenn G. Coleman	Robert T. Davis Jr.	Daniel L. Reuvers	Richard D. Gorelick
Number of Shares Underlying Non-Qualified Stock Option Awards
2017		(a)
3/6/2017	41.76		—	—	—	—
3/14/2017	65.17		3,317	1,723	685	948
3/23/2017	53.73		2,708	783	302	363
5/2/2017	38.82	—	6,332	—	—	—
2018		(b)
3/14/2018	65.17		3,317	1,723	686	948
3/23/2018	53.73		2,792	783	303	363
5/2/2018	38.82	—	6,333	—	—	—
11/16/2018	63.37	—	11,453	—	—	9,162
2019		(c)
3/14/2019	65.17		3,419	1,724	686	948
3/23/2019	53.73	—	—	783	303	364
12/1/2019	76.85	—	12,187	8,705	5,223	—
2020
3/14/2020	65.17	—	—	1,724	686	948

(a)	Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. The 4,935 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 6, 2014 non-qualified stock option grant will vest monthly over the first three months of 2017. 23,039 of the 28,799 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 23, 2015 non-qualified stock option grant will vest monthly throughout 2017. In addition, 21,541 of the 64,625 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 14, 2016 grant will vest on March 14, 2017, the first anniversary of such grant. Thereafter, 16,156 non-qualified stock options pursuant to Mr. Arduini’s March 14, 2016 grant will vest monthly for the remaining nine months of 2017.

(b)	Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 5,760 of the 28,799 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 23, 2015 non-qualified stock option grant will vest monthly over the first three months of 2018. 21,542 of the 64,625 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 14, 2016 non-qualified stock option grant will vest monthly throughout 2018.

(c)	Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 5,386 of the 64,625 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 14, 2016 non-qualified stock option grant will vest monthly over the first three months of 2019.

(2)	The amounts in columns (g) and (h) reflect the number and market values of the outstanding RSUs and RSAs as of December 31, 2016 for the Named Executive Officers. Scheduled vesting of such RSUs and RSAs and the number of shares underlying such awards is described in the table below. Please note that Mr. Arduini is the only Named Executive Officer with RSUs.

Vesting Date	Peter J. Arduini	Glenn G. Coleman	Robert T. Davis Jr.	Daniel L. Reuvers	Richard D. Gorelick
Number of Shares Underlying Outstanding RSUs and RSAs
2017
3/14/2017	4,604(a)	709	486	193	267
3/23/2017	4,294(a)	584	801	473	506
3/24/2017	5,027(a)	—	1,177	782	1,064
5/2/2017	—	1,803	—	—	—
2018
3/14/2018	4,604(a)	709	486	194	268
3/23/2018	4,294(a)	602	825	487	522
5/2/2018	—	1,804	—	—	—
2019
3/14/2019	4,603(a)	731	502	200	276

(a)	The terms of this RSU award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Arduini’s separation of service.

(3)	The amounts in columns (i) and (j) reflect the number and market values of the outstanding performance stock as of December 31, 2016 for the Named Executive Officers. Scheduled vesting of all performance stock awards and the number of shares underlying such awards, subject to the satisfaction of the performance goals, is described in the table below. Payouts for the March 14, 2016 grant are calculated at 150% of target maximum level.

Vesting Date	Peter J. Arduini	Glenn G. Coleman	Robert T. Davis Jr.	Daniel L. Reuvers	Richard D. Gorelick
Number of Shares Underlying Outstanding Performance Stock Awards
2017
3/14/2017	17,090	2,658	1,823	725	1,002
3/23/2017	12,285	1,459	801	473	506
3/24/2017	14,819	—	1,177	782	1,063
5/2/2017	—	4,508	—	—	—
2018
3/14/2018	17,091	2,658	1,823	726	1,004
3/23/2018	12,659	1,503	825	487	522
5/2/2018	—	4,509	—	—	—
2019
3/14/2019	17,609	2,741	1,880	749	1,034

Option Exercises And Stock Vested

The following table presents information on stock option exercises and stock award vesting during 2016.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Peter J. Arduini	40,000	2,178,417	63,565	4,098,974	(2)
Glenn G. Coleman	—	—	8,352	585,155
Robert T. Davis, Jr.	—	—	6,266	412,911
Daniel L. Reuvers.	—	—	4,177	269,290
Richard D. Gorelick.	—	—	5,144	331,564

(1)	Value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)	This includes the market value of the shares that are vested, but delivery is deferred. These awards are also shown in the Non-Qualified Deferred Compensation Table as follows: (i) 4,118 shares of common stock underlying restricted stock units from an initial grant in March 2015 of 12,883 units (of which 177 units were withheld to pay taxes), of which the first installment vested fully on the first anniversary of the grant date, based on the $64.81 closing price of our common stock on the vesting date, (ii) 4,821 shares of common stock underlying restricted stock units from an initial grant in March 2014 of 15,083 units (of which 207 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $64.37 closing price of our common stock on the vesting date, (iii) 2,443 shares of common stock underlying restricted stock units from an initial grant in March 2013 of 7,644 units (of which 105 units were withheld to pay taxes), of which the third installment fully vested on the third anniversary of the grant date, based on the $64.37 closing price of our common stock on the vesting date, (iv) 14,193 shares of common stock underlying performance stock units from an initial grant in March 2013 of 19,109 units (of which 607 units were withheld to pay taxes), of which the first installment (pursuant to achievement of catch-up performance goal, comprised of 6,989 units, of which 299 were withheld to pay taxes) and the third installment (comprised of 7,204 units, of which 308 units were withheld to pay taxes) fully vested on the third anniversary of the grant date, based on $64.37 closing price of our common stock on the vesting date. Such deferred shares are deliverable within thirty days following the first business day that occurs immediately following the six-month period after the date of Mr. Arduini’s separation from service from the Company.

Nonqualified Deferred Compensation in 2016

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)		Aggregate Earnings (Losses) in Last Fiscal Year ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)
Peter J. Arduini	—	1,648,075	(1)	3,991,750	(2)	—	18,607,765	(3)

(1)

This represents the market value of: (i) 4,118 shares of common stock underlying restricted stock units from an initial grant in March 2015 of 12,883 units (of which 177 units were withheld to pay taxes), of which the first installment vested fully on the first anniversary of the grant date, based on the $64.81 closing price of our common stock on the vesting date, (ii) 4,821 shares of common stock underlying restricted stock units from an initial grant in March 2014 of 15,083 units (of which 207 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $64.37 closing price of our common stock on the vesting date, (iii) 2,443 shares of common stock underlying restricted stock units from an initial grant in March 2013 of 7,644 units (of which 105 units were withheld to pay taxes), of which the third installment fully vested on the third anniversary of the grant date, based on the $64.37 closing price of our common stock on the vesting date, (iv) 14,193 shares of common stock underlying performance stock units from an initial grant in March 2013 of 19,109 units (of which 607 units were withheld to pay taxes), of which the first installment (pursuant to achievement of catch-up performance goal, comprised of 6,989 units, of which 299 were withheld to pay taxes) and the third installment (comprised of 7,204 units, of which 308 units were withheld to pay taxes) fully vested on the third anniversary of the grant date, based on $64.37 closing price of our common stock on the vesting date.

(2)	This represents the gain in the value of 216,899 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2016.

(3)	This represents the year-end value of the 216,899 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2016. All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Arduini’s separation from service from the Company. The aggregate balance shown is based on the $85.79 closing price of our common stock on December 30, 2016.

Potential Payments Upon Termination or Change in Control

As of December 31, 2016, the Company has entered into agreements with each of its named executive officers, which provide certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2016. On December 31, 2016, the Company’s common stock had a closing sale price on the NASDAQ Global Select Market of $85.79. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time.

Unless specified otherwise, the information in this section is based upon the terms of (i) the Second Amended and Restated Employment Agreement between the Company and Peter J. Arduini, dated as of June 16, 2014 (the “Arduini Agreement”) and (ii) individual Change in Control Severance Agreements, dated February 1, 2016 , between the Company and Glenn Coleman, Robert Davis, Jr., Daniel L. Reuvers, and Richard Gorelick (collectively, the “Change in Control Agreements”) (the Arduini Agreement and the Change in Control Agreements are collectively referred to in this section as the “Agreements”).

Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason Prior to a Change in Control

The Arduini Agreement provides for the following severance payments and benefits upon termination of employment by the Company without “Cause” or by Mr. Arduini for “Good Reason” (as defined in the Arduini Agreement) before a change in control of the Company: (i) a lump sum cash severance payment equal to 2.99 times his annual base salary; (ii) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents for up to eighteen months after his termination date; and (iii) Company-paid life and disability insurance premiums for Mr. Arduini for up to eighteen months after his termination date.

None of the unvested equity awards held by Messrs. Arduini, Coleman, Davis, Reuvers or Gorelick will vest upon such termination.

Payments Upon Termination For Cause Or By Executive Without Good Reason

The Agreements do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.

A termination for cause under each Agreement would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

Payments Upon Death

Only the Arduini Agreement provides severance payments and benefits upon death. If Mr. Arduini dies during the term of his employment, then the Company will pay to his estate a lump sum payment equal to one times his annual base salary. In addition, the Company will pay his eligible beneficiaries the monthly premium for COBRA family coverage under the Company’s group health plan for a period of one year from the date of his death.

All of Mr. Arduini’s unvested equity awards will vest in the event of death other than the non-deferred PSU grants in March of 2014, 2015 and 2016, which would remain outstanding and subject to the achievement of the respective performance goals. All of Messrs. Coleman’s, Davis’, Reuver’s, and Gorelick’s unvested equity awards will vest in the event of death other than their respective outstanding PSU grants, which would remain outstanding and subject to the achievement of the respective performance goals.

Payments Upon Disability

None of the Agreements provide for cash severance payments upon the executive’s termination of employment on account of their disability. In addition, each of the executive officers’ unvested equity awards will vest in the event of such executive officer’s disability in the same manner as death as stated above.

Under the Agreements, disability means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.

Payments in Connection with a Change in Control

The Arduini Agreement and Change in Control Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control.

The Arduini Agreement provides that, if Mr. Arduini’s employment with the Company is terminated within twenty-four months following a change in control by the Company other than cause, death, or disability, or by Mr. Arduini for good reason, then the Company will pay (i) a lump-sum cash payment equal to a multiple of 2.99 times the sum of Mr. Arduini’s base salary and target cash bonus as well as (ii) a pro-rata portion of Mr. Arduini’s annual bonus for the fiscal year in which the termination date occurs, based on actual results for such year. In addition, the Company will pay Mr. Arduini for up to eighteen months after the termination date (i) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents and (ii) Company-paid life and disability insurance premiums for Mr. Arduini.

The Change in Control Agreements for Messrs. Coleman, Davis, Reuvers, and Gorelick provide that, if any applicable named executive officer’s employment with the Company is terminated within twenty-four months following a change in control so long as such change of control occurs before January 31, 2017 by the Company without cause or by such named executive officer for good reason, then the Company will pay the following to such named executive officer: (i) a lump-sum cash payment equal to a multiple of 1.5 times the sum of the named executive officer’s base salary and target cash bonus (or 2 times in the case of Mr. Coleman), (ii) a lump sum payment equal to a pro rata portion of such named executive officer’s target bonus for the partial fiscal year in which the termination occurs, (iii) the monthly premium for COBRA family coverage under the Company’s group health plan for up to eighteen months after the termination date, and (iv) Company paid outplacement services for up to twelve months following the termination date.

The Company’s equity plans provide for the acceleration of vesting and/or delivery of all equity compensation awards granted since January 1, 2013 for all of the named executive officers, if a change in control occurs and the named executive officers incurs a qualifying termination on or within twelve months (or on or within twenty-four months pursuant to the Arduini Agreement) following the date of such change in control. For PSU award agreements granted in 2016 to NEOs, any outstanding shares shall vest if such NEO incurs (i) a qualifying termination or (ii) a termination due to death or disability, in either case, on or following a change of control and prior to or on the last day of the performance period. The NEOs will receive payment of common stock underlying such grants of restricted stock, stock options, and PSUs in such event. In addition, Mr. Arduini will receive deferred payment of common stock underlying such grants of restricted stock units on the date that represents six months after the date of his termination of employment.

Under the Agreements, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

Under the Change in Control Agreements as well as the equity award agreements (except for the PSU award agreements granted in 2014 and 2015) for the NEOs, a qualifying termination would be deemed to have occurred for the following reasons: (i) if the Company terminates the individual without cause or (ii) if the individual, who is a party to an employment, severance or applicable award agreement containing the definition of “Good Reason,” terminates his or her employment with the Company for good reason. Pursuant to Mr. Arduini’s PSU award agreements granted in 2014 and 2015, a qualifying termination would be deemed to have occurred: (i) if the Company terminates Mr. Arduini without cause, (ii) if Mr. Arduini terminates his employment with the Company for good reason, (iii) by reason of Mr. Arduini’s disability, or (iv) by reason of Mr. Arduini’s death. In addition, for all other NEOs’ PSU award agreements granted in 2014 and 2015, a qualifying termination would be deemed to have occurred by reason of such NEO’s disability or death.

Restrictive Covenants And Other Conditions

For each of the Agreements, the foregoing severance benefits are conditioned on each executive’s execution of a mutual release. In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter, all of such named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

Summary of Potential Payments

The following table summarizes the payments that would be made by the Company to the named executive officers upon the events discussed above, assuming that each named executive officer’s termination of employment with the Company occurred on December 31, 2016 or a change in control of the Company occurred on December 31, 2016, as applicable:

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)
Peter J. Arduini
Cash Severance	$2,646,476	$885,109	$—	$6,957,599
Continued Health & Other Benefits(1)	$37,931	$25,086	$—	$37,931
Acceleration of Stock Options	$—	$2,473,151	$2,473,151	$2,473,151
Acceleration of Other Grants(2)	$—	$2,352,877	$2,352,877	$9,214,857
Fees/Interest(3)	$9,948	$3,373	$—	$25,923
Total	$2,694,355	$5,739,596	$4,826,028	$18,709,461
Glenn G. Coleman
Cash Severance	$—	$—	$—	$1,575,000
Continued Health & Other Benefits(1)	$—	$—	$—	$22,593
Acceleration of Stock Options	$—	$1,344,226	$1,344,226	$1,344,226
Acceleration of Other Grants	$—	$595,554	$595,554	$2,160,039
Fees/Interest	$—	$—	$—	$—
Total	$—	$1,939,780	$1,939,780	$5,101,858
Robert T. Davis, Jr.
Cash Severance	$—	$—	$—	$1,182,500
Continued Health & Other Benefits(1)	$—	$—	$—	$13,209
Acceleration of Stock Options	$—	$295,286	$295,286	$295,286
Acceleration of Other Grants	$—	$366,924	$366,924	$975,492
Fees/Interest	$—	$—	$—	$—
Total	$—	$662,210	$662,210	$2,466,487
Daniel L. Reuvers
Cash Severance	$—	$—	$—	$925,000
Continued Health & Other Benefits(1)	$—	$—	$—	$18,783
Acceleration of Stock Options	$—	$132,365	$132,365	$132,365
Acceleration of Other Grants	$—	$199,805	$199,805	$495,771
Fees/Interest	$—	$—	$—	$—
Total	$—	$332,170	$332,170	$1,571,919
Richard D. Gorelick
Cash Severance	$—	$—	$—	$1,016,369
Continued Health & Other Benefits(1)	$—	$—	$—	$22,593
Acceleration of Stock Options	$—	$318,548	$318,548	$318,548
Acceleration of Other Grants	$—	$249,048	$249,048	$630,925
Fees/Interest	$—	$—	$—	$—
Total	$—	$567,596	$567,596	$1,988,435

(1)	The Company will pay Mr. Arduini the monthly premium cost of COBRA health insurance as well as the Company’s monthly premium cost of the Company’s life and disability insurance plans for up to 18 months following Mr. Arduini’s termination date. The Company will pay Messrs. Coleman, Davis, Reuvers, and Gorelick the difference between the monthly premium cost of COBRA health insurance and such executives’ personal monthly health insurance contributions that were in effect prior to such executives’ termination for up to 18 months following such executives’ termination date.

(2)	For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.

(3)	For Mr. Arduini, the amount shown represents the interest on his severance payment (cash severance plus premium cost for health and other insurance benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 0.74% compounded monthly.

The Company does not provide for any tax gross-up payments.

DIRECTOR COMPENSATION

The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.

Compensation. The compensation of directors during 2016 included the compensation payable during the period beginning with the Company’s 2015 Annual Meeting of Stockholders on May 22, 2015 and ending with the Company’s 2016 Annual Meeting of Stockholders on May 24, 2016.

As compensation for their service during the period beginning with the Company’s 2015 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $155,000 (or $205,000 for the Chairman). Directors also received an annual retainer of $75,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. In addition, the Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $15,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $25,000 for the Presiding Director, and (6) $75,000 for the Chairman.

Effective as of the 2016 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $170,000 (increased from $155,000) (or $220,000 for the Chairman (increased from $205,000)). Directors also received an annual retainer of $75,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. In addition, the Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $15,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $25,000 for the Presiding Director and (6) $75,000 for the Chairman.

Effective as of the 2017 Annual Meeting of Stockholders, non-employee directors will receive the same compensation they earned the prior year.

The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

The following table provides details of the total compensation for non-employee directors in 2016.

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards(1)(2) ($) (c)	Option Awards(3)(4) ($) (d)	All Other Compensation ($)(g)	Total ($) (h)
Keith Bradley	90,000	207,577	—	—	297,577
Richard E. Caruso	75,000	170,027	—	—	245,027
Stuart M. Essig	75,000	295,096	—	—	370,096
Barbara B. Hill	—	245,054	—	—	245,054
Lloyd W. Howell, Jr.	—	245,054	—	—	245,054
Donald E. Morel, Jr.	75,000	170,027	—		245,027
Raymond G. Murphy	52,500	245,054	—	—	297,554
Christian S. Schade	90,000	170,027	—	—	260,027
James M. Sullivan	99,250	170,027	—	—	269,277

(1)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

(2)	Stock awards outstanding as of December 31, 2016 for each director consisted of restricted shares of common stock, as follows: Keith Bradley — 1,428; Richard E. Caruso — 1,170; Stuart M. Essig — 2,030; Barbara B. Hill — 1,686; Lloyd W. Howell, Jr. — 1,686; Donald E. Morel, Jr. — 1,170; Raymond G. Murphy — 1,686; Christian S. Schade — 1,170 and James M. Sullivan — 1,170.

(3)	This column, if applicable, reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 8, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	The aggregate number of options held by each director as of December 31, 2016 was as follows: Keith Bradley — 7,829; Richard E. Caruso — 46,271; Stuart M. Essig — 339,268; Barbara B. Hill — 0; Lloyd W. Howell, Jr. — 0; Donald E. Morel, Jr. — 0; Raymond G. Murphy — 2,619; Christian S. Schade — 15,658 and James M. Sullivan — 15,658.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	1,501,498	(2)	41.30	(3)	2,119,479	(4)
Total	1,501,498		41.30		2,119,479

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)

Consists of (a) 10,289 shares of common stock underlying unvested Restricted Stock Units, (b) 38,464 shares of common stock underlying outstanding unvested contract stock, (c) 212,102 shares of common stock underlying outstanding unvested options, (d) 194,579 shares underlying unvested Performance Stock Units, (e) 21,182 shares underlying vested and deferred Performance Stock Units, (f) 195,717 shares underlying vested and deferred contract stock and (g) 829,165 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a)

10,289 shares of common stock underlying Restricted Stock Units, (b) 194,579 shares of common stock underlying outstanding Performance Stock Units, (c) 21,182 shares underlying vested and deferred Performance Stock Units, (d) 234,181 shares of common stock underlying contract stock and (e) 1,026,500 shares of common stock underlying outstanding options. Performance Stock Units granted in March 2016 are calculated at 150% of target.

(3)	Excluding the Restricted Stock Units, performance stock and contract stock, the weighted average exercise price is $41.30.

(4)	Consists of 1,030,903 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 1,088,576 shares which remain available for issuance under the other Approved Plans, including 1,076,548 shares under the 2003 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Bradley, Ms. Hill and Dr. Morel are the current members of the Compensation Committee. None of our compensation committee members currently serves, nor did they ever serve, as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

The Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to, the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries’ stockholders are trusts whose beneficiaries include the children of Dr. Caruso, a director and a principal stockholder of the Company. Dr. Caruso is the President of Provco Industries. The Company paid $272,309 for rent of this facility for 2016.

The Company leased certain production equipment from Medicus Corporation. On January 5, 2017 the Company purchased the leased equipment from Medicus Corporation. The sole stockholder of Medicus is TRU ST PARTNERSHIP, L.P., a Pennsylvania general partnership, of which Dr. Caruso is a partner and the President. Under the terms sale, the Company paid for $375,000 to Medicus Corporation for the equipment.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on July 21, 2015, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2016. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on February 23, 2017.

The Audit Committee of the Board of Directors

RAYMOND G. MURPHY (CHAIR) LLOYD W. HOWELL, JR. CHRISTIAN S. SCHADE JAMES M. SULLIVAN

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2017 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536. The numbers in the table below reflect the two-for-one stock split distributed on January 3, 2017.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)		Total		Percent of Class(3)
Peter J. Arduini	43,168		783,132	(4)	826,300		1.1%
Keith Bradley, Ph.D	32,951		15,658		48,609		*
Richard E. Caruso, Ph.D	12,167,220	(5)	92,542		12,259,762	(5)	16.2%
Stuart M. Essig, Ph.D	1,928,764		678,536		2,607,300		3.4%
Barbara B. Hill	34,614		—		34,614		*
Lloyd W. Howell, Jr	32,096		—		32,096		*
Donald E. Morel, Jr., Ph.D.	23,568		—		23,568		*
Raymond G. Murphy	60,894		5,238		66,132		*
Christian S. Schade	26,124		31,316		57,440		*
James M. Sullivan	54,496		31,316		85,812		*
Glenn G. Coleman	33,543		51,028		84,571		*
Richard D. Gorelick	19,164		8,490		27,654		*
Robert T. Davis, Jr.	27,336		14,180		41,516		*
Daniel L. Reuvers	26,576		6,539		33,115		*
All directors, nominees for director and executive officers as a group (20 persons)	14,557,778		1,740,851	(4)	16,298,629		21.5%
FMR LLC, Abigail P. Johnson and Fidelity Small Cap Discovery Fund 245 Summer Street Boston, MA 02210	10,573,524	(6)	—		10,573,524	(6)	13.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,888,052	(7)	—		6,888,052	(7)	9.1%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	5,219,120	(8)	—		5,219,120	(8)	6.9%
Champlain Investment Partners, LLC 180 Battery Street, Suite 400 Burlington, VT 05401	3,941,230	(9)	—		3,941,230	(9)	5.2%

*	Represents beneficial ownership of less than 1%.

(1)	Excludes shares that may be acquired through stock option exercises, restricted stock units or performance stock.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2017 upon (i) the exercise of an option or other convertible security as well as (ii) the vesting of performance stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3)	As of February 28, 2017, we had 75,855,822 shares of common stock outstanding.

(4)	Excludes outstanding Restricted Stock Units awarded to Mr. Arduini that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2017. Such Restricted Stock Units are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service. Also excludes 43,578 outstanding PSUs awarded to Mr. Arduini in March 2013 that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2017. Such PSUs are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

(5)	Includes 11,982,410 shares held by Tru St Partnership, L.P., a Pennsylvania limited partnership (“Tru St”). Also includes 46,676 shares held by Provco Leasing Corporation (“Provco”), of which Dr. Caruso is President and sole director and 146,292 shares held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of Tru St. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by Tru St, Provco and The Uncommon Individual Foundation. Also includes 134,134 shares owned by Dr. Caruso. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

(6)	FMR LLC, a holding company of investment companies, and Abigail P. Johnson each report beneficially owning and having sole dispositive power over 10,573,524 shares of which FMR LLC has sole voting power over 339,176 shares. Members of the Johnson family including Ms. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family group may be deemed under the Investment Company Act of 1940 (the “1940 Act”) to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the 1940 Act, which power resides with the funds’ boards of trustees. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 14, 2017. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

(7)	BlackRock, Inc. has sole voting power of 6,734,774 shares and sole dispositive power over all of the 6,888,052 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 25, 2017. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

(8)

The Vanguard Group has sole voting power of 120,770 shares and sole dispositive power of 5,095,310 shares of the total 5,219,120 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 116,322 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 11,936 shares as a result of its serving as investment manager of Australian investment offerings. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on January 25, 2017. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

(9)	Champlain Investment Partners, LLC has sole voting power of 3,016,100 shares of the total 3,941,230 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13F filed by Champlain Investment Partners, LLC with the Securities and Exchange Commission on February 13, 2017. The shares reported in the table above and in this footnote have been adjusted to reflect the 2-for-1 stock split distributed on January 3, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.

Based solely upon the Company’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2016 except for two transactions that were not reported on a timely basis by John Mooradian.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders is December 18, 2017. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 18, 2017. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange is received by the Company after December 18, 2017, then the Company’s proxy for the 2018 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

Our Bylaws require, among other things, that a stockholder may present a proposal at the 2018 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Corporate Vice President, General Counsel, Administration and Secretary at our principal executive offices between January 24, 2018 and the close of business on February 23, 2018. The proposal must contain the specific information required by our Bylaws. You may obtain a copy of the Bylaws by writing to our Corporate Vice President, General Counsel, Administration and Secretary.

OTHER MATTERS

A copy of the Company’s 2016 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integralife.com through the “Investor Relations” link under the heading “Corporate Governance.”

The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 23, 2017. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/s/ RICHARD D. GORELICK
Richard D. Gorelick
Corporate Vice President, General Counsel,
Administration and Secretary

Plainsboro, New Jersey

April 17, 2017

APPENDIX A

Integra LifeSciences Holdings Corporation 2018 Performance Incentive Compensation Plan

Article I

Establishment, Purpose, and Effective Date

This Integra LifeSciences Holdings Corporation 2018 Performance Incentive Compensation Plan (the “Plan”) is established by Integra LifeSciences Holdings Corporation, a Delaware corporation (“Integra”), for the purpose of enhancing the ability of Integra to offer incentive compensation to eligible employees by rewarding the achievement of corporate goals, division and major corporate function goals and individual performance which is consistent with and supportive of the overall corporate objectives of Integra. More specifically, through this Plan, Integra intends to (i) reinforce strategically important financial and operational objectives; (ii) provide rewards based on achieving significant corporate, departmental or division and individual goals and objectives; (iii) provide incentives that result in behavior that is consistent with increasing stockholder value and the success of Integra; and (iv) incorporate an incentive program in the Integra overall compensation program to help attract, retain, and motivate key employees. The Plan is a plan for employees of Integra and its subsidiaries for Performance Periods beginning on or after January 1, 2018 (the “Effective Date”).

It is Integra’s intent that bonuses paid under this Plan may be, but shall not be required to be, designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the “Code”).

Article II Definitions

2.1 Board. “Board” shall mean the Board of Directors of Integra.

2.2 Bonus. “Bonus” shall mean a cash payment under this Plan.

2.3 Bonus Opportunity. “Bonus Opportunity” shall mean the opportunity to receive a Bonus, subject to all applicable terms and conditions.

2.4 Business Criteria. “Business Criteria” shall mean the Business Criteria set forth in Section 3.1(d) hereof on which the Performance Objectives may be based.

2.5 Change in Control. “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from Integra) of any voting securities of Integra (“Voting Securities”) by any “Person” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than Integra, any trustee or other fiduciary holding securities under any employee benefit plan of Integra or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of Integra in substantially the same proportions as their ownership of stock of Integra; provided, however, that any acquisition from Integra or any acquisition pursuant to a transaction which complies with paragraph (c)(i) and (ii) below shall not be a Change in Control under this paragraph (a);

(b) The individuals who, as of January 1, 2018, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of January 1, 2018, provided further, however, that no individual shall be considered a member of the Incumbent

Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c) Consummation by Integra of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Integra or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, a corporation which as a result of such transaction owns Integra or all or substantially all of Integra’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Integra Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Integra Voting Securities; and (ii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

(d) The approval by the stockholders of Integra of a complete liquidation or dissolution of Integra; or

(e) Acceptance by the stockholders of Integra of shares in a share exchange if the stockholders of Integra immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Bonus Opportunity which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in this Section 2.5 with respect to such Bonus Opportunity must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Code Section 409A.

2.6 Company. “Company” shall mean Integra and its subsidiaries.

2.7 Covered Employee. “Covered Employee” shall mean any employee of the Company who is, or could become, a “covered employee” within the meaning of Code Section 162(m).

2.8 Eligible Employee. “Eligible Employee” shall mean an employee of the Company.

2.9 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10 Outside Director. “Outside Director” shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.11 Participant. “Participant” shall mean an Eligible Employee who has been selected to participate in the Plan by the Company or the Committee, as applicable, pursuant to Section 3.1(a) hereof.

2.12 Performance Period. “Performance Period” shall mean a period for which Bonus Opportunities may be awarded. The first Performance Period under the Plan shall begin on January 1, 2018 and end on December 31, 2018.

2.13 QPBC. “QPBC” shall mean “qualified performance-based compensation” within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.14 Target Bonus. “Target Bonus” shall mean the target amount, expressed as a percentage of a Participant’s base salary or a fixed value, that the Participant may earn as a Bonus for an applicable Performance Period, provided that the target level of performance is achieved with respect to each Performance Objective applicable to the Participant for such Performance Period, and subject to funding. Notwithstanding the foregoing, in no event shall a Participant’s Target Bonus exceed 165% of his or her base salary as in effect as of the final day of the applicable Performance Period.

Article III

Eligibility and Benefits

3.1 Eligible Employees; Performance Objectives.

(a) Subject to this Section 3.1, the Company or, solely with respect to Eligible Employees who are also Covered Employees, the Committee, shall determine which Eligible Employees shall be Participants in the Plan for a given Performance Period.

(b) All Eligible Employees who are employed by the Company as of January 1 of a Performance Period and who are selected by the Company or the Committee, as applicable, to be Participants in the Plan shall participate in the Plan for such Performance Period. In addition, Eligible Employees who are newly hired by the Company after January 1 of a Performance Period, but prior to October 1 of such Performance Period, and who are selected by the Company or the Committee, as applicable, to be Participants in the Plan shall participate in the Plan for such Performance Period. An Eligible Employee who is hired by the Company on or after October 1 of a Performance Period shall not participate in the Plan for such Performance Period.

(c) A Participant who is participating in the Plan for a Performance Period and who is subsequently promoted to a higher position may be assigned an increased Target Bonus if such promotion becomes effective prior to October 1 of the Performance Period (subject to the terms of the Plan), but may not be assigned an increased Target Bonus if such promotion becomes effective on or after October 1 of the Performance Period. Except as otherwise provided in this Plan, any Eligible Employee participating in the Plan during a Performance Period who ceases to be an Eligible Employee during such Performance Period shall cease to participate in the Plan.

(d) Each Bonus Opportunity shall be subject to such terms and conditions as the Committee shall establish, which shall include the amount of the Bonus to be paid based upon the attainment of one or more performance objectives (each, a “Performance Objective”). For any Bonus that is intended to be QPBC, each Performance Objective under the corresponding Bonus Opportunity shall be based on one or more of the following business criteria (the “Business Criteria”) with respect to (i) Integra, (ii) Integra’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Integra’s brands, groups of brands or specific brands:

1. Asset turnover;

2. Capacity utilization;

3. Cash flow;

4. Cost improvements;

5. Costs or expenses;

6. Customer retention;

7. Customer satisfaction and/or growth;

8. Diversity;

9. Earnings before interest, taxes, depreciation and amortization;

10. Adjusted earnings before interest, taxes, depreciation and amortization;

11. Earnings per share;

12. Adjusted earnings per share;

13. Economic value or economic value added;

14. Employee engagement;

15. Environmental health and safety;

16. Financial and other capital-raising transactions;

17. Free cash flow;

18. Gross or net profit;

19. Gross or net sales;

20. Implementation or completion of critical projects;

21. Increase in customer base;

22. Inventory turnover;

23. Market price appreciation of Shares;

24. Market share;

25. Mergers and acquisition integration;

26. Net income margin;

27. Net income or adjusted net income;

28. Operating cash flow;

29. Operating earnings;

30. Operating profit margin;

31. Operating profit;

32. Pre-tax income;

33. Price per Share;

34. Profitability growth;

35. Profitability;

36. Quality;

37. Recruiting and maintaining personnel;

38. Regulatory body approval for commercialization of a product;

39. Research and development achievements;

40. Return on assets;

41. Return on capital;

42. Return on equity;

43. Return on investment before or after the cost of capital;

44. Return on net assets;

45. Return on sales;

46. Revenue growth;

47. Revenue (including gross revenue or net revenue);

48. Sales growth;

49. Sales margin;

50. Sales-related goals;

51. Stock price appreciation;

52. Total stockholder return;

53. Working capital; and

54. Year-end cash;

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices. For any Bonus that is not intended to be QPBC, the Performance Objectives under the corresponding Bonus Opportunity may be based upon any of the foregoing Business Criteria and/or upon other standards, including, without limitation, individual performance goals and personal contributions to the Company’s business.

3.2 Determination of Bonus Opportunity. Subject to the terms of the Plan (including the provisions applicable to QPBC set forth in Sections 4.4 and 4.5 hereof), the Committee shall have authority to determine the amount of the Bonus Opportunity granted to each Participant, including threshold, target and maximum amounts.

3.3 Determination of Bonus Amounts. Subject to Section 3.2 above, the Committee may, in the case of a Participant who is not an executive officer of the Company or a Covered Employee, increase the amount of any Bonus that is not intended to be QPBC by up to 100% of the amount that would otherwise be paid based upon the established terms of the Bonus Opportunity, and, in the case of any Participant, may reduce the amount of any Bonus paid by an amount equal to or less than the Bonus amount that would otherwise be paid, in each case, based on the Committee’s assessment of the individual Participant’s performance for the applicable Performance Period. Notwithstanding the foregoing, in no event shall the amount of a Bonus for an executive officer exceed 200% of such executive officer’s Target Bonus.

3.4 Maximum Bonus. The maximum Bonus payable to any Participant under the Plan with respect to any calendar year shall be $3,000,000.

Article IV

Section 162(m) Bonuses

4.1 QPBC. The Committee, in its discretion, may determine whether any Bonus is intended to be QPBC, and may take such actions which it may deem necessary to ensure that such Bonus will so qualify. The Committee, in its sole discretion, may grant Bonus Opportunities to Eligible Employees that are based on Business Criteria but that do not satisfy the requirements of this Article IV and that are not intended to qualify as QPBC.

4.2 Performance Objectives. With respect to any Bonus that the Committee determines should be QPBC:

(a) the Performance Objectives shall be established in writing by the Committee not later than 90 days after the commencement of the applicable Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Code Section 162(m)) to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed;

(b) within the period described in Section 4.2(a) above, the Committee shall, in writing, (i) designate the Participants to whom such Bonus Opportunity is awarded, (ii) select the Business Criteria applicable to the Performance Period, (iii) establish the Performance Objectives for the applicable Business Criteria, and the Bonus Opportunity for such Performance Period based on the Business Criteria and (iv) specify the relationship between Business Criteria and the Performance Objectives and the amounts of the Bonus to be earned by each Covered Employee for such Performance Period;

(c) before the Bonus is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Objectives and any other material terms were satisfied; and

(d) the Performance Objectives must be based on an objective formula or standard.

4.3 Compliance with Code Section 162(m). Performance Objectives relating to a Bonus intended to be QPBC shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, Bonuses that are intended to be QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements. With respect to any Bonus intended to be QPBC, the provisions of this Article IV shall control over any contrary provision contained in the Plan.

4.4 Payment of QPBC. Unless otherwise provided by the Committee and only to the extent otherwise permitted by Code Section 162(m), with respect to each Bonus that is intended to qualify as QPBC, (a) the Participant must be employed by the Company throughout the Performance Period and (b) the Participant shall be eligible to receive payment of the Bonus for the Performance Period only if and to the extent that the Performance Objectives for such period are achieved, contingent on funding.

4.5 Limited Discretion. Once a Bonus Opportunity is established pursuant to Section 4.2 hereof for a Bonus that is intended to be QPBC, the Committee shall not have any discretion to increase it based upon the established terms of the Bonus Opportunity or to modify the applicable Performance Objectives (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Bonus that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Bonus that is derived solely based on the attainment of the applicable Performance Objectives, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

4.6 Stockholder Approval. Notwithstanding any provision in the Plan to the contrary, no Bonuses intended to be QPBC shall be paid under the Plan unless and until the stockholders of Integra approve the Plan and the Business Criteria as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Integra, to the extent Integra determines that the Bonus relating to any Bonus Opportunity established under the Plan more than five years after Integra stockholders’ initial approval of the Plan shall continue to be intended to be QPBC, the Plan and the Business Criteria shall be resubmitted for approval of the stockholders of Integra no later than the fifth year after it shall have first been approved by the stockholders of Integra and every fifth year thereafter.

Article V

Payment of Benefits

5.1 Form of Payment. Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

5.2 Designation of Beneficiary/ Death: In the event a Participant dies during a Performance Period, the Company will pay the Participant’s Bonus with respect to such Performance Period to the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, to the Participant’s estate, in an amount equal to the Participant’s Target Bonus with respect to such Performance Period, pro-rated to reflect the number of days during the Performance Period during which the Participant was employed by the Company. Such Bonus shall be paid within 60 days following the Participant’s termination of employment due to death.

5.3 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

5.4 Payment of Bonuses.

(a) Unless otherwise directed by the Committee, each Bonus shall be paid no later than the fifteenth day of the third month following the end of the calendar year in which the Bonus is no longer subject to a “substantial risk of forfeiture” (within the meaning of Code Section 409A).

(b) Subject to Section 5.2 hereof, unless otherwise specifically determined by the Committee or otherwise provided for in an employment or severance agreement with Integra, a Participant shall be eligible for payment of a Bonus under the Plan only if the Participant is an active employee of Integra, or is on a medical, family or military leave of absence, on the date of payment.

(c) All payments under the Plan shall be directly deposited into the Participant’s designated payroll deposit account, delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his or her surviving spouse or, if there is no surviving spouse, to the address of his or her estate). Each Participant shall be responsible for furnishing Integra with his or her current address and the address of his or her spouse, if any.

5.5 No Entitlement to Bonuses. Nothing contained in the Plan shall confer upon any person any claim or right to a Bonus with respect to any year or Performance Period, and whether the Company pays a Participant a Bonus and the amount of any such Bonus shall be determined by the Company in its sole and absolute discretion, subject to the terms and conditions of the Plan.

Article VI

Plan Administration

6.1 Committee. Authority to administer the Plan shall be vested in a committee (the “Committee”) designated by the Board, consisting of at least two members, all of whom are Outside Directors; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 6.1 or otherwise provided in any charter of the Committee. As of the Effective Date, the Compensation Committee of the Board shall serve as the Committee.

6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and discretionary authority:

(a) To designate agents to carry out responsibilities relating to the Plan;

(b) To administer, interpret, and answer all questions which may arise under this Plan;

(c) To establish rules and procedures for the conduct of its business and for the administration of the Plan;

(d) To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Integra, its Board and its officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

(e) To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

All determinations and actions by the Committee relating to the Plan will be binding upon all parties, to the maximum extent permitted by law.

6.3 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of Integra the authority to grant or amend Bonuses or Bonus Opportunities, or to take other administrative actions pursuant to this Article 6; provided, however, that in no event shall an officer of Integra be delegated the authority to grant Bonuses to, or amend Bonus Opportunities held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Bonuses intended to constitute QPBC, or (c) officers of Integra to whom authority has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Code Section 162(m) and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 6.3 shall serve in such capacity at the pleasure of the Board and the Committee.

6.4 Indemnification.

(a) To the maximum extent permitted by law, Integra shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual: (i) acted fraudulently or in bad faith in the performance of his or her duties; or (ii) fails to assist Integra in defending against the claim.

(b) Integra shall have the right to select counsel and to control the prosecution or defense of the suit.

(c) Integra shall not be required to indemnify any person for any amount incurred through settlement of any action unless Integra consents in writing to the settlement.

Article VII

Miscellaneous Matters

7.1 Amendment and Termination. Integra reserves the right to amend, modify, or terminate the Plan at any time by action of the Board or the Committee. Notwithstanding the foregoing, no amendment of the Plan or with respect to a Bonus Opportunity may be made that would constitute a modification of the material terms of a “performance goal” (as described in Treasury Regulation section 1.162-27(e)(2) or any successor thereto).

7.2 Clawback. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Bonuses granted under the Plan and any related payments made under the Plan shall be subject to the provisions of any clawback, repayment or recapture policy implemented by Integra, including any such policy adopted to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to a Bonus or payment under the Plan.

7.3 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

7.4 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

7.5 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7.6 Code Section 409A. Integra intends that the Bonuses under the Plan shall be exempt from Code Section 409A as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Code Section 409A. The Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Code Section 409A. Integra shall have no liability to any Participant, any Participant’s spouse or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Code Section 409A.

APPENDIX B

INTEGRA LIFESCIENCES HOLDINGS CORPORATION FOURTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(EFFECTIVE AS OF May 23, 2017)

WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain “Key Employees” and “Associates” (as defined below);

NOW, THEREFORE, the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan is hereby adopted under the following terms and conditions. This Plan amends and restates in its entirety the Integra LifeSciences Holdings Corporation Third Amended and Restated 2003 Equity Incentive Plan, as amended, which was initially adopted by the Board on March 29, 2017 and approved by the Company’s stockholders as of May 23, 2017.

1) Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, Stock Payments and Other Incentive Awards to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporations and Affiliates.

2) Definitions

“Affiliate” shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

“Associate” shall mean a designated non-employee director, consultant or other person providing services to the Company, a Related Corporation or an Affiliate.

“Award” shall mean any award granted under the Plan to a Participant pursuant to any terms and conditions established by the Committee in the Award Agreement. Awards granted under the Plan my include:

1. Stock Options, both Incentive (ISOs) and Non-qualified (NQSOs) per section 7.1;

2. Stock Appreciation Rights per section 7.2;

3. Restricted Stock per section 7.3;

4. Performance Stock per section 7.4;

5. Contract Stock per section 7.5;

6. Dividend Equivalent Rights per section 7.6;

7. Stock Payments per section 7.7; and/or

8. Other Incentive Awards per section 7.8.

“Award Agreement” shall mean the document issued, either in writing or an electronic medium, by the Committee to a participant evidencing the grant of an Award, as described in Section 10.1.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant’s neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (ii) the Participant’s engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (iii) the Participant’s knowing violation of any federal or state law or regulation applicable to the

Company’s business; (iv) the Participant’s material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (v) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (vi) failure by the Participant to comply with the Company’s material written policies or rules; or (vii) the Participant’s act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.

“Change in Control” shall mean:

i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

ii) The individuals who, as of March 1, 2003, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2003, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v) acceptance by the stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

“Company” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

“Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock.

“Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, as of a future date specified in the Award Agreement pursuant to section 7.5.

“Disability” shall mean separation from service as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.

“Dividend Equivalent Right” shall mean an Award that a Participant could receive in lieu of a cash dividend that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price of a Share, as fixed by the Committee, which may be purchased under an Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

“Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined), then the quoted closing price on the last preceding date for which such quotation exists; or

iii) if the Shares are not listed on an established securities exchange or over-the-counter market system on the date of grant, but the Shares are regularly quoted by a recognized securities dealer, then the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists; or

iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

“Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:

(i) a material diminution in the Participant’s authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company;

(ii) a material reduction in the Participant’s base salary; or

(iii) a change in the geographic location at which the Participant must perform services to a location more than fifty miles from the location at which the Participant normally performs such services as of the date of grant of the award, provided, that the Participant’s resignation shall only constitute a resignation for Good Reason if (x) the Participant provides the Company with a notice of termination for Good Reason within thirty days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty days after receipt of the notice of termination, and (z) the date of termination occurs no later than sixty days after the initial occurrence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option (ISO)” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO pursuant to section 7.1.

“Key Employee” shall mean an officer, executive, or managerial or non-managerial employee of the Company, a Related Corporation, or an Affiliate.

“Non-qualified Stock Option (NQSO)” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement pursuant to section 7.1.

“Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

“Other Incentive Award” is an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 7.8 hereof.

“Participant” shall mean a Key Employee or Associate who has been granted an Award under the Plan.

“Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals pursuant to section 7.4.

“Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria with respect to (A) the Company, any of its Related Corporations or Affiliates, (B) the Company’s, a Related Corporation’s or an Affiliate’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (C) the Company’s, a Related Corporation’s or an Affiliate’s brands, groups of brands or specific brands:

•	Asset turnover;

•	Capacity utilization;

•	Cash flow;

•	Cost improvements;

•	Costs or expenses;

•	Customer retention;

•	Customer satisfaction and/or growth;

•	Diversity;

•	Earnings before interest, taxes, depreciation and amortization;

•	Adjusted earnings before interest, taxes, depreciation and amortization;

•	Earnings per share;

•	Adjusted earnings per share;

•	Economic value or economic value added;

•	Employee satisfaction;

•	Environmental health and safety;

•	Financial and other capital-raising transactions;

•	Free cash flow;

•	Gross or net profit;

•	Gross or net sales;

•	Implementation or completion of critical projects;

•	Increase in customer base;

•	Inventory turnover;

•	Market price appreciation of Shares;

•	Market share;

•	Mergers and acquisition integration;

•	Net income margin;

•	Net income or adjusted net income;

•	Operating cash flow;

•	Operating earnings;

•	Operating profit margin;

•	Operating profit;

•	Pre-tax income;

•	Price per Share;

•	Profitability growth;

•	Profitability;

•	Quality;

•	Recruiting and maintaining personnel;

•	Regulatory body approval for commercialization of a product;

•	Research and development achievements;

•	Return on assets;

•	Return on capital;

•	Return on equity;

•	Return on investment before or after the cost of capital;

•	Return on net assets;

•	Return on sales;

•	Revenue growth;

•	Revenue (including gross revenue or net revenue);

•	Sales growth;

•	Sales margin;

•	Sales-related goals;

•	Stock price appreciation;

•	Total stockholder return;

•	Working capital; and

•	Year-end cash;

The business criteria may be expressed in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

“Plan” shall mean the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

“Qualifying Termination” shall mean a termination of a Participant’s service (i) by the Company without Cause or (ii) by the Participant for Good Reason as defined here or in an employment, severance, or applicable award agreement that contains a definition of Good Reason.

“Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

“Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee pursuant to section 7.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean shares of common stock of the Company.

“Stock Appreciation Right” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value pursuant to section 7.2.

“Stock Payment” shall mean a payment in the form of Shares awarded under Section 7.7 hereof.

3. Administration

a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.

b) The Committee shall have the authority:

i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

iii) to determine the terms and conditions of each Award;

iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to the requirements set forth in subsection (c) below, and except that, without the consent of the Participant holding the Award, the Committee shall not take any action under this clause if such action would adversely affect the rights of such Participant;

v) to adopt, amend and rescind rules and regulations for the administration of the Plan;

vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

vii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

c) Except as provided in Sections 8.3 or 8.4, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

4. Effective Date and Term of Plan

a) Effective Date. This Fourth Amended and Restated 2003 Equity Incentive Plan, having been adopted by the Board on March 29, 2017, is subject to the approval of the stockholders of the Company in accordance with Section 9(b), and shall become effective on the date on which such approval is obtained.

b) Term of Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date of its adoption (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date, or the date of termination of the Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable Award Agreement.

5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 14,700,000. The maximum number of Shares which may be granted as ISOs is 14,700,000. Further, no Key Employee shall receive Awards for more than 1,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.

6. Eligibility. The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

7. Types of Awards

7.1 Options

a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

e) Exercise of Options. An Option shall become exercisable at such time or times (but not less than 1 year from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company or initiated and executed in any other form that is approved by the Company or a designated third-party administrator, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) or subsection (f)(iv) below, payment may be made as soon as practicable after the exercise) or in any other format that is approved by the Company or a designated third-party administrator. Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

f) Payment for Shares. Shares purchased on the exercise of an Option shall be paid for as follows:

i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time, if any, as required to avoid negative accounting consequences;

iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

iv) to the extent that the applicable Award Agreement so provides or the Committee otherwise determines, in Shares issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO; or

v) by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered or withheld in payment of such Option price.

7.2. Stock Appreciation Rights

a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted. The exercise price of a Stock Appreciation Right shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Stock Appreciation Right, determined as of the time the Stock Appreciation Right is granted, or (B) the par value per Share.

b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

e) Term of Stock Appreciation Rights. The term of each Stock Appreciation Right may not be more than 10 years from the date the Stock Appreciation Right was granted, or such earlier date as may be specified in the Award Agreement.

7.3. Restricted Stock

a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate (for no cash consideration), to the extent permitted by applicable law.

b) Rights as a Stockholder. Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement (but no less than 1 year from the date of grant). Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse. d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4. Performance Stock; Performance Goals

a) Grant. The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

7.5. Contract Stock

a) Grant. The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant’s continued provision of services to the Company and its Related Corporations and Affiliates through the vesting date(s) specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant.

c) Delivery of Contract Stock. To the extent that the Participant has satisfied the vesting conditions as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6. Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant; provided, however, that (i) Dividends or Dividend Equivalent Rights may not be granted to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) except to the extent otherwise provided in Award Agreements entered into prior to April 1, 2009, (a) any dividends payable with respect to an Award prior to vesting of such Award instead shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends payable with respect to the portion of an Award that does not vest shall be forfeited, and (b) Dividend Equivalent Right payments with respect to an Award shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and Dividend Equivalent Right payments with respect to the portion of an Award that does not vest shall be forfeited.

7.7 Stock Payments. The Committee is authorized to make one or more Stock Payments to any Key Employee or Associate. The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Related Corporation, determined by the Committee. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Key Employee or Associate.

7.8 Other Incentive Awards. The Committee is authorized to grant Other Incentive Awards to any Key Employee or Associate, which Awards may cover Shares or the right to purchase or receive Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee.

8. Events Affecting Outstanding Awards

8.1. Termination of Service (Other Than by Death or Disability). If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service.

In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

8.2. Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all outstanding Options and Stock Appreciation Rights held by a Participant (other than Participants in France) immediately prior to such death or Disability shall vest and become exercisable in full.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all restrictions on such Participant’s Restricted Stock granted on or after May 17, 2012 (other than Restricted Stock granted to Participants in France) shall lapse and such Restricted Stock shall become vested Shares.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

8.3. Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Key Employee or Associate under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options or Stock Appreciation Rights), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.4. Certain Corporate Transactions

a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, subject to Section 8.6 below, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached, and/or Other Incentive Awards; and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Participant consents to the change.

b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.5. Change in Control. Notwithstanding any other provision of this Plan and subject to Section 8.6 below:

a) To the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, in the event that a Change in Control occurs and the Participant incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.”

b) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to section 409A of the Code, the Change in Control with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by section 409A.

8.6. Section 162(m); Section 409A. With respect to Awards which are intended to qualify as “performance-based compensation” as described in section 162(m)(4)(C) of the Code, no adjustment or action described in this Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Committee determines that the Award should not so qualify. No action shall be taken under this Section 8 which shall cause an Award to fail to comply with section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9. Amendment or Termination of the Plan

a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in subsection (b) below):

i) no amendment may be made that would:

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan;

(C) increase the limits imposed in Section 5 on the maximum number of Shares which may be issued or transferred under the Plan or increase the individual Key Employee award limit set forth in Section 5;

(D) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; or

(E) reprice or regrant through cancellation, or modify (except in connection with a change in the Company’s capitalization) any Award, if the effect would be to reduce the exercise price for the shares underlying such Award; provided, however, with the approval of the Company’s stockholders, the Committee may (i) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares.

ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such suspension, termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

b) Manner of Stockholder Approval. The approval of stockholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10. Miscellaneous

10.1. Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2. Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3. Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4. Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5. Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6. Tax Withholding

a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the

Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to the Withholding Requirements, prior to the delivery of any Shares.

b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by having the Company withhold Shares otherwise issuable under an Award (or by surrendering Shares to the Company); provided, however, that the number of Shares withheld shall have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory Withholding Requirements for the applicable jurisdiction. In addition, the Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award; provided, however, that the Company may limit the number of Shares used for this purpose to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their fair market value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). Notwithstanding the foregoing, in no event shall any Participant be permitted to elect such accelerated payment to the extent that it would result in a violation of Treasury Regulation § 1.409A-3(j) (including, without limitation, Treasury Regulation § 1.409A-3(j)(4)(i)). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7. Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf). Notwithstanding the foregoing, any transfer of an Award otherwise permitted by this Section 10.7 shall be made only to a “family member” of the Participant within the meaning of the instructions to Form S-8 Registration Statement under the Securities Act (a “Permitted Transferee”). Notwithstanding the foregoing, in no event may an Award be transferable for consideration absent stockholder approval. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an ISO (unless such ISO is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (a) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (b) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (c) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Committee, including without limitation, documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (iii) evidence the transfer. In addition, and further notwithstanding the foregoing hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer ISOs to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held in the trust.

10.8. Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9. Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder (without reducing the share limit in the first sentence of Section 5) in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

10.10. Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11. Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.

10.12. Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

10.14. Clawback, Repayment or Recapture Policy. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Awards granted under the Plan on or after January 1, 2013, and any related payments made under the Plan after such date, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.

APPENDIX C

Reconciliations of Non-GAAP Financial Measures

Reconciliations of GAAP Net Income to EBITDA and Adjusted EBITDA

($ in thousands)	2015	2016
GAAP net income	$6,851	$74,564
Non-GAAP adjustments
Depreciation expense	27,018	31,163
Intangible asset amortization expense	32,235	41,502
Other (income) expense, net	(4,588)	(845)
Interest (income) expense, net	23,504	25,779
Income tax (benefit) expense	53,820	15,842
Subtotal of non-GAAP adjustments	131,989	113,441

EBITDA	$138,840	$188,005
Global ERP implementation charges	16,375	15,585
Structural optimization charges	17,130	7,794
Certain employee severance charges	2,642	1,446
Acquisition-related charges	16,814	18,898
Post-spin SeaSpine separation-related charges	3,801	—
Total of non-GAAP adjustments	188,751	157,164

Adjusted EBITDA	$195,602	$231,728

C - 1

Printed with Inks containing Soy and/or Vegetable oils

0 ⬛

PROXY CARD

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

311 ENTERPRISE DRIVE

PLAINSBORO, NEW JERSEY 08536

PROXY - Annual Meeting of Stockholders - Tuesday, May 23, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter J. Arduini and Glenn G. Coleman as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 31, 2017 at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2017 or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2, 3, 4, AND 5; FOR “1 YEAR” ON PROPOSAL 6; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

May 23, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.integralife.com/financials.cfm

Your vote is very important to us.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛ 00033333333333334000 6	052317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED,

“FOR” PROPOSALS 2, 3, 4 AND 5, AND “1 YEAR” ON PROPOSAL 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.		1.	The Election of Directors:
					FOR	AGAINST	ABSTAIN
			Peter J. Arduini		☐	☐	☐
			Keith Bradley		☐	☐	☐
			Stuart M. Essig		☐	☐	☐
			Barbara B. Hill		☐	☐	☐
			Lloyd W. Howell, Jr.		☐	☐	☐
			Donald E. Morel, Jr.		☐	☐	☐
			Raymond G. Murphy		☐	☐	☐
			Christian S. Schade		☐	☐	☐
			James M. Sullivan		☐	☐	☐
		2.	The Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017;		☐	☐	☐
		3.	The proposal to approve the Company’s 2018 Performance Incentive Compensation Plan.		☐	☐	☐
		4.	The proposal to approve the Fourth Amended and Restated 2003 Equity Incentive Plan.		☐	☐	☐
		5.	A non-binding resolution to approve the compensation of our named executive officers.		☐	☐	☐
		6.	A non-binding proposal on the frequency of the advisory vote on the compensation of our named executive officers.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛